Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

HH&L ACQUISITION CO.,

DIAMOND MERGER SUB INC.,

and

DIACARTA, LTD.

dated as of October 14, 2022

Page

Article I CERTAIN DEFINITIONS		3

1.1.	Definitions	3
1.2.	Construction	19
1.3.	Knowledge	19

Article II THE SPAC DOMESTICATION; THE COMPANY DOMESTICATION; THE MERGER; CLOSING		20

2.1.	The SPAC Domestication	20
2.2.	The Company Domestication	20
2.3.	The Merger; Effective Time	21
2.4.	Effects of the Merger	21
2.5.	Closing	22
2.6.	Closing Deliverables	22
2.7.	Governing Documents	24
2.8.	Directors and Officers of the Surviving Company	24
2.9.	No Further Ownership Rights in Company Capital Stock	24
2.10.	Tax Free Reorganization Matters	24

Article III EFFECTS OF THE MERGER		25

3.1.	SPAC Unit Separation	25
3.2.	Effect of the Merger on Capital Stock	25
3.3.	Exchange Procedures	25
3.4.	Treatment of Domesticated Company Options and Domesticated Company Warrants	27
3.5.	Withholding	28
3.6.	Dissenting Right.	28
3.7.	Consideration Spreadsheet	29
3.8.	Adjustment	30
3.9.	No Fractional Shares	30
3.10.	Lost or Destroyed Certificates	30
3.11.	Taking of Necessary Action; Further Action	30

Article IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		30

4.1.	Company Organization	30
4.2.	Subsidiaries	31
4.3.	Due Authorization	31
4.4.	No Conflict	32
4.5.	Governmental Authorities; Approvals	32
4.6.	Capitalization of the Company	32
4.7.	Capitalization of Subsidiaries	34
4.8.	Financial Statements	34
4.9.	Undisclosed Liabilities	35
4.10.	Litigation and Proceedings	35
4.11.	Legal Compliance	35
4.12.	Contracts; No Defaults	36
4.13.	Company Benefit Plans	38

-i-

TABLE OF CONTENTS CONTINUED

4.14.	Labor Relations; Employees	40
4.15.	Taxes	42
4.16.	Brokers’ Fees	44
4.17.	Insurance	44
4.18.	Permits	44
4.19.	Equipment and Other Tangible Property	44
4.20.	Real Property	45
4.21.	Intellectual Property	46
4.22.	Privacy and Cybersecurity	47
4.23.	Environmental Matters	48
4.24.	Absence of Changes	49
4.25.	Information Supplied	49
4.26.	Top Customers and Top Vendors	49
4.27.	Absence of Certain Business Practices and Anti-corruption Compliance	49
4.28.	Government Contracts; Government Grants	50
4.29.	Financial Assistance	51
4.30.	Company Related Parties	51
4.31.	No Additional Representation or Warranties	51

Article V REPRESENTATIONS AND WARRANTIES OF SPAC AND MERGER SUB		52

5.1.	Company Organization	52
5.2.	Due Authorization	53
5.3.	No Conflict	53
5.4.	Litigation and Proceedings	54
5.5.	SEC Filings	54
5.6.	Internal Controls; Listing; Financial Statements	54
5.7.	Governmental Authorities; Approvals	55
5.8.	Trust Account	56
5.9.	Investment Company Act; JOBS Act	56
5.10.	Absence of Changes	56
5.11.	No Undisclosed Liabilities	56
5.12.	Capitalization of SPAC	57
5.13.	Taxes	58
5.14.	Brokers’ Fees	59
5.15.	Business Activities	60
5.16.	NYSE Stock Market Quotation	60
5.17.	Registration Statement and Proxy Statement/Prospectus	61
5.18.	Information Supplied	61
5.19.	Issuance of Shares	61
5.20.	Anti-Money Laundering Laws	61
5.21.	Affiliate Transactions	61
5.22.	Litigation	62
5.23.	No Additional Representation or Warranties	62

Article VI COVENANTS		62

6.1.	Company Conduct of Business	62
6.2.	SPAC Conduct of Business	65
6.3.	Access	66

-ii-

TABLE OF CONTENTS CONTINUED

6.4.	Preparation and Delivery of Additional Company Financial Statements	67
6.5.	Exclusivity	67
6.6.	No Solicitation by SPAC	68
6.7.	Preparation of Proxy Statement/Prospectus; Shareholders’ Meeting and Approvals	68
6.8.	Support of Transaction	71
6.9.	Regulatory Approvals; Other Filings	72
6.10.	Financing	73
6.11.	Employee Matters	73
6.12.	Post-Closing Directors and Officers of the Company	73
6.13.	Indemnification and Insurance	74
6.14.	Section 16 Matters	75
6.15.	Trust Account Proceeds and Related Available Equity	75
6.16.	NYSE Listing	75
6.17.	SPAC Public Filings	76
6.18.	Transaction Financing	76
6.19.	Tax Matters	76
6.20.	No Trading	76
6.21.	Notices of Certain Events	76
6.22.	Extension of Time to Consummate a Business Combination	77
6.23.	Compliance with SPAC Agreements	78
6.24.	“Blank-Check Company”	78
6.25.	Merger Sub	78

Article VII CONDITIONS TO OBLIGATIONS		78

7.1.	Conditions to Obligations of SPAC, Merger Sub, and the Company	78
7.2.	Conditions to Obligations of SPAC and Merger Sub	79
7.3.	Conditions to the Obligations of the Company	80

Article VIII TERMINATION/EFFECTIVENESS		80

8.1.	Termination	80
8.2.	Effect of Termination	81

Article IX MISCELLANEOUS		82

9.1.	Trust Account Waiver	82
9.2.	Waiver	82
9.3.	Notices	82
9.4.	Assignment	83
9.5.	Rights of Third Parties	83
9.6.	Expenses	84
9.7.	Governing Law; Jurisdiction; Remedies	84
9.8.	Waiver of Jury Trial	85
9.9.	Company and SPAC Disclosure Letters	85
9.10.	Entire Agreement	85
9.11.	Amendments	86
9.12.	Publicity	86
9.13.	Severability	86
9.14.	Headings; Counterparts	86
9.15.	Enforcement	87
9.16.	Non-Recourse	87
9.17.	Non-Survival	88
9.18.	Arm’s Length Bargaining; No Presumption Against Drafter	88
9.19.	Further Assurances	88
9.20.	Legal Representation	88

-iii-

TABLE OF CONTENTS CONTINUED

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Form of Domesticated SPAC Certificate of Incorporation
Exhibit D	Form of Bylaws of SPAC upon SPAC Domestication
Exhibit E	Form of New Equity Incentive Plan
Exhibit F	Form of Company Holders Support Agreement
Exhibit G	Form of SPAC Holders Support Agreement
Exhibit H	Form of Sponsor Shares Forfeiture Agreement

-iv-

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of October 14, 2022 (as amended, restated, modified or supplemented in accordance with its terms, this “Agreement”), is made and entered into by and among HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Effective Time) (“SPAC”), Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SPAC (“Merger Sub”), and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (which shall migrate to and domesticate as a Delaware corporation prior to the Effective Time) (the “Company”).

Recitals

WHEREAS, SPAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, prior to the Effective Time (as defined below) and subject to the conditions of this Agreement, SPAC shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and Section 206 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), and upon such continuation be registered as a Delaware corporation and deregistered in the Cayman Islands (the “SPAC Domestication”);

WHEREAS, concurrently with the SPAC Domestication, SPAC shall file a certificate of incorporation with the Secretary of State of Delaware (the “Domesticated SPAC Certificate of Incorporation”) and adopt bylaws (in substantially the forms attached as Exhibit C and Exhibit D hereto, respectively);

WHEREAS, prior to the Effective Time and subject to the conditions of this Agreement, the Company shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and Section 206 of the Cayman Companies Act (the “Company Domestication”);

WHEREAS, concurrently with the Company Domestication, the Company shall file a certificate of incorporation with the Secretary of State of Delaware (the “Company Certificate of Incorporation”) and adopt bylaws;

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, following the SPAC Domestication and the Company Domestication (i) Merger Sub will merge with and into Domesticated Company, the separate corporate existence of Merger Sub will cease and Domesticated Company will be the Surviving Company and a wholly owned subsidiary of Domesticated SPAC (the “Merger”) and (ii) Domesticated SPAC will change its name to “DiaCarta, Inc.”;

WHEREAS, for U.S. federal income Tax purposes, the parties intend that (a) the SPAC Domestication qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (as defined below), and the Treasury Regulations (as defined below) promulgated thereunder; (b) the Company Domestication qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder; (c) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (as defined below), and the Treasury Regulations promulgated thereunder; and (d) this Agreement is and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) (the “Intended Tax Treatment”);

WHEREAS, the Company Board (as defined below) has approved and declared advisable this Agreement and the documents contemplated hereby, determined that the Company Domestication, the Merger and the other transactions contemplated by this Agreement and the documents contemplated hereby are fair to, and in the best interests of, the Company and the Company Shareholders and recommended the approval and adoption of this Agreement and the documents contemplated hereby by the Company Shareholders;

WHEREAS, as a condition and inducement to SPAC’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain Company Shareholders (as defined below) are entering into and delivering a Support Agreement, substantially in the form attached hereto as Exhibit F (the “Company Holders Support Agreement”), pursuant to which each such Company Shareholder has agreed to vote in favor of this Agreement, the Company Domestication, the Merger and the other transactions contemplated hereby and to grant certain waivers and consents in connection herewith and therewith pursuant to the Company’s Governing Documents;

WHEREAS, the SPAC Board (as defined below) has unanimously approved and declared advisable this Agreement and the documents contemplated hereby, declared that, the SPAC Domestication, the Merger and the other transactions contemplated by this Agreement and the other documents contemplated hereby are fair to, and in the best interests of, SPAC and its shareholders and recommended the approval and adoption of this Agreement, the documents contemplated hereby and the SPAC Transaction Proposals (as defined below) by its shareholders;

WHEREAS, the board of directors of Merger Sub has unanimously approved and declared advisable this Agreement and the documents contemplated hereby, declared that, the Merger and the other transactions contemplated by this Agreement and the documents contemplated hereby are fair to, and in the best interests of, Merger Sub and its sole stockholder and recommended the approval and adoption of this Agreement and the documents contemplated hereby by its sole stockholder;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor (as defined below) and certain other SPAC Shareholders (as defined below) are entering into and delivering a Support Agreement, substantially in the form attached hereto as Exhibit G (the “SPAC Holders Support Agreement”), pursuant to which each such SPAC Shareholder has agreed not to transfer or redeem any SPAC Shares (as defined below) held by such SPAC Shareholder, and to vote in favor of this Agreement, the SPAC Domestication, the Merger and the other transactions contemplated hereby at the SPAC Shareholder’s Meeting and to subject certain Domesticated Company Common Stock to be issued to the Sponsor pursuant to the Merger to vesting criteria, in each case, subject to the terms and conditions set forth therein;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor (as defined below) is entering into and delivering a Sponsor Shares Forfeiture Agreement, substantially in the form attached hereto as Exhibit H (the “Sponsor Shares Forfeiture Agreement”), pursuant to which the Sponsor has agreed to subject certain of its founder SPAC Shares to forfeiture criteria, subject to the terms and conditions set forth therein;

WHEREAS, at the Closing (as defined below), Domesticated Company shall enter into an Registration Rights Agreement (the “Registration Rights Agreement”) with Domesticated SPAC, the Sponsor, certain SPAC Shareholders, and certain Company Shareholders, substantially in the form attached hereto as Exhibit A, which shall be effective as of the Closing; and

WHEREAS, at the Closing, Domesticated Company, Domesticated SPAC, certain holders of Domesticated Company Common Stock and Sponsor shall enter into a Lock-Up Agreement (the “Lock-Up Agreement”) substantially in the form attached hereto as Exhibit B, which shall be effective as of the Closing.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, Merger Sub and the Company agree as follows:

Article I
CERTAIN DEFINITIONS

1.1.             Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Proposal” means, as to any Person, other than the Transactions and other than the acquisition or disposition of equipment or other tangible personal property in the ordinary course of business, any offer or proposal relating to: (a) any acquisition or purchase, direct or indirect, of (i) 10% or more of the consolidated assets of such Person and its Subsidiaries or (ii) 10% or more of any class of equity or voting securities of (x) such Person or (y) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 10% or more of the consolidated assets of such Person and its Subsidiaries; (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person beneficially owning 10% or more of any class of equity or voting securities of (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 10% or more of the consolidated assets of such Person and its Subsidiaries; or (c) a merger, consolidation, share exchange, business combination, share offering (including any public offering), sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving (i) such Person or (ii) one or more Subsidiaries of such Person holding assets constituting, individually or in the aggregate, 10% or more of the consolidated assets of such Person and its Subsidiaries, in each case of sub-clause (c), pursuant to which any Person acquires 10% or more of any class of equity or voting securities of such Person or of such Subsidiaries.

“Action” means any charge, claim, action, complaint, petition, prosecution, audit, investigation, appeal, suit, litigation, injunction, writ, order, arbitration or other similar proceeding initiated or conducted by or before any Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that, notwithstanding anything to the contrary herein.

“Affiliate Agreements” has the meaning specified in Section 4.12(a)(vi).

“Aggregate Fully Diluted Company Common Stock” means, without duplication, the aggregate number of shares of Domesticated Company Common Stock that are (i) issued and outstanding immediately prior to the Effective Time, and (ii) issuable upon, or subject to, the exercise of Domesticated Company Options or Domesticated Company Warrants (whether or not then vested or exercisable), in each case, that are outstanding immediately prior to the Effective Time.

“Aggregate Merger Consideration” means a number of the shares of Domesticated SPAC Common Stock equal to the quotient obtained by dividing the Base Purchase Price by US$10.00.

“Agreement” has the meaning specified in the Preamble hereto.

“Agreement End Date” has the meaning specified in Section 8.1(b).

“Ancillary Agreements” has the meaning specified in Section 9.10.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Laws” means any federal or state or foreign law, regulation or decree designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or harm to competition through merger or acquisition.

“Audited Financial Statements” has the meaning specified in Section 4.8(a)(i).

“Base Purchase Price” means US$460,000,000.

“Bid” has the meaning specified in Section 4.28(a).

“Business Combination” has the meaning specified in Article 1.1 of the SPAC Articles.

“Business Combination Proposal” means any offer, inquiry, proposal or indication of interest (whether written or oral, binding or non-binding, and other than an offer, inquiry, proposal or indication of interest with respect to the Transactions), relating to a Business Combination.

“Business Day” means a day on which commercial banks are open for business in New York, U.S., the Cayman Islands and Hong Kong, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled).

“CAA” means the Consolidated Appropriations Act, 2021.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act and any similar or successor legislation, including any presidential memoranda or executive orders, relating to the COVID-19 pandemic, as well as any applicable guidance issued thereunder or relating thereto.

“Cayman Companies Act” has the meaning specified in the Recitals hereto.

“Cayman Registrar” has the meaning specified in Section 2.1(a).

“Closing” has the meaning specified in Section 2.5(a).

“Closing Company Audited Financial Statements” has the meaning specified in Section 6.4.

“Closing Date” has the meaning specified in Section 2.5(a).

“Closing Statements” has the meaning specified in Section 2.6(d).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the Preamble hereto.

“Company Benefit Plan” has the meaning specified in Section 4.13(a).

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning specified in Section 6.7(c)(i).

“Company Certificate of Domestication” has the meaning specified in Section 2.2(a).

“Company Certificate of Incorporation” has the meaning specified in the Recitals hereto.

“Company Closing Certificate” has the meaning specified in Section 2.6(c).

“Company Disclosure Letter” has the meaning specified in the introduction to Article IV.

“Company Domestication” has the meaning specified in the Recitals hereto.

“Company Fundamental Representations” means the representations and warranties made pursuant to the first and second sentences of Section 4.1 (Company Organization), Section 4.2 (Subsidiaries), Section 4.3 (Due Authorization), Section 4.4 (No Conflict), Section 4.5 (Governmental Authorities; Approvals), Section 4.6 (Capitalization of the Company), Section 4.7 (Capitalization of Subsidiaries) and Section 4.16 (Brokers’ Fees).

“Company Holders Support Agreement” has the meaning specified in the Recitals hereto.

“Company Incentive Plan” means, collectively, (i) the 2021 Share Incentive Plan, as amended from time to time in connection with the Company Domestication and (ii) the Non-qualified Stock Option Award Agreement.

“Company Intellectual Property” has the meaning specified in Section 4.21(a).

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or condition of the Company and its Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of the Company to consummate the Merger; provided, however, that solely in the case of the foregoing clause (i), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or accounting rules (including GAAP) or any interpretation thereof following the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally; (c) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including COVID-19); (d) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (e) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, or employees of the Company and its Subsidiaries; (f) any failure by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions (provided, however, that this clause (f) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (g) the taking of any action by the Company that is expressly required by this Agreement; or (h) any action taken by, or at the written request of, SPAC or Merger Sub; provided, further, that any Event referred to in clauses (a), (b), (c) or (d) above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations.

“Company Note and Warrant Purchase Agreement” means the Note and Warrant Purchase Agreement, dated as of July 7, 2020, by and between the Company and Ultragenyx Pharmaceutical Inc.

“Company Option” means an option to purchase Company Ordinary Shares granted, and that remain outstanding, under the Company Incentive Plan.

“Company Ordinary Shares” has the meaning specified in Section 4.6(a).

“Company Preference Shares” means the Company Series A Preference Shares and Company Series B Preference Shares, with par value of US$0.001 per share, of the Company.

“Company Registered Intellectual Property” has the meaning specified in Section 4.21(a).

“Company Series A Preference Shares” has the meaning specified in Section 4.6(a).

“Company Series B Preference Shares” has the meaning specified in Section 4.6(a).

“Company Share Certificate” has the meaning specified in Section 2.2(c).

“Company Shareholder” means, at any given time, a holder of Company Shares issued and outstanding immediately prior to the Effective Time.

“Company Shareholder Approval” means the vote of holders of Company Shares required to approve the Company Transaction Proposals, as determined in accordance with applicable Law and the Company’s Governing Documents and set forth in Section 6.7(c) of the Company Disclosure Letter.

“Company Shares” means (a) prior to the Company Domestication, the Company Ordinary Shares and the Company Preference Shares, collectively; and (b) from and after the Company Domestication, Domesticated Company Common Stock.

“Company Transaction Expenses” means the out-of-pocket fees, costs, expenses, commissions or other amounts, incurred, paid or otherwise payable by the Company or any of its Subsidiaries (whether or not billed or accrued for) to the extent resulting from or in connection with the negotiation, documentation, preparation, execution or performance of this Agreement, the consummation of the Transactions and/or the process by which the Company solicited, discussed and negotiated strategic alternatives, including all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers provided, however, that Company Transaction Expenses shall not include Transfer Taxes.

“Company Transaction Proposals” means (i) the adoption of this Agreement and the Ancillary Agreements, and approval of the Transactions, including the authorization of the Merger, (ii) the approval of the Company Domestication (including the conversion of the Company Preference Shares into shares of Domesticated Company Common Stock in the Company Domestication), (iii) the approval of the remuneration policy with effect as of the Closing, (iv) the appointment of the Company’s auditors, and (v) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions.

“Company Warrants” means the outstanding warrant of the Company to purchase the Company Series B Preference Shares issued by the Company pursuant to the Company Note and Warrant Purchase Agreement.

“Consideration Spreadsheet” has the meaning specified in Section 3.7(a).

“Constituent Companies” has the meaning specified in Section 2.3(a).

“Contracting Parties” has the meaning specified in Section 9.16.

“Contracts” means any contract, agreement, instrument, option, lease, license, sales and purchase order, warranty, note, bond, mortgage, indenture, obligation, commitment, binding application, arrangement or understanding, whether written or oral, express or implied, in each case as amended and supplemented from time to time.

“Converted Warrant” has the meaning specified in Section 3.4(b).

“Copyleft License” means any license that requires or purports to require, as a condition of use, the modification and/or distribution, conveyance or availability of software subject to such license, that such software subject to such license, or other software incorporated into, derived from, or used, embedded, combined or distributed with such software subject to such license (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form), (ii) be licensed for the purpose of preparing derivative works, (iii) be licensed under terms that allow the Company’s or any Subsidiary of the Company’s products, services or portions thereof or interfaces therefor to be reverse-engineered, reverse-assembled or disassembled (other than by operation of Law), or (iv) be licensed in a redistributable manner at no license fee. By way of example and not limitation, Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the GNU Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“COVID-19” means SARS CoV-2 or COVID-19, and any evolutions thereof.

“D&O Tail” has the meaning specified in Section 6.13(b).

“Data Room” has the meaning specified in Section 1.2(a).

“DGCL” has the meaning specified in the Recitals hereto.

“Disclosure Letter” means, as applicable, either the Company Disclosure Letter or the SPAC Disclosure Letter or, if the context so requires, both the Company Disclosure Letter and the SPAC Disclosure Letter.

“Dissenting Shares” has the meaning specified in Section 3.6(a).

“Dollars” or “US$” means lawful money of the United States.

“Domesticated Company” means the Company as it continues in existing after the Company Domestication.

“Domesticated Company Common Stock” has the meaning specified in Section 2.2(b).

“Domesticated Company Option” has the meaning specified in Section 2.2(b) hereto.

“Domesticated Company Stock Certificates” has the meaning specified in Section 2.2(c).

“Domesticated Company Warrant” has the meaning specified in the Section 2.2(b).

“Domesticated SPAC” means SPAC as it continues in existence after the SPAC Domestication.

“Domesticated SPAC Board” means the board of directors of Domesticated SPAC.

“Domesticated SPAC Certificate of Incorporation” has the meaning specified in the Recitals hereto.

“Domesticated SPAC Common Stock” has the meaning specified in Section 2.1(b).

“Domesticated SPAC Option” has the meaning specified in Section 3.4(a).

“Domesticated SPAC Unit” has the meaning specified in Section 2.1(b).

“Domesticated SPAC Warrant” has the meaning specified in Section 2.1(b).

“Domestication” means, collectively, SPAC Domestication and Company Domestication.

“Effective Time” has the meaning specified in Section 2.3(a).

“Environmental Laws” means any and all Laws (including common law) or other legally enforceable requirement regulating, relating to or imposing liability or standards of conduct concerning protection of the environment (including flora, fauna and their habitat), natural resources or human health, including employee health and safety or prevention and control of pollution (including the use, storage, emission, disposal or release of, or exposure to, Hazardous Materials).

“ERISA” has the meaning specified in Section 4.13(a).

“ERISA Affiliate” means any Affiliate or business, whether or not incorporated, that together with the Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Exchange Agent” has the meaning specified in Section 3.3(a).

“Exchange Agent Agreement” has the meaning specified in Section 3.3(a).

“Exchange Ratio” means the quotient obtained by dividing (a) the number of shares constituting the Aggregate Merger Consideration, by (b) the number of shares constituting Aggregate Fully Diluted Company Common Stock.

“Export Approvals” has the meaning specified in Section 4.11(b).

“Extension Proposal” has the meaning specified in Section 6.22(a).

“Extension Proxy Statement” has the meaning specified in Section 6.22(a).

“Financial Assistance” has the meaning specified in Section 4.29.

“Financial Statements” has the meaning specified in Section 4.8(a)(ii).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of an exempted company incorporated in the Cayman Islands are its certificate of incorporation, memorandum and articles of association, shareholders agreement or similar organizational documents, in each case, as amended or restated; the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of registration; the “Governing Documents” of a limited liability company incorporated in the Cayman Islands are its limited liability company agreement and certificate of incorporation; and the “Governing Documents” of a PRC company are its business license and articles of association.

“Government Contract” has the meaning specified in Section 4.28(a).

“Governmental Approval” has the meaning specified in Section 4.5.

“Governmental Authority” means any federal, state, provincial, municipal, local, foreign, multinational, supra-national, government or governmental authority or regulatory body thereof, or political subdivision thereof, or any commission, department, board, bureau, agency, instrumentality or authority thereof, any court, tribunal, arbitrator, arbitration panel, mediator or similar judicial body of competent jurisdiction, or any self-regulatory organization, or other non-governmental regulatory authority or quasi-governmental authority exercising executive, legislative, judicial, regulatory or administrative functions (to the extent that the rules, regulations or orders of such organization or authority have the force of Law).

“Governmental Grant” means any grant, incentive, subsidy, award, loan, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority of any Governmental Authority in the PRC or any other Governmental Authority.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, assessment or award (including any arbitration award), in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, and (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (i) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (ii) the principal and interest components of capitalized lease obligations under GAAP, (iii) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (iv) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (v) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (vi) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” whether or not contingent and regardless of when due, calculated as the maximum amount payable under or pursuant to such obligation, (vii) accrued severance obligations arising with respect to the termination of employment or service of any current or former employee or individual service provider, or otherwise in connection with a reduction in force, in each case, together with the employer’s portion of all payroll, employment and similar Taxes in connection with such amounts (determined without regard to any ability of the Company or its Subsidiaries to defer such Taxes under the CARES Act), (viii) breakage costs, prepayment or early termination premiums, penalties, or other fees or out-of-pocket expenses actually paid by such Person as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (i) through (vii), and (ix) all Indebtedness of another Person referred to in clauses (i) through (viii) above guaranteed directly or indirectly, jointly or severally.

“Independent Director” has the meaning specified in Section 6.12(a).

“Intellectual Property” means any and all worldwide rights, title and interests in or to intellectual or industrial property, including the following: (i) registered and unregistered patents, patent applications, invention disclosures and all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof; (ii) registered and unregistered or common law trademarks, logos, service marks, trade dress and trade names, slogans and other source identifiers, pending applications therefor, rights of publicity, social and mobile media identifiers and internet domain names, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software, database and other works of authorship; and (iv) trade secrets, know-how, methods, processes, data, specifications, formulae, algorithms, and other confidential information or proprietary rights.

“Intended Tax Treatment” has the meaning specified in the Recitals.

“Interim Financial Statements” has the meaning specified in Section 4.8(a)(ii).

“Interim Period” has the meaning specified in Section 6.1.

“International Trade Laws” means all Laws relating to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, know-how, services, goods, and technology, or economic sanctions or anti-boycotts, including, but not limited to, the Import and Export Order (Control of Dual Use Goods, Services and Technology Exports): 2006, Export Administration Regulations administered by the United States Department of Commerce, the International Traffic in Arms Regulations administered by the United States Department of State, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury, and other Laws adopted by Governmental Authorities of other countries relating to the same subject matter as the Laws described above.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service.

“IT Systems” means all hardware, software, databases, code, systems, networks, websites, applications, circuits, routers and all other computer and information technology assets used in the conduct of the business of the Company and its Subsidiaries.

“JOBS Act” has the meaning specified in Section 5.6(a).

“Law” means any statute, law, ordinance, rule, regulation, directive or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied (except for Owned Land) by the Company or any of its Subsidiaries.

“Letter of Transmittal” has the meaning specified in Section 3.3(c).

“Lien” means all liens (statutory or other), mortgages, deeds of trust, pledges, hypothecations, assignment, deposit arrangement, encumbrances, charges, security interests, options, restrictions, claims, encumbrances, easements, servitudes, preemptive rights, rights of first offer or refusal, transfer restrictions or other similar liens or encumbrances or any preferences, priorities or other agreements or preferential arrangements of any kind, whether consensual, statutory or otherwise.

“Lock-Up Agreement” has the meaning specified in the Recitals hereto.

“Loeb” has the meaning specified in Section 9.20(b).

“Loeb Privileged Communications” has the meaning specified in Section 9.20(b).

“Merger” has the meaning specified in the Recitals hereto.

“Merger Certificate” has the meaning specified in Section 2.3(a).

“Merger Sub” has the meaning specified in the Preamble hereto.

“Multiemployer Plan” has the meaning specified in Section 4.13(c).

“New Equity Incentive Plan” means a new equity incentive plan to be adopted in connection with the transactions contemplated hereunder for the purpose of granting or issuing equity incentive compensation to employees and other service providers of the Company and its Subsidiaries.

“Non-qualified Stock Option Award Agreement” means a non-qualified stock option award to purchase 40,000 shares of Company Ordinary Shares outside of the Company Incentive Plan as set forth in Section 4.13(a) of the Company Disclosure Letter.

“Non-U.S. Plan” means any Company Benefit Plan maintained, sponsored or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has or may have any liabilities outside of the United States primarily for the benefit of employees, consultants or individual independent contractors primarily working or engaged in a jurisdiction other than the United States, other than any agreement, arrangement, plan, policy or program maintained by or required to be maintained by a Governmental Authority.

“Nondisclosure Agreement” has the meaning specified in Section 9.10.

“Nonparty Affiliates” has the meaning specified in Section 9.16.

“NYSE” has the meaning specified in Section 5.6(c).

“Offer Documents” has the meaning specified in Section 6.7(a)(i).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License. “Open Source Licenses” shall include Copyleft Licenses.

“Open Source Materials” means any software subject to an Open Source License.

“Option” means an option to purchase Company Ordinary Shares granted under the Company Incentive Plan or otherwise granted to an employee, director, independent contractor or other service provider of the Company or any of its Subsidiaries outside of the Company Incentive Plan.

“Owned Land” has the meaning specified in Section 4.20(b).

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” means an amount equal to the product obtained by multiplying (i) the Exchange Ratio by (ii) US$10.00.

“Permits” means, for a Person, any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority required under applicable Law.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through (if then appropriate) appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with GAAP, (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not materially impair the value or materially interfere with the present use of the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under the Real Property Lease, and (C) any Liens encumbering the Owned Land of which the Leased Real Property is a party, (v) zoning, building, entitlement and other land use and Environmental Laws promulgated by any Governmental Authority that do not materially interfere with the current use of, or materially impair the value of, the Leased Real Property, (vi) licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Real Property Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries and (x) all other Liens that do not, individually or in the aggregate, materially impair the use, occupancy or value of the applicable assets of the Company and its Subsidiaries.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint share company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means information that: (i) alone or in combination with other information, relates to, could reasonably be linked with, identifies or is reasonably capable of allowing the identification of or contact with an particular person or household or device; (ii) is defined as “personal data,” “personal information,” “personally identifiable information,” “personal health information” or “PII” or any similar term by Law; or (iii) is otherwise regulated by applicable Laws that cover personal information, personal data, personal health data, financial information, device and transaction identifiers, or similar terms.

“Personal Information Laws and Policies” has the meaning specified in Section 4.22(a).

“PRC” means People’s Republic of China but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Privacy Policies” has the meaning specified in Section 4.22(a).

“Proxy Statement/Prospectus” has the meaning specified in Section 6.7(a)(i).

“Real Property Leases” has the meaning specified in Section 4.20(a)(iii).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by SPAC under the Securities Act with respect to the Registration Statement Securities.

“Registration Statement Securities” has the meaning specified in Section 6.7(a)(i).

“Regulatory Approvals” has the meaning specified in Section 6.9(a).

“Representatives” of a Person means, collectively, officers, directors, employees, members, partners, attorneys, accountants, consultants, agents, financial advisors, financing sources and potential co-investors of such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any country-wide or territory-wide Sanctions Laws (including, at the time of this Agreement, the Crimea region, Cuba, Iran, Lebanon, North Korea, Syria, the so-called Donetsk People’s Republic (as defined and construed in the applicable Sanctions Laws), the so-called Luhansk People’s Republic (as defined and construed in the applicable Sanctions Laws) and Russia).

“Sanctioned Person” means any Person that is the target of Sanctions Laws, including (i) any Person identified in any sanctions-related list of designated Persons maintained by: (a) the United States Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (b) His Majesty’s Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; (d) the European Union; or (e) any other applicable sanctions authority; (ii) any Person located, organized, or resident in, organized in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii), either individually or in the aggregate.

“Sanctions Laws” means any trade, economic and/or financial sanctions Laws, list-based measures, embargoes or restrictions administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury’s Office of Foreign Assets Control, the United States Department of Commerce or the United States Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) His Majesty’s Treasury of the United Kingdom, (v) the PRC or (vi) any other applicable sanctions authority.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Securities” has the meaning specified in Section 4.6(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Seller Group” has the meaning specified in Section 9.20(b).

“SPAC” (i) for all periods prior to the effective time of the SPAC Domestication, has the meaning specified in the Preamble hereto, and (ii) for periods following the effective time of the SPAC Domestication, shall mean Domesticated SPAC.

“SPAC Articles” means the Second Amended and Restated Memorandum and Articles of Association of SPAC, adopted pursuant to a special resolution passed on February 4, 2021.

“SPAC Board” means the board of directors of SPAC.

“SPAC Certificate of Domestication” has the meaning specified in Section 2.1(a).

“SPAC Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0001 per share, of SPAC.

“SPAC Class B Ordinary Shares” means the Class B ordinary shares, par value US$0.0001 per share, of SPAC.

“SPAC Closing Statement” has the meaning specified in Section 2.6(d).

“SPAC Disclosure Letter” has the meaning specified in the introduction to Article V.

“SPAC Domestication” has the meaning specified in the Recitals hereto.

“SPAC Financial Statements” means all of the financial statements, together with the applicable auditor’s reports thereon, of SPAC included in the SPAC SEC Filings and any amendments to such financial statements.

“SPAC Holders Support Agreement” has the meaning specified in the Recitals hereto.

“SPAC Indemnified Parties” has the meaning specified in Section 6.13(a).

“SPAC Material Adverse Effect” means any Event that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or condition of SPAC or Merger Sub, or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent SPAC or Merger Sub to consummate the Merger by the Agreement End Date; provided, however, that solely in the case of the foregoing clause (i), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or accounting rules (including GAAP) or any interpretation thereof following the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally; (c) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including COVID-19); (d) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (e) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, or employees of the Company and its Subsidiaries; (f) the taking of any action by the Company that is expressly required by this Agreement; or (g) any action taken by, or at the written request of the Company; provided, further, that any Event referred to in clauses (a), (b), (c) or (d) above may be taken into account in determining if a SPAC Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations.

“SPAC Ordinary Shares” means the SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares.

“SPAC Private Placement Warrant” means a warrant to purchase one (1)  SPAC Class A Ordinary Share at an exercise price of eleven Dollars fifty cents (US$11.50) issued to the Sponsor.

“SPAC Public Warrant” means a warrant to purchase one (1) SPAC Class A Ordinary Share at an exercise price of eleven Dollars fifty cents (US$11.50) that was included in the units sold as part of SPAC’s initial public offering.

“SPAC SEC Filings” has the meaning specified in Section 5.5.

“SPAC Securities” has the meaning specified in Section 5.12(a).

“SPAC Shareholder Approval” means (i) the approval of the SPAC Transaction Proposals by a special resolution (as defined in Section 60 of the Cayman Companies Act, being a resolution approved by an affirmative vote of the holders of at least a two-thirds majority of the issued and outstanding SPAC Ordinary Shares entitled to vote thereupon (as determined in accordance with the SPAC Articles)) at a SPAC Shareholders’ Meeting duly called by the SPAC Board and held for such purpose, (ii) the approval of the Business Combination by an Ordinary Resolution (as defined in the SPAC Articles) at the SPAC Shareholders’ Meeting, and (iii) the approval of the conversion of the SPAC Class B Ordinary Shares into SPAC Class A Ordinary Shares immediately prior to the effective time of the SPAC Domestication as provided in Section 2.1(b) below (the “SPAC Class B Conversion”) by either the consent in writing of the holders of not less than two-thirds of the issued and outstanding SPAC Class B Ordinary Shares or by a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of SPAC Class B Ordinary Shares, in accordance with the SPAC Articles and applicable Law.

“SPAC Shareholder Redemption” means the election of an eligible (as determined in accordance with the SPAC Articles and the final IPO prospectus of SPAC, dated February 5, 2021 (the “Prospectus”)) holder of SPAC Class A Ordinary Shares to redeem all or a portion of the SPAC Class A Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with the SPAC Articles and the Prospectus) in connection with the shareholder vote on the SPAC Transaction Proposals.

“SPAC Shareholder Redemption Amount” means the aggregate amount payable with respect to all SPAC Shareholder Redemptions.

“SPAC Shareholders” means, at any time given time, the holders of SPAC Shares.

“SPAC Shareholders’ Meeting” has the meaning specified in Section 6.7(b)(i).

“SPAC Shares” means (a) prior to the SPAC Domestication, the SPAC Class A Ordinary Shares and the SPAC Class B Ordinary Shares; and (b) from and after the SPAC Domestication, Domesticated SPAC Common Stock.

“SPAC Transaction Expenses” means the out-of-pocket fees, costs, expenses, finder’s fees, commissions or other amounts incurred, paid or otherwise payable by or on behalf of SPAC or SPAC’s Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation, preparation, execution or performance of this Agreement or otherwise in connection with the Transactions (including any equity investment or financing contemplated by Section 6.18 herein) or any other Business Combination prior to the date hereof, including fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, legal, accounting, tax, public relations and investor relations advisors, the Trustee and transfer or exchange agent, as applicable, and limited and customary other professional fees (including proxy solicitors, financial printers, consultants and administrative service providers).

“SPAC Transaction Proposals” means (i) the SPAC Domestication, (ii) the SPAC Class B Conversion, (iii) the change of Domesticated SPAC’s name to “DiaCarta, Inc.”, (iv) the amendment and restatement of SPAC’s Governing Documents, by the deletion of the SPAC Articles in their entirety and the substitution in their place of the Domesticated SPAC Certificate of Incorporation and the bylaws in the forms attached as Exhibit C and Exhibit D to this Agreement (as may be subsequently amended by mutual written agreement of the Company and SPAC at any time before the effectiveness of the Registration Statement) in connection with the SPAC Domestication, including any separate or unbundled advisory proposals as are required to implement the foregoing, (v) the adoption and approval of this Agreement and the Ancillary Agreements and the transactions contemplated hereby or thereby, including the Merger and the Business Combination, in accordance with SPAC’s Governing Documents, the DGCL and other applicable Law and the rules and regulations of the SEC and NYSE, (vi) the issuance of shares of Domesticated SPAC Common Stock in connection with the SPAC Domestication, any equity investment or financing contemplated by Section 6.18 herein and the Merger and with the transactions contemplated by this Agreement or requirements of the NYSE, (vii) the election of the directors of Domesticated SPAC, (viii) the adoption by SPAC of New Equity Incentive Plan, in the form attached as Exhibit E to this Agreement (as may be subsequently amended by mutual written agreement of the Company and SPAC at any time before the effectiveness of the Registration Statement), (ix) any other proposals as the SEC or NYSE (or respective staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (x) any other proposals as mutually agreed by SPAC and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (xi) the adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

“SPAC Units” means equity securities of SPAC consisting of one (1) SPAC Class A Ordinary Share and one-half of one (1/2) SPAC Public Warrant.

“SPAC Warrants” means the SPAC Public Warrants and the SPAC Private Placement Warrants.

“Specified Business Conduct Laws” means: (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and other applicable Law relating to bribery or corruption; (b) all applicable Sanctions Laws; (c) all applicable Law relating to the import, export, re-export, transfer of information, data, goods, software, and technology, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State; and (d) the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other applicable Law relating to money laundering (collectively, the “Money Laundering Laws”).

“Sponsor” means HH&L Investment Co., a Cayman Islands exempted company.

“Subscription Agreements” means any subscription agreements pursuant to which any equity investment or financing contemplated by Section 6.18 herein will be consummated.

“Subsidiary” means, with respect to any Person (for purposes of this definition, the “Controlling Company”), any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company and/or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member.

“Surviving Company” has the meaning specified in Section 2.3(b).

“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital share, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, assessments, sales, use, transfer, registration, governmental charges, duties, levies and any other charge of any kind in the nature of (or similar to) taxes whatsoever, in each case including any estimated taxes, interest, surcharge, penalty, or addition thereto.

“Title IV Plan” has the meaning specified in Section 4.13(c).

“Top Customers” has the meaning specified in Section 4.26(a).

“Top Vendors” has the meaning specified in Section 4.26(a).

“Transactions” means, collectively, the Merger and each of the other transactions contemplated by this Agreement or any of the other Ancillary Agreements.

“Transfer Taxes” means any and all transfer, documentary, sales, use, real property, stamp, excise, recording, registration, value added and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Trust Account” has the meaning specified in Section 9.1.

“Trust Agreement” has the meaning specified in Section 5.8.

“Trustee” has the meaning specified in Section 5.8.

“Unit Separation” has the meaning specified in Section 3.1.

“Unpaid Company Expenses” has the meaning specified in Section 2.6(c).

“Unpaid SPAC Expenses” has the meaning specified in Section 2.6(d).

“Unpaid Transaction Expenses” has the meaning specified in Section 2.6(d).

“W&C” has the meaning specified in Section 9.20(a).

“W&C Privileged Communications” has the meaning specified in Section 9.20(a).

“W&C Waiving Parties” has the meaning specified in Section 9.20(a).

“W&C WP Group” has the meaning specified in Section 9.20(a).

“Warrant Agreement” means the Warrant Agreement, dated as of February 5, 2021, between SPAC and Continental Stock Transfer & Trust Company.

“Working Capital Loans” means any loan made to SPAC by any of the Sponsor, an Affiliate of the Sponsor or any of SPAC’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with a Business Combination.

1.2.             Construction.

(a)                Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; (vii) the use of “Affiliates” and “Subsidiaries” shall be deemed to be followed by the words “as such entities exist as of the relevant date of determination”; (viii) the phrase “made available” or “delivered” by the Company to SPAC and/or Merger Sub, when used in reference to a document, shall mean that the document was made available for viewing in the “DiaCarta” electronic data room (the “Data Room”) hosted by ShareVault at least two (2) Business Days prior to the date of this Agreement; and (ix) the terms “ordinary course” or “ordinary course of business” shall mean “ordinary course of business consistent with past practice.”

(b)                Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c)                Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d)                All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e)                When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

1.3.             Knowledge. As used herein, (i) the phrase “to the knowledge” of the Company shall mean the actual knowledge, and the knowledge that each such individual would have reasonably obtained after making reasonable inquiry with respect to the particular matter in question, of the individuals identified on Section 1.3 of the Company Disclosure Letter and (ii) the phrase “to the knowledge” of SPAC shall mean the knowledge, and the knowledge that each such individual would have reasonably obtained after making reasonable inquiry with respect to the particular matter in question, of the individuals identified on Section 1.3 of the SPAC Disclosure Letter, as such individuals would have acquired after making reasonable inquiry with respect to the particular matter in question.

Article II
THE SPAC DOMESTICATION; THE COMPANY DOMESTICATION; THE MERGER; CLOSING

2.1.             The SPAC Domestication.

(a)                Subject to receipt of the SPAC Shareholder Approval, prior to the Effective Time, SPAC shall cause the SPAC Domestication to become effective, including by (A) filing with the Secretary of State of Delaware a certificate of domestication with respect to the SPAC Domestication, in form and substance reasonably acceptable to SPAC and the Company (the “SPAC Certificate of Domestication”), together with the Domesticated SPAC Certificate of Incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL, (B) completing and making and procuring all those filings required to be made with the Registrar of Companies in the Cayman Islands under the Cayman Companies Act (the “Cayman Registrar”) in connection with the SPAC Domestication, and (C) obtaining a certificate of de-registration from the Cayman Registrar.

(b)                In accordance with applicable Law, the SPAC Certificate of Domestication shall provide that at the effective time of the SPAC Domestication, by virtue of the SPAC Domestication, and without any further action on the part of any SPAC Shareholder: (i) the SPAC Class B Conversion shall become effective by virtue of and in accordance with the terms of the SPAC Shareholder Approval, such that each SPAC Class B Ordinary Share which is issued and outstanding immediately prior to the SPAC Domestication, shall convert automatically into one SPAC Class A Ordinary Share (subject to adjustment of the conversion ratio as provided by the terms of the SPAC Articles, as applicable); (ii) each issued and outstanding SPAC Class A Ordinary Share (following, and including those SPAC Class A Ordinary Shares resulting from, the SPAC Class B Conversion) will be converted, on a one-for-one basis, into a share of common stock par value US$0.0001, per share of Domesticated SPAC (“Domesticated SPAC Common Stock”); (iii) each then issued and outstanding SPAC Warrant will be converted into a warrant to acquire one share of Domesticated SPAC Common Stock (a “Domesticated SPAC Warrant”), pursuant to the Warrant Agreement; and (iv) each then issued and outstanding SPAC Unit be converted into a unit of Domesticated SPAC (a “Domesticated SPAC Unit”), with each Domesticated SPAC Unit representing one share of Domesticated SPAC Common Stock and one-half of one Domesticated SPAC Warrant.

2.2.             The Company Domestication.

(a)                Subject to receipt of the Company Shareholder Approval, prior to the Effective Time, the Company shall cause the Company Domestication to become effective, including by (i) filing with the Secretary of State of Delaware a certificate of domestication with respect to the Company Domestication, in form and substance reasonably acceptable to SPAC and the Company (the “Company Certificate of Domestication”), together with the Company Certificate of Incorporation, in each case, in accordance with the provisions thereof and Section 388 of the DGCL, (ii) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Company Domestication, and (iii) obtaining a certificate of de-registration from the Cayman Registrar.

(b)                In accordance with applicable Law, the Company Certificate of Domestication shall provide that at the effective time of the Company Domestication, by virtue of the Company Domestication, and without any action on the part of any Company Shareholder, (i) each then issued and outstanding Company Ordinary Share will be converted, on a one-for-one basis, into a share of common stock par value US$0.0001, per share of Domesticated Company (“Domesticated Company Common Stock”); (ii) each then issued and outstanding Company Series A Preference Share will be converted, on a one-for-one basis, into a share of Domesticated Company Common Stock; (iii) each then issued and outstanding Company Series B Preference Share will be converted, on a one-for-one basis, into a share of Domesticated Company Common Stock; (iv) each then issued and outstanding Company Warrant will be converted into a warrant to acquire, on a one-for-one basis and subject to substantially the same terms and conditions as were applicable under such Company Warrant immediately before the Company Domestication (including expiration date and exercise provisions), shares of Domesticated Company Common Stock (a “Domesticated Company Warrant”); and (v) each Company Option will be converted into an option to acquire, on a one-for-one basis and subject to substantially the same terms and conditions as were applicable under such Company Option immediately before the Company Domestication (including expiration date and exercise provisions), shares of Domesticated Company Common Stock (each, a “Domesticated Company Option”).

(c)                All of the Company Ordinary Shares and the Company Preference Shares converted into shares of Domesticated Company Common Stock pursuant to Section 2.2(b) shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the effective time of the Company Domestication, and each certificate (each, a “Company Share Certificate,”) previously representing any such shares shall thereafter represent, without the requirement of any exchange thereof, that number of shares of Domesticated Company Common Stock into which such shares of Company Ordinary Shares or Company Preference Shares represented by such Company Share Certificate have been converted pursuant to Section 2.2(b) (such certificates following the effective time of the Company Domestication, the “Domesticated Company Stock Certificates”).

2.3.             The Merger; Effective Time.

(a)                Upon the terms and subject to the conditions set forth in this Agreement, and following the Domestication, Domesticated SPAC, Merger Sub and Domesticated Company shall cause Merger Sub to be merged with and into Domesticated Company (Merger Sub and Domesticated Company sometimes being referred to herein as the “Constituent Companies”), with Domesticated Company being the Surviving Company in the Merger. The Merger shall be consummated in accordance with this Agreement and shall be evidenced by a certificate of merger with respect to the Merger (as so filed, the “Merger Certificate”), executed by the Constituent Companies in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time when the Merger Certificate has been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be agreed by Domesticated SPAC and Domesticated Company in writing and specified in the Merger Certificate (the “Effective Time”).

(b)                Upon consummation of the Merger, pursuant to which Merger Sub shall be merged with and into Domesticated Company, following which the separate corporate existence of Merger Sub shall cease and Domesticated Company shall continue as the surviving company of the Merger (the “Surviving Company”) and as a direct, wholly owned subsidiary of Domesticated SPAC.

2.4.             Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. At and after the Effective Time, the Surviving Company shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, of a public as well as a private nature, of the Constituent Companies, and shall become subject to all the restrictions, disabilities and duties of each of the Constituent Companies; and all rights, privileges, powers and franchises of each Constituent Company, and all property, real, personal and mixed, and all debts due to each such Constituent Company, on whatever account, shall become vested in the Surviving Company; and all property, rights, privileges, powers and franchises, and all and every other interest shall become thereafter the property of the Surviving Company as they are of the Constituent Companies; and the title to any real property vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in either of such Constituent Companies shall not revert or become in any way impaired by reason of the Merger; but all Liens upon any property of a Constituent Company shall thereafter attach to the Surviving Company and shall be enforceable against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; all of the foregoing in accordance with the applicable provisions of the DGCL.

2.5.             Closing.

(a)                In accordance with the terms and subject to the conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place by conference call and by exchange of signature pages by email or other electronic transmission at a time and date to be specified in writing by the Company and SPAC, which shall be no later than two (2) Business Days after the first date on which all conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or such other time and place as SPAC and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

(b)                Subject to the satisfaction or waiver of all of the conditions set forth in Article VII of this Agreement and the other provisions of this Agreement, at the Closing, SPAC, Merger Sub, and the Company shall cause the Merger Certificate to be executed and duly submitted for filing with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL.

(c)                For the avoidance of doubt, the Closing and the Effective Time shall occur after the completion of the Domestication.

2.6.             Closing Deliverables.

(a)                At the Closing, the Company will deliver or cause to be delivered:

(i)                 to SPAC, a certificate signed by an executive officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 7.2 have been fulfilled;

(ii)               to SPAC, the Registration Rights Agreement, duly executed by each Company Shareholder set forth in Schedule I hereto;

(iii)             to SPAC, the Lock-Up Agreement, duly executed by each Company Shareholder set forth in Schedule II hereto;

(iv)              to SPAC, a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); and

(v)                to SPAC, a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of (A) the Company Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware; (B) the Company’s bylaws; (C) copies of resolutions duly adopted by the Company Board authorizing this Agreement, the Ancillary Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Transaction Proposals; and (D) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(b)                At the Closing, SPAC will deliver or cause to be delivered:

(i)                 to the Exchange Agent, the Aggregate Merger Consideration payable to the Company Shareholders in accordance with the Consideration Spreadsheet and the other provisions of this Agreement for further distribution to the Company Shareholders pursuant to Section 3.3 and the Exchange Agent Agreement;

(ii)               to the Company, a certificate signed by an executive officer of SPAC, dated the Closing Date, certifying that, the conditions specified in Section 7.3 have been fulfilled;

(iii)             to the Company, the Registration Rights Agreement, duly executed by duly authorized representatives of SPAC and the Sponsor;

(iv)              to the Company, the Lock-Up Agreement, duly executed by duly authorized representatives of SPAC and the Sponsor;

(v)                to the Company, the written resignations of all of the directors and officers of SPAC (other than those Persons identified as initial directors of the SPAC after the Effective Time, in accordance with the provisions of Section 6.12), effective as of the Effective Time; and

(vi)              to the Company, a certificate, dated as of the Closing Date, signed by the Secretary of SPAC attaching true, correct and complete copies of (A) the amended and restated certificate of incorporation of Domesticated SPAC, certified as of a recent date by the Secretary of State of the State of Delaware; (B) bylaws of Domesticated SPAC, (C) copies of resolutions duly adopted by the SPAC Board authorizing this Agreement, the Ancillary Agreements to which SPAC is a party and the transactions contemplated hereby and thereby and the SPAC Transaction Proposals; and (D) a certificate of good standing of Domesticated SPAC, certified as of a recent date by the Secretary of State of the State of Delaware.

(c)                No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall deliver to SPAC a certificate duly executed by an authorized officer of the Company (the “Company Closing Certificate”) setting forth a statement of the aggregate accrued and unpaid Company Transaction Expenses as of immediately prior to the Effective Time (the “Unpaid Company Expenses”), which shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing and, if reasonably required by the Trustee, the certified Taxpayer Identification Numbers, of each payee.

(d)                No sooner than five (5) or later than (2) Business Days prior to the Closing Date, SPAC shall deliver to the Company a certificate duly executed by an authorized officer of SPAC (the “SPAC Closing Statement” and, together with the Company Closing Certificate, the “Closing Statements”), setting forth the aggregate accrued and unpaid SPAC Transaction Expenses as of immediately prior to the Effective Time (the “Unpaid SPAC Expenses” and, together with the Unpaid Company Expenses, the “Unpaid Transaction Expenses”), which shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing and, if reasonably required by the Trustee, the certified Taxpayer Identification Numbers, of each payee. On the Closing Date, concurrently with the Effective Time, all Unpaid Transaction Expenses shall be paid in full, and in furtherance of the foregoing, the parties agree that SPAC shall use its reasonable best efforts to cause the Trustee to pay by wire transfer of immediately available funds from the Trust Account, the Unpaid Transaction Expenses set forth on the Closing Statements pursuant to Section 6.15. The good faith estimate of anticipated Unpaid SPAC Expenses are set forth in Section 2.6(d) of the SPAC Disclosure Letter.

2.7.             Governing Documents.

(a)                The Company Certificate of Incorporation as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated in its entirety as set forth in the exhibit to the Merger Certificate, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Company until duly amended in accordance with the terms thereof and the DGCL.

(b)                The bylaws of the Company as in effect immediately prior to the Effective Time shall be amended at the Effective Time to read in its entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Company shall be “DiaCarta Holdings, Inc.,” until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Company and applicable Law.

2.8.             Directors and Officers of the Surviving Company.

(a)                At the Effective Time, the officers of the Company as of immediately prior to the Effective Time, shall become the initial officers of the Surviving Company and shall hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

(b)                At the Effective Time, the initial directors of the Surviving Company shall consist of the same persons serving on Domesticated SPAC Board in accordance with Section 6.12, and such directors shall hold office until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company’s certificate of incorporation, bylaws and other applicable Governing Documents.

2.9.             No Further Ownership Rights in Company Capital Stock. The Aggregate Merger Consideration paid or payable in respect of Company Shares shall be deemed, when paid in full, to have been paid in full satisfaction of all rights pertaining to such Company Shares and from and after the Effective Time, there shall be no further registration of transfers of Company Shares on the stock transfer books of the Surviving Company. If, after the Effective Time, Domesticated Company Stock Certificates formerly representing Company Shares are presented to the Surviving Company, subject to the terms and conditions set forth herein, they shall be cancelled and exchanged for the portion of the Aggregate Merger Consideration as provided for, and in accordance with the procedures set forth, in Article III.

2.10.          Tax Free Reorganization Matters. The parties intend that, for United States federal income tax purposes, (a) the SPAC Domestication qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder; (b) the Company Domestication qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder; (c) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations to which each of SPAC, Merger Sub and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations and (d) this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a). None of the parties knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations. The Merger shall be reported by the parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The parties hereto shall cooperate with each other and their respective counsel to document and support the Tax treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and the Intended Tax Treatment, including providing customary representation letters.

Article III
EFFECTS OF THE MERGER

3.1.             SPAC Unit Separation. On the Closing Date, immediately prior to the Effective Time, each issued and outstanding Domesticated SPAC Unit immediately prior to the Effective Time shall be automatically separated (the “Unit Separation”) and the holder thereof shall be deemed to hold one (1) share of Domesticated SPAC Common Stock and one-half (1/2) of one (1) Domesticated SPAC Warrant; provided, that no fractional Domesticated SPAC Warrants will be issued in connection with the Unit Separation such that if a holder of Domesticated SPAC Units would be entitled to receive a fractional Domesticated SPAC Warrant upon the Unit Separation, the number of Domesticated SPAC Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Domesticated SPAC Warrants.

3.2.             Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of SPAC, Merger Sub, the Company or the holders of any shares of capital stock of any of them:

(a)                Cancellation of Certain Company Shares. Each Company Share, if any, that is owned or held immediately prior to the Effective Time by SPAC or Merger Sub (or any other Subsidiary of SPAC) or the Domesticated Company (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)                Conversion of Shares of Domesticated Company Common Stock. Each share of Domesticated Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares of Domesticated Company Common Stock cancelled pursuant to Section 3.2(a) and any Dissenting Shares) shall be converted into the right to receive a number of shares of Domesticated SPAC Common Stock equal to the Exchange Ratio. At the Effective Time, all shares of Domesticated Company Common Stock converted into the right to receive a portion of the Aggregate Merger Consideration pursuant to this Section 3.2(b) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Domesticated Company Stock Certificate, which immediately prior to the Effective Time represented any such shares of Domesticated Company Common Stock, shall cease to have any rights with respect thereto, except the right to receive a portion of the Aggregate Merger Consideration pursuant to this Section 3.2(b), without interest, in each case to be issued or paid in consideration therefor upon surrender of such Domesticated Company Stock Certificate in accordance with Section 3.3.

(c)                Conversion of Merger Sub Capital Stock. Each share of common stock, par value US$0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and nonassessable share of common stock of the Surviving Company.

3.3.             Exchange Procedures.

(a)                Prior to the Effective Time, SPAC shall appoint the Trustee or any other Person reasonably acceptable to the Company and SPAC authorized to act as exchange agent in connection with delivering the Aggregate Merger Consideration (provided, that the Trustee shall be deemed to be reasonably acceptable to the Company) (the “Exchange Agent”) pursuant to an exchange agent agreement reasonably acceptable to the Company and SPAC (the “Exchange Agent Agreement”).

(b)                On the Closing Date, Domesticated SPAC shall (i) deposit, or cause to be deposited, with the Exchange Agent for the benefit of the Company Shareholders, for exchange in accordance with this Article III, the Aggregate Merger Consideration, and (ii) direct the Exchange Agent to, at the Effective Time, take all such actions as may be necessary to exchange the shares of Domesticated Company Common Stock for the Domesticated SPAC Common Stock pursuant to the Exchange Agent Agreement and perform the Exchange Agent’s other obligations thereunder. SPAC shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Aggregate Merger Consideration in accordance with the Consideration Spreadsheet and the other applicable provisions contained in this Agreement.

(c)                As promptly as reasonably practicable after the Effective Time, and in any event within two (2) Business Days following the Effective Time, Domesticated SPAC shall cause the Exchange Agent to send, to each holder of record of a Domesticated Company Stock Certificate whose shares of Domesticated Company Common Stock were converted into the right to receive a portion of the Aggregate Merger Consideration pursuant to Section 3.2(b), (i) a letter of transmittal (which shall specify that the delivery shall be effected, and the risk of loss and title shall pass, only upon proper transfer of each share of Domesticated Company Common Stock to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as SPAC may reasonably specify and which are reasonably acceptable to the Company) (each, a “Letter of Transmittal”), and (ii) instructions for use in effecting the surrender of the Domesticated Company Stock Certificates in exchange for the applicable portion of the Aggregate Merger Consideration.

(d)                Domesticated SPAC shall cause the Exchange Agent to deliver to each holder of record of one or more Domesticated Company Stock Certificates whose shares of Domesticated Company Common Stock were converted into the right to receive a portion of the Aggregate Merger Consideration pursuant to Section 3.2(b) such (i) holder’s applicable portion of the Aggregate Merger Consideration in accordance with the Consideration Spreadsheet and the other applicable provisions contained in this Agreement, and (ii) cash in lieu of fractional share of Domesticated SPAC Common Stock payable pursuant to Section 3.9, promptly following surrender to the Exchange Agent of such Domesticated Company Stock Certificate or Domesticated Company Stock Certificates, together with a duly completed and validly executed Letter of Transmittal and such other documents as may reasonably be requested by the Exchange Agent, and the Domesticated Company Stock Certificates so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3(d), each Domesticated Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable portion of the Aggregate Merger Consideration in accordance with the Consideration Spreadsheet and the other applicable provisions contained in this Agreement. No interest shall be paid or accrued on any payment to holders of Domesticated Company Stock Certificates pursuant to the provisions of this Article III.

(e)                Promptly following the date that is one (1) year after the Effective Time, Domesticated SPAC shall instruct the Exchange Agent to deliver to Domesticated SPAC all documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, any portion of the Aggregate Merger Consideration that remains undistributed to the holders of Domesticated Company Stock Certificates shall be delivered to Domesticated SPAC, and any holders of the Domesticated Company Stock Certificates who have not theretofore complied with this Article III shall, subject to any abandoned property, escheat or similar Law, thereafter look only to Domesticated SPAC for, and Domesticated SPAC shall remain liable for, payment of their claim for their respective portion of the Aggregate Merger Consideration in accordance with this Article III. None of SPAC, the Company, the Surviving Company or the Exchange Agent shall be liable to any Person in respect of any of the Aggregate Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any Domesticated Company Stock Certificates shall not have been surrendered immediately prior to four (4) years after the Effective Time (or immediately prior to such earlier date on which any amounts of the Aggregate Merger Consideration would otherwise escheat to or become the property of any Governmental Authority) any such amounts shall, to the extent permitted by applicable Law, become the property of Domesticated SPAC, free and clear of all claims or interest of any Person previously entitled thereto.

3.4.             Treatment of Domesticated Company Options and Domesticated Company Warrants.

(a)                Treatment of Domesticated Company Options.

(i)                 Prior to the Closing, the Company Board (or, if appropriate, any committee thereof administering the Company Incentive Plan) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Domesticated Company Options (whether vested or unvested) as necessary (1) to provide that, at the Effective Time, each Domesticated Company Option shall be converted into an option to purchase, upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Effective Time, including with respect to vesting and termination-related provisions, the number of shares of Domesticated SPAC Common Stock, (rounded up to the nearest whole share), determined by multiplying (A) the number of shares of Domesticated Company Common Stock subject to such Domesticated Company Option as of immediately prior to the Effective Time by (B) the Exchange Ratio, at an exercise price per share of Domesticated SPAC Common Stock (rounded down to the nearest whole cent) equal to (1) the exercise price per share of Domesticated Company Common Stock of such Domesticated Company Option in effect immediately prior to the Effective Time, divided by (2) the Exchange Ratio (each, a “Domesticated SPAC Option”), and (2) to ensure that no Domesticated SPAC Option may be exercised prior to the effective date of an applicable Form S-8 (or other applicable form, including Form S-1 or Form S-3) of Domesticated SPAC; provided, however, that the conversion of Domesticated Company Options will be made in a manner consistent with Treasury Regulation Section 1.424-1, to the extent applicable, such that such conversion will not constitute a “modification” of such Domesticated Company Options for purposes of Section 409A or Section 424 of the Code.

(ii)               The Company shall take all necessary actions to effect the treatment of Domesticated Company Options pursuant to Section 3.4(a) in accordance with the terms of such options and shall take all other necessary actions, effective as of immediately prior to the Closing, in order to provide that no new Domesticated Company Option will be granted under the Company Incentive Plan.

(iii)             At the Effective Time, Domesticated SPAC shall assume all obligations of the Domesticated Company under the Company Incentive Plan, each outstanding Domesticated SPAC Option and the agreements evidencing the grants thereof. As soon as practicable after the Effective Time, SPAC shall deliver to the holders of Domesticated SPAC Options appropriate notices setting forth such holders’ rights, and the agreements evidencing the grants of such Domesticated SPAC Options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by this Section 3.4(a) after giving effect to the Merger).

(b)                Treatment of Company Warrants. Prior to the Closing, the Company Board shall adopt such resolutions or take such other actions as may be required to adjust the terms of all Domesticated Company Warrants as necessary to provide that, at the Effective Time, each Domesticated Company Warrant issued and outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase, subject to substantially the same terms and conditions as were applicable under such Company Warrant, the number of shares of Domesticated SPAC Common Stock (rounded up to the nearest whole share), determined by multiplying (A) the number of shares of Domesticated Company Common Stock subject to such Domesticated Company Warrant immediately prior to the Effective Time, by (B) the Exchange Ratio, at an exercise price per share of Domesticated SPAC Common Stock (rounded down to the nearest whole cent) equal to (1) the exercise price per share of Domesticated Company Common Stock of such Domesticated Company Warrant divided by (2) the Exchange Ratio (a “Converted Warrant”). At the Effective Time, SPAC shall assume all obligations of the Domesticated Company with respect to any Converted Warrants.

3.5.             Withholding. Notwithstanding any other provision to this Agreement, SPAC, the Company and the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement any such Taxes as may be required to be deducted and withheld from such amounts under the Code or any other applicable Law (as reasonably determined by SPAC, the Company, or the Exchange Agent, respectively). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made and paid to the applicable Governmental Authority. Notwithstanding the foregoing, SPAC, the Company and the Exchange Agent, as applicable, provide notice of any withholding that either intends to make (or cause to be made) in connection with consideration payable or otherwise deliverable pursuant to this Agreement (other than any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes) at least five (5) days prior to the date of the relevant payment and shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings.

3.6.             Dissenting Right.

(a)                Notwithstanding any provision of this Agreement to the contrary, including Section 3.2, Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares cancelled in accordance with Section 3.2(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights of such Company Shares in accordance with Section 262 of the DGCL (such Company Shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive a portion of the Aggregate Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the portion of the Aggregate Merger Consideration to which such holder is entitled pursuant to the applicable subsections of Section 3.2 without interest thereon, upon surrender of the Domesticated Company Stock Certificate or Domesticated Company Stock Certificates representing such Dissenting Shares in accordance with Section 3.3.

(b)                The Company shall provide SPAC prompt written notice of any demands received by the Company for appraisal of shares of Domesticated Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and SPAC shall have the opportunity to participate in all negotiations and proceedings with respect to such demands.

3.7.             Consideration Spreadsheet.

(a)                At least five (5) Business Days prior to the Closing, the Company shall deliver to SPAC a spreadsheet (the “Consideration Spreadsheet”), prepared by the Company in good faith and detailing the following, in each case, as of immediately prior to the Effective Time:

(i)                 the name and address of record of each Company Shareholder and the number of shares of Domesticated Company Common Stock held by it;

(ii)               the name and address of record of each holder of Domesticated Company Warrants and the number of shares of Domesticated Company Common Stock subject to each Company Warrant held by it;

(iii)             the names of record of each holder of Domesticated Company Options, and the exercise price, number of shares of Domesticated Company Common Stock subject to each Domesticated Company Options held by it (including, in the case of unvested Domesticated Company Options, the vesting schedule, vesting commencement date, date fully vested);

(iv)              the number of Aggregate Fully Diluted Company Common Stock;

(v)                detailed calculations of each of the following (in each case, determined without regard to withholding):

(A)	The Aggregate Merger Consideration;

(B)	the Per Share Merger Consideration;

(C)	the Exchange Ratio;

(D)	for each Domesticated Company Option, the exercise price therefor and the number of shares of Domesticated SPAC Common Stock subject to such Domesticated Company Option; and

(E)	for each Domesticated Company Warrant, the exercise price therefor and the number of shares of Domesticated SPAC Common Stock subject to such Domesticated Company Warrant.

The draft Consideration Spreadsheet (containing only certain of the information required by this Section 3.7(a)) are set forth in Section 3.7(a) of the Company Disclosure Letter.

(b)                The contents of the Consideration Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by SPAC, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. The parties agree that SPAC shall be entitled to rely on the Consideration Spreadsheet in making payments under Article III.

3.8.             Adjustment. The shares comprising the Aggregate Merger Consideration and Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of Domesticated SPAC Common Stock occurring prior to the date of issuance of the shares comprising the Aggregate Merger Consideration.

3.9.             No Fractional Shares. No fractional shares of Domesticated SPAC Common Stock, or certificates or scrip representing fractional shares of Domesticated SPAC Common Stock, will be issued upon the conversion of the Company Shares pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Domesticated SPAC. Any holder of a share of Domesticated Company Common Stock who would otherwise be entitled to receive a fraction of a share of a Domesticated SPAC Common Stock (after aggregating all fractional shares of Domesticated SPAC Common Stock issuable to such holder) shall, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by US$10.00.

3.10.          Lost or Destroyed Certificates. If any Domesticated Company Stock Certificate, shall have been lost, stolen or destroyed, then upon the making of a customary affidavit of that fact by the Person claiming such Domesticated Company Stock Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Domesticated SPAC, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Domesticated Company Stock Certificate, the portion of the Aggregate Merger Consideration to be paid in respect of the Company Shares formerly represented by such Domesticated Company Stock Certificate as contemplated under this Article III.

3.11.          Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub, the officers and directors or members, as applicable (or their designees) of the Surviving Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered to SPAC by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 9.9, qualifies the correspondingly numbered and lettered representations in this Article IV), the Company represents and warrants to SPAC and Merger Sub that each of the following representations and warranties are true, correct and complete as of the date of this Agreement (except for representations and warranties that are made as of a specific date, which are made only as of such date):

4.1.             Company Organization. The Company is an exempted company that has been duly incorporated, formed or organized, is validly existing and in good standing under the Laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. True, correct and complete copies of the Governing Documents of the Company have been previously made available by or on behalf of the Company, to SPAC and such Governing Documents are in full force and effect as of the date hereof. The Company is not in breach or violation of any of the provisions contained in its Governing Documents. The Company has timely filed all requisite annual reports and paid all annual fees in accordance with the Cayman Companies Act. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing is not a Company Material Adverse Effect.

4.2.             Subsidiaries. A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, as applicable, is set forth in Section 4.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of each of the Company’s Subsidiaries have been previously made available to SPAC by or on behalf of the Company, such Governing Documents are in full force and effect as of the date hereof and none of the Company’s Subsidiaries is in breach or violation of any of the provisions contained in its Governing Documents. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing is not a Company Material Adverse Effect.

4.3.             Due Authorization.

(a)                Subject to the receipt of the Company Shareholder Approval, the Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and (subject to the approvals described in Section 4.5) to consummate the Transactions and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the Transactions have been duly and validly authorized and approved by the Company Board, and no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the Ancillary Agreements to which the Company is party other than the Company Shareholder Approval and the approvals described in Section 4.5. This Agreement has been, and on or prior to the Closing, the Ancillary Agreements to which the Company is a party will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, assuming the due authorization, execution and delivery by the other parties hereto, and on or prior to the Closing, the Ancillary Agreements to which the Company is a party will constitute, assuming the due authorization, execution and delivery by the other parties thereto, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)                On or prior to the date of this Agreement, the Company Board has duly adopted resolutions by the requisite vote of the Company Board (i) determining that this Agreement, the Ancillary Agreements and the Transactions (including the Merger) are advisable and fair to, and in the best interests of, the Company and the Company Shareholders and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement, the Ancillary Agreements and the Transactions (including the Merger). No other corporate action is required on the part of the Company or any of their respective shareholders to enter into this Agreement or the Ancillary Agreements to which the Company is a party or to approve the Merger other than the Company Shareholders Approvals.

4.4.             No Conflict. Subject to the receipt of the Governmental Approvals set forth in Section 4.5 and except as set forth in Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the Transactions do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under, the Governing Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under, any Law (including any Personal Information Laws and Policies), Permit or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, or result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 4.12(a) to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement or (ii) be material to the business of the Company and its Subsidiaries, taken as a whole.

4.5.             Governmental Authorities; Approvals. Assuming the truth and completeness of the representations and warranties of SPAC contained in this Agreement, except as set forth in Section 4.5 of the Company Disclosure Letter, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Approval”) is required on the part of the Company or its Subsidiaries as a result of the execution or delivery of this Agreement or the consummation of the Transactions, except for: (i) applicable requirements of any Antitrust Laws; (ii) any Governmental Approvals required on the part of the Company or its Subsidiaries, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform or comply with on a timely basis, any material obligation of the Company under this Agreement or the Ancillary Agreements, to consummate the Transactions, or to conduct the business of the Company and its Subsidiaries, as currently conducted in all material aspects; and (iii) the filing of the Merger Certificate in accordance with the DGCL in connection with the Company Domestication.

4.6.             Capitalization of the Company.

(a)                As of the date of this Agreement, the authorized share capital of the Company US$49,693.196, of which 28,489,472 ordinary shares, each with a par value of US$0.001 per share (the “Company Ordinary Shares”), are issued and outstanding and 20,000 of which are restricted shares granted under the Company Incentive Plan; and 19,727,115 Company Preference Shares, of which 7,543,978 Series A Preference Shares (the “Company Series A Preference Shares”) and 12,183,137 Series B Preference Shares (the “Company Series B Preference Shares”) are issued and outstanding and held by the Company Shareholders and in the amounts identified on Section 4.6(a) of the Company Disclosure Letter. All of the issued and outstanding Company Shares: (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of the Company and (B) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) are free and clear of any Liens other than Permitted Liens. All Company Shares are certificated.

(b)                As of the date of this Agreement, Company Options to purchase 2,569,500 Company Ordinary Shares are outstanding. The Company has provided to SPAC, prior to the date of this Agreement, a true and complete list of each current or former employee, consultant or director of the Company or any of its Subsidiaries who, as of the date of this Agreement, holds a Company Option, including: (i) the name of the holder of such Company Option; (ii) the number of Company Ordinary Shares subject thereto; (iii) the vesting schedule (including any acceleration provision); (iv) as applicable, the exercise price thereof; (v) the expiration dates; (vi) the status of the Company Option as an “incentive share option” as defined in Section 422 of the Code, a non-qualified share option or otherwise.

(c)                The Company has delivered to SPAC true and complete copies of each Company Incentive Plan and form of agreement evidencing each Company Option, and has also delivered any other stock option agreements to the extent there are material variations from the form of agreement, specifically identifying the Person(s) to whom such variant forms apply. Each Option (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Company Incentive Plans pursuant to which it was issued, (ii) has an exercise price per Company Ordinary Share equal to or greater than the fair market value of a Company Ordinary Share at the close of business on the date of such grant, (iii) has a grant date identical to the date on which the Company Board or compensation committee actually awarded such Option, and (iv) qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s Tax Returns and the Company’s Financial Statements, respectively.

(d)                Except as set forth in Section 4.2, Section 4.6(a), Section 4.6(b), Section 4.6(c) or Section 4.7(a) of the Company Disclosure Letter, there are (i) no outstanding shares of capital share or share capital of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) no outstanding securities of the Company or any of its Subsidiaries (including debt securities) convertible into or exchangeable for shares of capital share or share capital of, or other equity or voting interest in, the Company or any of its Subsidiaries, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue or register, or that restrict the transfer or voting of, any capital share or share capital of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital share or share capital of, or other equity or voting interest in, the Company or any of its Subsidiaries, (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital share or share capital of, or other equity or voting interest (including any voting debt) in, the Company or any of its Subsidiaries (the items in clauses (i), (ii), (iii) and (iv), together with the share capital of the Company, being referred to collectively as “Securities”), (v) no calls, subscriptions, preemptive rights, Contracts, agreements, arrangements, voting trusts, proxies, understandings or other commitments of any kind for the purchase or issuance of Securities, (vi) no “phantom shares” or similar obligations of the Company or any of its Subsidiaries, and (vii) no Contracts requiring the Company or any of its Subsidiaries to acquire any equity interest of any other Person.

4.7.             Capitalization of Subsidiaries.

(a)                A list of the names of the Company’s Subsidiaries, including their jurisdiction of organization and the name of any equity holder other than the Company or any Subsidiary of the Company is set forth in Section 4.7(a) of the Company Disclosure Letter. The outstanding shares of capital share or equity interests of each of the Company’s Subsidiaries: (i) have been duly authorized and validly issued, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of each such Subsidiary, and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound; and (iv) are free and clear of any Liens other than Permitted Liens.

(b)                The Company owns of record and beneficially all the issued and outstanding shares of capital share or equity interests of such Subsidiaries free and clear of any Liens other than Permitted Liens. Except as set forth in Section 4.7(b) of the Company Disclosure Letter, neither the Company nor its Subsidiaries hold any Securities of any Person.

(c)                Except as set forth on Section 4.7(c) of the Company Disclosure Letter, the equity securities of the Company that have been issued to PRC residents and subject to any of the registration or reporting requirements of the rules and regulations of the State Administration of Foreign Exchange of the PRC, have been issued and held in compliance with such reporting or registration requirements with respect to such investment in the Company.

4.8.             Financial Statements.

(a)                The Company has delivered to SPAC:

(i)                 true and complete copies of the audited consolidated balance sheets and statements of operations and comprehensive loss/income cash flows, and shareholders’ equity of the Company and its Subsidiaries as of and for the years ended December 31, 2021 and December 31, 2020, together with the auditor’s reports thereon (the “Audited Financial Statements”); and

(ii)               true and complete copies of the unaudited condensed consolidated balance sheet and statements of operations and comprehensive loss/income cash flows and shareholders’ equity of the Company and its Subsidiaries as of and for the six (6)-month period ended June 30, 2022 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).

(b)                Except as set forth in Section 4.8(b) of the Company Disclosure Letter, the Audited Financial Statements and the Interim Financial Statements, (i) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in shareholders’ equity (with respect to the Audited Financial Statements only) and their consolidated cash flows for the respective periods then ended (subject, in the case of the Interim Financial Statements to normal year-end adjustments and the absence of footnotes), (ii) were prepared in conformity with GAAP, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Interim Financial Statements, the absence of footnotes or the inclusion of limited footnotes), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its consolidated Subsidiaries, and (iv) when delivered by the Company for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 6.4, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c)                The Company and each of the Company’s Subsidiaries maintains a system of internal accounting controls sufficient in all material respects to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with GAAP. Except as set forth in Section 4.8(c) of the Company Disclosure Letter or disclosed in the Company’s audited financial statements for December 31, 2021 and December 31, 2020, the Company and its independent auditor have not identified any (x) significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (y) fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of Financial Statements or the internal accounting controls utilized by the Company, or (z) to the knowledge of the Company, written claim or allegation regarding any of the foregoing.

4.9.             Undisclosed Liabilities. Except as set forth in Section 4.9 of the Company Disclosure Letter or disclosed in the Company’s audited financial statements for December 31, 2021 and December 31, 2020, there is no other liability, debt or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due) of the type required to be set forth on a balance sheet in accordance with GAAP, except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Financial Statements in the ordinary course of business, consistent with past practice, of the Company and its Subsidiaries, (c) that will be discharged or paid off prior to or at the Closing, (d) that are executory obligations arising under Contracts to which the Company or any of its Subsidiaries is a party, or (e) that are expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby.

4.10.          Litigation and Proceedings. Except as set forth in Section 4.10 of the Company Disclosure Letter, as of the date hereof: (a) there are no initiated, pending or, to the knowledge of the Company, threatened, Actions, against the Company or any of the Company’s Subsidiaries or their respective properties or assets (including their respective Intellectual Property), or any of the directors or officers of any of the Company or any of the Company’s Subsidiaries in their capacity as such; (b) other than examinations conducted in the ordinary course of a Governmental Authority’s generally applicable supervisory jurisdiction, no investigations or audits have been initiated, are pending, or, to the knowledge of the Company, have been threatened against, the Company or any of the Company’s Subsidiaries or their respective properties or assets (including their respective Intellectual Property) by any Governmental Authority; and (c) there is no outstanding Governmental Order imposed upon the Company or any of the Company’s Subsidiaries or any of their respective material properties or material assets (including their respective Intellectual Property).

4.11.          Legal Compliance.

(a)                Each of the Company and its Subsidiaries is, and for the prior three (3) years, has been, in compliance in all material respects with all applicable Laws, including Laws related to the prevention of money laundering and economic sanctions, Personal Information Laws and Policies, Laws related to cross-border investment and foreign exchange, Laws related to cybersecurity and data privacy, and Laws with respect to the collection, processing and preservation of genetic resources in the PRC. The Company and its Subsidiaries maintain a program of policies, procedures and internal controls reasonably designed and implemented to ensure material compliance with applicable Law. For the prior three (3) years, neither the Company nor any of its Subsidiaries or any of the officers or directors thereof acting in such capacity, has received any written notice of, or been charged with, the material violation of any Laws.

(b)                The Company and its Subsidiaries (i) are, and have been for the past three (3) years, in compliance in all material respects with all Money Laundering Laws, International Trade Laws and Sanctions Laws, and (ii) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions Laws (the “Export Approvals”). Neither the Company nor its Subsidiaries are required to report the Merger to any Governmental Authority under the International Trade Laws or under any Export Approval. There are no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Actions against the Company or any of the Company’s Subsidiaries related to any Money Laundering Laws, International Trade Laws or Sanctions Laws or any Export Approvals. Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, or, to the knowledge of the Company, employees or any of the Company’s or its Subsidiaries’ respective agents, representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has during the past three (3) years, been a Sanctioned Person or (ii) has transacted business directly or knowingly indirectly with any Sanctioned Person or in any Sanctioned Country.

4.12.          Contracts; No Defaults.

(a)                Section 4.12(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xv) below to which, as of the date of this Agreement, the Company or any of the Company’s Subsidiaries is a party. True, correct and complete copies of the Contracts listed on Section 4.12(a) of the Company Disclosure Letter have previously been delivered to or made available to SPAC or its agents or representatives, together with all amendments thereto.

(i)                 Any Contract with any of the Top Customers or the Top Vendors;

(ii)               Each note, debenture, Contract or other evidence of Indebtedness of the Company or any of the Company’s Subsidiaries documented in a writing (other than intercompany Indebtedness), including any agreement or commitment for future loans, credit or financing, in each case, in excess of US$200,000;

(iii)             Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries in the last three (3) years, in each case, involving payments in excess of US$200,000 other than (A) acquisitions or dispositions of inventory in the ordinary course of business consistent with past practices and (B) Contracts in which the applicable acquisition or disposition has been consummated and there are no material liabilities of the Company or its Subsidiaries remaining or financial obligations of the Company or its Subsidiaries ongoing;

(iv)              Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property and involves aggregate payments in excess of US$100,000 in any calendar year;

(v)                Each Contract (other than Governing Documents) involving the formation of a joint venture, partnership, strategic alliance or limited liability company;

(vi)              Contracts (other than employment agreements, employee confidentiality and invention assignment agreements, equity or equity incentive documents, Governing Documents, Contracts relating to such Affiliate’s status as a Company Shareholder) between the Company and its Subsidiaries, on the one hand, and Affiliates of the Company or any of the Company’s Subsidiaries (other than the Company or any of the Company’s Subsidiaries), the officers and managers (or equivalents) of the Company or any of the Company’s Subsidiaries, the members or shareholders of the Company or any of the Company’s Subsidiaries, any employee of the Company or any of the Company’s Subsidiaries or, to the knowledge of the Company, a member of the immediate family of the foregoing Persons, on the other hand (collectively, “Affiliate Agreements”);

(vii)            Contracts with each current employee or individual consultant or other individual service provider to the Company or its Subsidiaries (A) which is not terminable for any reason or no reason upon reasonable notice without payment of any penalty, severance or other obligation (other than COBRA obligations) and (B) provide annual base compensation (excluding bonus and other benefits) in excess of US$200,000;

(viii)          Contracts with any employee or consultant of the Company or any of the Company’s Subsidiaries that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the Transactions;

(ix)              Any collective bargaining (or similar) agreement or Contract between the Company or any of the Company’s Subsidiaries, on one hand, and any labor union, works council or other body representing employees of the Company or any of the Company’s Subsidiaries, on the other hand;

(x)                Each Contract (including license agreements, coexistence agreements, and agreements with covenants not to sue) related to use of Intellectual Property by or of the Company and its Subsidiaries and material to the business of the Company and its Subsidiaries (other than nonexclusive licenses (A) to use unmodified, commercially available off-the-shelf software that does not include negotiated terms and have a replacement cost and annual license fee of less than US$300,000 per each such Contract or (B) granted to end users and service providers in the ordinary course of business, including incidental trademark licenses ancillary to marketing, printing or advertising Contracts) (C) Contracts with the Company’s employees or contractors on the Company’s standard forms, or (D) customary non-disclosure agreements entered into in the ordinary course of business consistent with past practices;

(xi)              Contracts containing covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect;

(xii)            Any Contract that (A) grants to any Person any preferred pricing, “most favored nation” or similar rights, (B) grant exclusivity to any Person in respect of any geographic location, any customer, or any product or service, (C) requires the purchase of all or a given portion of the Company’s or any of its Subsidiary’s requirements for products or services from any Person, or any other similar provision, or (D) grants to any Person price guarantees for a period greater than one (1) year from the date of this Agreement and requires aggregate future payments to the Company and its Subsidiaries in excess of US$200,000 in any calendar year;

(xiii)          Contracts granting to any Person (other than the Company or its Subsidiaries) a right of first refusal, first offer or similar right to purchase or acquire exclusive rights or ownership with respect to any service, product or Intellectual Property of the Company or any of its Subsidiaries or to purchase or acquire equity interests in the Company or any of the Company’s Subsidiaries;

(xiv)          Contracts that (A) involve any capital commitment or capital expenditure (or the equivalent in other currencies) or more, in the aggregate, or (B) require performance by the Company or its Subsidiaries more than one (1) year from the date hereof that, in each of the case of clauses (A) and (B), involve payments from or to the Company or any of its Subsidiaries of at least US$300,000 and re not terminable by the Company or any of its Subsidiaries without premium or penalty on notice of sixty (60) calendar days or less and excluding standard purchase and sale orders entered into in the ordinary course of business consistent with past practices; and

(xv)            Any outstanding written commitment to enter into any Contract of the type described in clauses (i) through (xiv) of this Section 4.12(a).

(b)                All of the Contracts listed pursuant to Section 4.12(a) in the Company Disclosure Letter are (i) in full force and effect, (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto, and (iii) except as set forth in Section 4.12(b) of the Company Disclosure Letter, none of the Top Customers or Top Vendors has, as of the date of this Agreement, notified the Company or any of its Subsidiaries in writing, or to the Company’s knowledge, verbally (i) that it will terminate, cancel, materially limit or materially alter and adversely modify any of its existing business with the Company or any of its Subsidiaries (other than due to the expiration of an existing contractual arrangement) or (ii) that it is, or to the knowledge of the Company, otherwise involved in or threatening a material dispute with the Company or its Subsidiaries or their respective businesses. Except, in each case, where the occurrence of such breach or default or failure to perform would not be material to the Company and its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 4.12(a) and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in breach of or default under any such Contract, (y)  neither the Company nor any of its Subsidiaries has received any written claim or written notice of termination or breach of or default under any such Contract, and (z)  no event has occurred which, individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

4.13.          Company Benefit Plans.

(a)                Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) (whether or not subject thereto) and any other plan, policy, program or agreement (including any insurance policy, pension arrangement, provident fund, education fund, disability insurance, any employment, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, retention, supplemental retirement, change in control or similar plan, policy, program or agreement) providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee, which are maintained, sponsored or contributed to by the Company or any of the Company’s Subsidiaries, or to which the Company or any of the Company’s Subsidiaries is a party or has or may have any liability, and in each case, whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any Governmental Authority (each, a “Company Benefit Plan”) and separately denotes with an asterisk each Non-U.S. Plan. The Company has delivered to SPAC, to the extent applicable, true, complete and correct copies of (A) each Company Benefit Plan (or, if not written a written summary of its material terms), including all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent summary plan descriptions, including any summary of material modifications (C) the three (3) most recent annual reports (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan, (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, and (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter.

(b)                Except as set forth in Section 4.13(b) of the Company Disclosure Letter: (i) to the knowledge of the Company, each Company Benefit Plan has been operated and administered in material compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Company’s Financial Statements to the extent required by GAAP; (iii) each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualification or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan; (iv) to the knowledge of the Company, there has not been any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan; and (v) neither the Company nor, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan.

(c)                No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other pension plan that is subject to Title IV of ERISA (“Title IV Plan”) and neither the Company nor any of its ERISA Affiliates has sponsored or contributed to, been required to contribute to, or had any actual or contingent liability under, a Multiemployer Plan or Title IV Plan at any time within the previous six (6) years. Neither the Company nor any of its ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied.

(d)                With respect to each Company Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened.

(e)                No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary). To the knowledge of the Company, no condition exists that would prevent the Company or any Subsidiary of the Company from amending or terminating any Company Benefit Plan providing health or medical benefits in respect of any active employee of the Company or any Subsidiary of the Company (other than in accordance with the applicable Company Benefit Plan).

(f)                 Except as set forth in Section 4.13(f) of the Company Disclosure Letter, the consummation of the Transactions will not, either alone or in combination with another event (such as termination following the consummation of the Transactions), (i) entitle any current or former employee, officer or other service provider of the Company or any Subsidiary of the Company to any severance pay or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company, except as expressly provided in this Agreement, (ii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits (including in respect of Company Options) due any such employee, officer or other individual service provider by the Company or a Subsidiary of the Company, or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan at or in connection with the consummation of the Transactions. The consummation of the Transactions will not, either alone or in combination with another event, result in any “excess parachute payment” under Section 280G of the Code to any current or former employee, officer or other individual service provider of the Company or a Subsidiary of the Company. No Company Benefit Plan provides for a Tax gross-up, make whole or similar payment with respect to the Taxes imposed under Sections 409A or 4999 of the Code or otherwise.

(g)                With respect to each Company Benefit Plan subject to the Laws of any jurisdiction outside the United States, (i) all employer contributions to each such Company Benefit Plan required by Law or by the terms of such Company Benefit Plan have been made, (ii) each such Company Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and, to the knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing, and (iii) each such Company Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws. Each Company Benefit Plan subject to the Laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan.

4.14.          Labor Relations; Employees.

(a)                In the past three (3) years, neither the Company nor any of its Subsidiaries is or has ever been a party to or bound by any collective bargaining agreement, or any similar agreement, Contract or arrangement with a labor union, trade union or other organization or body involving any of its employees or employee representatives, or is otherwise required (under any Law, under any Contract or otherwise) to provide benefits or working conditions under any of the foregoing, and no such agreement is being or has been negotiated by the Company or any of the Company’s Subsidiaries, and no labor union, works council or any other employee representative body has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company or its Subsidiaries. To the knowledge of the Company, there has been no labor organization activity involving any employees of the Company or any of its Subsidiaries. The Company or any of its Subsidiaries are not and for the past three (3) years has never been a member of any employers’ association or organization. In the past three (3) years, the Company and/or its Subsidiaries has never had any threatened strike, slowdown, work stoppage, lockout or other material labor dispute against or affecting the Company or any Subsidiary of the Company.

(b)                Except as set forth in Section 4.14(b) of the Company Disclosure Letter, in the past three (3) years, each of the Company and its Subsidiaries is, and has been, in compliance in all material respects with all applicable Laws respecting labor, employees and employment issues, including, but not limited to, all Laws respecting terms and conditions of employment, termination of employment, occupational health and safety, wages and hours, overtime and overtime payment, working during rest days, holiday pay and the calculation of holiday pay, working time, employee classification (with respect to both exempt vs. non-exempt status and employee vs. independent contractor and worker status), child labor, privacy issues, fringe benefits and employment practices, immigration, employment discrimination, harassment, disability rights or benefits, notices to employees, pay slips, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance, social security (or similar) and housing allowance fund and in the past three years (3), the Company and/or any of its Subsidiaries is not engaged and has never been engaged in any material unfair labor practice of any nature.

(c)                In the past three (3) years, neither the Company nor any of its Subsidiaries have ever received written notice of (i) any unfair labor practice charge or complaint before the National Labor Relations Board or any other Governmental Authority against them, (ii) any complaints, grievances or arbitrations arising out of any collective bargaining agreement or any other complaints, grievances or arbitration procedures against them, (iii) any charge or complaint with respect to or relating to them before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (iv) the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws to conduct an investigation with respect to or expressly relating to them, or (v) any complaint, lawsuit or other proceeding in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole, and with respect to each of clauses (i) through (v) herein, no such matters are pending or to the knowledge of the Company, threatened.

(d)                To the knowledge of the Company, no employee of the Company or any Company’s Subsidiaries with annual base salary in excess of US$160,000 or at the level of Vice President or higher has provided written notice to the Company that such employee intends to terminate his or her employment.

(e)                To the knowledge of the Company, no present or former employee, worker or independent contractor of the Company or any of the Company’s Subsidiaries’ is in material violation of (i) any term of any employment Contract, invention assignment agreement, patent disclosure agreement, restrictive covenants including non-competition and non-solicitation, nondisclosure obligation or fiduciary duty to the Company or any of the Company’s Subsidiaries or (ii) any restrictive covenant or nondisclosure obligation to a former employer or engager of any such individual relating to (A) the right of any such individual to work for or provide services to the Company or any of the Company’s Subsidiaries’ or (B) the unauthorized use of trade secrets or proprietary information except, in each case, as would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole.

(f)                 In the past three (3) years, neither the Company nor any of the Company’s Subsidiaries has been party to a written settlement agreement with a current or former officer, employee or independent contractor of the Company or any of the Company’s Subsidiaries that involves allegations relating to sexual or other harassment, sexual misconduct or discrimination by any employee or officer of the Company or any of the Company’s Subsidiaries. To the knowledge of the Company, in the last three (3) years, no allegations of sexual or other harassment, sexual misconduct or discrimination have been made against any employee or officer of the Company or any of the Company’s Subsidiaries.

(g)                In the past three (3) years, neither the Company nor any of the Company’s Subsidiaries has misclassified its current or former independent contractors as such or its current or former employees as exempt or nonexempt from wage and hour Laws, except as set forth in Section 4.14 of the Company Disclosure Letter.

(h)                In the past three (3) years, neither the Company nor any of the Company’s Subsidiaries has closed any site of employment, effectuated any group layoffs of employees, group furloughs, group employment terminations or implemented any early retirement, exit incentive, or other group separation program, nor as of the date of this Agreement, has the Company or any of the Company’s Subsidiaries planned or announced any such action or program for the future, whether temporary or permanent.

(i)                 In the past three (3) years, the Company and each of the Company’s Subsidiaries has complied in all material respects with their respective obligations under applicable Law or any agreement with a labor union, works council or any other employee representative body to inform, consult with and/or obtain consent from any such entity. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required by applicable Law or any agreement with any such entity for the Company to enter into this Agreement or to consummate any of the Transactions. As of the date of this Agreement, the Company and its Subsidiaries do not engage any personnel through manpower agencies.

4.15.          Taxes.

(a)                All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions), all such material Tax Returns (taking into account all amendments thereto) are true, complete and accurate and all amounts of material Taxes due and payable (whether or not shown on any Tax Return) have been timely paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b)                The Company and each of its Subsidiaries has withheld from amounts owing or paid to any employee, creditor, shareholder or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts and otherwise complied in all respects with all applicable withholding and related reporting and record-keeping requirements.

(c)                There are no Liens for any material amount of Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries.

(d)                Except as disclosed on Schedule 4.15(d) of the Company Disclosure Letter, no claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unpaid or that has not otherwise been finally resolved, and neither the Company nor any of its Subsidiaries is presently contesting any Tax liability before any Governmental Authority.

(e)                There are no Tax audits or other examinations of the Company or any of its Subsidiaries presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of (nor to the knowledge of the Company has there been) any request or threat for such an audit or other examination, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any amount of Taxes of the Company or any of its Subsidiaries.

(f)                 Neither the Company nor any of its Subsidiaries has made a request for an advance tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes.

(g)                Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnification or Tax sharing agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes).

(h)                Neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of share qualifying for Tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(i)                 Neither the Company nor any of its Subsidiaries (i) is liable for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is the Company or any of its Subsidiaries.

(j)                 No written claim has been made by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction and, to Company’s knowledge, there is no basis for any such claim to be made.

(k)                Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(l)                 The Company and each of its Subsidiaries is registered for the purposes of sales Tax, use Tax, Transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by Law to be so registered, and has complied in all respects with all Laws relating to such Taxes.

(m)              Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received or deferred revenue recognized on or prior to the Closing Date, (iii) change in method of accounting for a taxable period ending no or prior to the Closing Date, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or non-U.S. Law).

(n)                The Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(o)                The Company has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

(p)                Neither the Company nor any of its Subsidiaries has net operating losses or other Tax attributes that are presently, or that will become as a result of the Transactions, subject to limitation under Sections 382, 383 or 384 of the Code. There currently are no limitations on the utilization of the net operating losses, built-in-losses, capital losses, Tax credits, Tax holidays or other Tax attributes of the Company or its Subsidiaries under any applicable law, and there are no limitations on Company’s or its Subsidiaries’ ability to use such net operating losses, built-in-losses, capital losses, Tax credits, Tax holidays, or other similar items under any applicable law.

(q)                The Company has not taken any action, nor, to the knowledge of the Company or any of its Subsidiaries, are there any facts or circumstances, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations or to prevent the Transactions from qualifying for the Intended Tax Treatment.

4.16.          Brokers’ Fees. Except as set forth in Section 4.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar commission in connection with the Transactions based upon arrangements made by the Company, any of the Company’s Subsidiaries’ or any of their Affiliates for which SPAC, the Company or any of the Company’s Subsidiaries has any obligation.

4.17.          Insurance. Section 4.17 of the Company Disclosure Letter contains a list of all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of the Company’s Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to SPAC. All such policies are in full force and effect, all premiums due have been paid, and no written notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. Except as disclosed on Section 4.17 of the Company Disclosure Letter, no insurer has denied or disputed in writing coverage of any material claim under an insurance policy.

4.18.          Permits.

(a)                Section 4.18 of the Company Disclosure Letter sets forth a true, correct and complete list of Permits held by the Company or its Subsidiaries that are required to permit the Company and its Subsidiaries to own, operate, use and maintain their assets in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted. Each Permit held by the Company or any of the Company’s Subsidiaries is valid, binding and in full force and effect. Neither the Company nor any of its Subsidiaries: (a) is in default or violation (and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) in any material respect of any term, condition or provision of any Permit to which it is a party; (b) is the subject of any pending or, to the knowledge of the Company, threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any Permit; or (c) has received any written notice that any Governmental Authority that has issued any Permit intends to cancel, terminate, or not renew any such material Permit, except to the extent such Permit may be amended, replaced, or reissued as a result of and as necessary to reflect the Transactions.

4.19.          Equipment and Other Tangible Property. The Company or one of its Subsidiaries owns and has good title to, and has the legal and beneficial ownership of or in the case of Leased Real Property and the assets which are leased or licensed, a valid leasehold interest in or right to use by Contract, license or otherwise, all material machinery, equipment and other tangible property reflected on the balance sheet of the Company and its Subsidiaries as owned by the Company or one of its Subsidiaries, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Company and its Subsidiaries are structurally sound and in good operating condition and repair (ordinary wear and tear expected) and are suitable for their present use.

4.20.          Real Property.

(a)                Section 4.20 of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Leased Real Property and all Real Property Leases (as hereinafter defined) pertaining to such Leased Real Property. With respect to each parcel of Leased Real Property:

(i)                 The Company or one of its Subsidiaries holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(ii)               The Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases is not the present subject of any material disturbance.

(iii)             The Company and its Subsidiaries have delivered to SPAC true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or to the Leased Real Property by or to the Company and its Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases have been modified in any respect following the date of this Agreement, except in accordance with this Agreement and to the extent that such modifications have been disclosed by the copies delivered to SPAC.

(iv)              The Company and its Subsidiaries are in material compliance with all Real Property Leases, and neither the Company nor any of the Company’s Subsidiaries has received any written notice alleging any material default or material breach under any of the Real Property Leases and no material default or material breach, nor any event that with written notice or the passage of time would result in a material default or material breach, by any other contracting parties has occurred thereunder. To the knowledge of the Company, there are no material disputes with respect to such Real Property Leases.

(v)                As of the date of this Agreement, no party, other than the Company or its Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof.

(vi)              Neither the Company nor any of its Subsidiaries has received written notice of any current condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property.

(b)                None of the Company or any of its Subsidiaries owns any freehold property, land or other real property (“Owned Land”).

(c)                The development, construction and usage of construction projects and decoration projects (including construction or decoration of laboratories, research centers and other experimental facilities, etc.) leased by the Company or any of its Subsidiaries are conducted in substantial compliance with applicable Laws and all material Permits thereunder have been duly obtained in accordance with applicable Laws.

4.21.          Intellectual Property.

(a)                Section 4.21(a) of the Company Disclosure Letter lists each item of Intellectual Property that is registered or applied-for with a Governmental Authority or a domain name registry and is owned or purported to be owned by the Company or any of the Company’s Subsidiaries, whether applied for or registered in the United States or internationally as of the date of this Agreement (“Company Registered Intellectual Property”). The Company or one of the Company’s Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of Company Registered Intellectual Property and all material unregistered Intellectual Property owned or purported to be owned by the Company and any of its Subsidiary (together with the Company Registered Intellectual Property, the “Company Intellectual Property”), and all such Company Intellectual Property is subsisting and, excluding any pending applications included in the Company Registered Intellectual Property, is valid and enforceable.

(b)                Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company or one of its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), or has a valid right to use, all Intellectual Property reasonably necessary for the continued conduct of the business of the Company and its Subsidiaries in substantially the same manner as such business has been operated during the twelve (12) months prior to the Closing Date.

(c)                To the knowledge of the Company, the Company and its Subsidiaries have not, within the three (3) years preceding the date of this Agreement, infringed upon, misappropriated or otherwise violated and are not infringing upon, misappropriating or otherwise violating, any Intellectual Property of any Person, and there is no Action pending to which the Company or any of the Company’s Subsidiaries is a named party, or, to the knowledge of the Company, that is threatened in writing, alleging the Company’s or its Subsidiaries’ infringement, misappropriation or other violation of any Intellectual Property of any Person, or challenging the ownership, validity, enforceability or use of any Company Intellectual Property.

(d)                Except as set forth in Section 4.21(d) of the Company Disclosure Letter, to the knowledge of the Company as of the date of this Agreement, (i) no Person is infringing upon, misappropriating or otherwise violating any Company Intellectual Property, and (ii) the Company and its Subsidiaries have not sent to any Person within the three (3) years preceding the date of this Agreement any written notice, charge, complaint, claim or other written assertion against any Person claiming infringement or violation by or misappropriation of any Company Intellectual Property.

(e)                The Company and its Subsidiaries take, and throughout the three (3) years preceding the date of this Agreement have taken, commercially reasonable measures to protect the confidentiality of trade secrets included in the Company Intellectual Property, and to the knowledge of the Company, there has not been any unauthorized disclosure of or unauthorized access to same in any manner that has resulted or may result in the misappropriation of, or loss of trade secret or other rights in and to such information.

(f)                 To the knowledge of the Company, no IT System contains any undisclosed or hidden device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device” or other malicious code or routine that permits unauthorized access or the unauthorized disablement or erasure of such or IT System or information or data (or any parts thereof) of the Company or its Subsidiaries or customers or partners of the Company and its Subsidiaries.

(g)                The Company’s and its Subsidiaries’ use, distribution and conveyance of (i) software included in the Company Intellectual Property, and (ii) Open Source Materials, is in each case in material compliance with all Open Source Licenses applicable thereto. None of the Company or any Subsidiary of the Company has used, incorporated, linked, called, modified, combined, been distributed with or derived from, or has embedded in it any Open Source Materials in any manner that requires or purports to require any Company Intellectual Property to be subject to the terms of any Copyleft License. To the knowledge of the Company, no Person has the current or contingent right to access or possess any source code included in the Company Intellectual Property, and none of the Company nor any of its Subsidiaries has disclosed, made available or provided to any Person, or allowed any Person to access or use, any such source code, in each case, other than employees, contractors and consultants of the Company and its Subsidiaries that have confidentiality obligations to the Company or a Subsidiary with respect to same.

(h)                Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse impact on the business of the Company and the Subsidiaries, to the knowledge of the Company, no Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property owed (at the time of such involvement or contribution) or owes any duty or rights to any Governmental Authority, or any military, university, college or other educational institution or a research center, in each case, which may affect the Company’s full ownership of or its right to use or commercialize any such Company Intellectual Property or may impose any restrictions or obligations on the Company in respect thereof. No facilities, funding or property of any military, university, college, other educational institution or research center or other Governmental Authority was received by or for the Company or any Subsidiaries or used in the development of any Company Intellectual Property. To the knowledge of the Company, no Governmental Authority nor any military, university, college, other academic institution or research center owns, purports to own, has any other rights in or to, or any option to obtain any rights in or to, any Company Intellectual Property.

(i)                 Each Person who has contributed to the creation or development of any Company Intellectual Property has executed and delivered a valid and enforceable written agreement, pursuant to which such Person has assigned to such Company or Subsidiary all of such Person’s rights, title and interest in and to all such Company Intellectual Property and waived any and all rights to royalties or other consideration or non-assignable rights with respect to all such Company Intellectual Property. To the knowledge of the Company, no such Person is in violation of any such agreement.

4.22.          Privacy and Cybersecurity.

(a)                The Company and its Subsidiaries maintain appropriate, and are in compliance in all material respects with, as applicable, and during the three (3) years preceding the date of this Agreement have maintained appropriate, and been in compliance in all material respects with, as applicable, (i) all applicable laws, rules, policies, standards and requirements of applicable industry and self-regulatory organizations, (ii) the Company’s and its Subsidiaries’ policies (the “Privacy Policies”), and (iii) the Company’s and its Subsidiaries’ contractual obligations, in each case, concerning cybersecurity, Personal Information and the collection, processing, storage, use, disclosure, retention, disposal, transfer and/or protection of same, data privacy and security and the security of the IT Systems (collectively, clauses (i)-(iii), “Personal Information Laws and Policies”). There are no Actions by any Person (including any Governmental Authority) pending to which the Company or any of the Company’s Subsidiaries is a named party or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries alleging a violation of any Personal Information Laws and Policies, and in the past three (3) years there have been no such Actions brought against the Company or any of the Company’s Subsidiaries. Neither the Company nor any Subsidiary of the Company has received any written notice from any Person relating to an alleged violation of Personal Information Laws and Policies.

(b)                The IT Systems are in good repair and operating condition and are sufficient (including with respect to working condition, performance and capacity) for the purposes of the business of the Company and its Subsidiaries as currently conducted. During the three (3) years preceding the date of this Agreement (i) there have been no breaches, unauthorized uses of or unauthorized access to, breakdowns, malfunctions, persistent substandard performance, data losses, failures or other defects in the IT Systems (or the data processed thereby), or any other incident that caused any material disruption to or material interruption in or to the use of such IT Systems or the conduct of the business of the Company and its Subsidiaries other than those that were resolved without material cost, liability or the duty to notify any Person. The Company and its Subsidiaries take, and during the three (3) years preceding the date of this Agreement have taken, commercially reasonable, appropriate and legally compliant measures designed to protect confidential, sensitive or Personal Information processed by the Company or any of its Subsidiaries against unauthorized access, use, modification, loss, disclosure or other misuse, including through administrative, technical and physical safeguards, and the Company and its Subsidiaries have timely and reasonably remediated and addressed any and all material audit findings related to the IT Systems. In the past three (3) years preceding the date of this Agreement, neither the Company nor any Subsidiary of the Company has (A) experienced any incident in which proprietary information was stolen, lost or improperly accessed, destructed without authorization, processed, modified or disclosed, including in connection with a breach of security, or (B) received any written notice of a complaint or Action from any Person (including any Governmental Authority) with respect to any of the foregoing, nor, to the knowledge of the Company, is any such notice or complaint or Action currently threatened in writing against the Company or any of the Company’s Subsidiaries.

4.23.          Environmental Matters.

(a)                The Company and its Subsidiaries are and, except for matters which have been fully resolved, for the past three (3) years have been in compliance in all material respects with all Environmental Laws.

(b)                In the past three (3) years, to the knowledge of the Company, there has been no material release of any Hazardous Materials by the Company or its Subsidiaries (i) at, in, on or under any Leased Real Property or in connection with the Company’s and its Subsidiaries’ operations off-site of the Leased Real Property or (ii) to the knowledge of the Company, at, in, on or under any formerly owned or Leased Real Property during the time that the Company owned or leased such property or at any other location where Hazardous Materials generated by the Company or any of the Company’s Subsidiaries have been transported to, sent, placed or disposed of.

(c)                Neither the Company nor its Subsidiaries are subject to any current Governmental Order relating to any material non-compliance with Environmental Laws by the Company or its Subsidiaries or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.

(d)                No material Action is pending or, to the knowledge of the Company, threatened with respect to the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws.

(e)                To the knowledge of the Company, the Company has made available to SPAC all material environmental reports, assessments, audits and inspections and any material communications or notices from or to any Governmental Authority concerning any material non-compliance of the Company or any of the Company’s Subsidiaries with, or liability of the Company or any of the Company’s Subsidiaries under, Environmental Law.

4.24.          Absence of Changes. Since the date of the most recent balance sheet included in the Financial Statements, (i) except for the Transactions, the business of the Company and the Company’s Subsidiaries has been conducted in all material respects, in the ordinary course of business, and (ii) no action has been taken with respect to the Company or its Subsidiaries or their respective businesses which, if taken after the date of this Agreement and prior to the Closing, would constitute a violation of Section 6.1. From the date of the most recent balance sheet included in the Financial Statements to the date of this Agreement, there has not been any Company Material Adverse Effect.

4.25.          Information Supplied. None of the information supplied or to be supplied by the Company or any of the Company’s Subsidiaries specifically for inclusion in the Registration Statement/Prospectus will, at (a) the time the Proxy Statement/Prospectus is declared effective, (b) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the receipt of Company Shareholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus that were specifically supplied by or on behalf of the SPAC.

4.26.          Top Customers and Top Vendors.

(a)                Section 4.26(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the top ten (10) customers (the “Top Customers”) and the top ten (10) vendors (the “Top Vendors”) of the Company and its Subsidiaries, in each case, based on the aggregate Dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the trailing twelve (12) months for the period ending December 31, 2021.

(b)                Except as set forth in Section 4.26(b) of the Company Disclosure Letter, none of the Top Customers or Top Vendors has, as of the date of this Agreement, informed in writing any of the Company or any of the Company’s Subsidiaries that it will, or, to the knowledge of the Company, has threatened to, terminate, cancel or materially limit or materially and adversely modify any of its existing business with the Company or any of the Company’s Subsidiaries (other than due to the expiration of an existing contractual arrangement), and to the knowledge of the Company, none of the Top Customers or Top Vendors is, as of the date of this Agreement, otherwise involved in or threatening a material dispute against the Company or its Subsidiaries or their respective businesses.

4.27.          Absence of Certain Business Practices and Anti-corruption Compliance.

(a)                For the past three (3) years: (a) the Company and its Subsidiaries and their respective directors, officers employees or agents have been in compliance in all material respects with all applicable Specified Business Conduct Laws and have not been engaged in any activity that would reasonably be expected to result in the Company or its Subsidiaries becoming the subject or target of any sanctions administered by the U.S. government; and (b) none of the Company or its Subsidiaries has: (i) received written notice of, or made a voluntary, mandatory or directed disclosure to any Governmental Authority relating to, any actual or potential violation of any Specified Business Conduct Law; or (ii) been a party to or the subject of any pending or, to the knowledge of the Company, threatened in writing Actions by or before any Governmental Authority related to any actual or potential violation of any Specified Business Conduct Law. None of the Company or its Subsidiaries, nor any of their respective directors, officers or, to the knowledge of the Company, employees, or agents is the subject or target of any Sanctions Law: or (iii) has used any funds, loaned, contributed or otherwise facilitated the activities of any Person that is the target of or controlled by a target of an applicable Sanctions Law.

(b)                For the past three (3) years, neither the Company nor any of its Subsidiaries, nor any director, officer, or, to the knowledge of the Company, employee or agent acting on behalf of the Company or any of the Company’s Subsidiaries, has offered or given anything of value to (i) any official, executive, officer employee, or any other person acting in an official capacity for or on behalf of a Governmental Authority (including, but not limited to, any director, officer, employee, or agent of a wholly or partially government-owned or government-controlled enterprise) or public international organization, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official, executive, officer, employee, or any other person acting in an official capacity for or on behalf of a Governmental Authority (including, but not limited to, any director, officer, employee, or agent of a wholly or partially government-owned or government-controlled enterprise) or public international organization, any political party or official thereof, or any candidate for political office, in each case in violation of the Specified Business Conduct Laws.

(c)                Each of the Company and its Subsidiaries has instituted and maintains policies, procedures, and controls reasonably designed to ensure compliance in all material respects with the Specified Business Conduct Laws.

(d)                The operations of the Company and its Subsidiaries are and for the past three (3) years have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, applicable money laundering and terrorism financing statutes in all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

(e)                As of the date hereof, there are no current internal investigations by any Governmental Authority or internal or external audits that address any material allegations or information concerning possible material violations of the Specified Business Conduct Laws by the Company or any of the Company’s Subsidiaries.

(f)                 As of the date hereof, to the knowledge of the Company, there are no whistleblower reports, allegations, or any other information concerning possible material violations of the Specified Business Conduct Laws related to the Company or any of the Company’s Subsidiaries.

(g)                None of the Company or its Subsidiaries is a TID U.S. business as defined at 24 C.F.R. § 800.248.

4.28.          Government Contracts; Government Grants.

(a)                Section 4.28(a) of the Company Disclosure Letter sets forth every Contract with a Governmental Authority, whether for the procurement of goods or services, to which the Company and its Subsidiaries is a party (“Government Contract”) or to which they bid within the framework of a public tender (“Bid”). The Company and its Subsidiaries are, and for the past three (3) years have been in compliance in all material respects with all applicable government procurement Laws in connection with such Government Contracts and Bids. Without limiting the foregoing, the Company and its Subsidiaries, at all times, have compliance with all material terms and conditions of all Government Contracts and Bids, and all representations made by the Company or any of its Subsidiaries within the framework of a Government Contract or Bid were current, accurate and complete in all material respects when made. No allegation has been made, either in writing or orally, that either the Company or any of its Subsidiaries have acted in material violation of a Government Contract or Bid or were in breach of any applicable government procurement Laws. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee or agent acting on behalf of the Company or any of its Subsidiaries, is, or for the last three (3) years has been, (i) under administrative, civil or criminal investigation, audit or indictment with respect to any alleged irregularity, misstatement or omission regarding a Government Contract or Bid or (ii) has been suspended or debarred from placing a Bid or entering a Government Contract. No Governmental Authority or prime contractor, subcontractor or supplier has initiated any Action against the Company or any of its Subsidiaries in connection with a Government Contract or Bid.

(b)                Section 4.28(b) of the Company Disclosure Letter sets forth the Governmental Grants to the Company and its Subsidiaries. Such Governmental Grants are granted in compliance in all material respects with applicable Laws and the Company and its Subsidiaries are in compliance with the terms and conditions of those Governmental Grants. Neither the Company nor any of its Subsidiaries are obliged to return or refund any Governmental Grant which they have already received, and to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to require the Company or any of its Subsidiaries to return or refund any Governmental Grant which they have already received.

4.29.          Financial Assistance. None of the Company nor any of its Subsidiaries has applied for a loan, loan guarantee, direct loan (as that term is defined in the CARES Act) or other investment, or to receive any financial assistance or relief (howsoever defined) under any program or facility (collectively “Financial Assistance”): (i) that is established under Law, including, without limitation, the CARES Act, section 13(3) of the Federal Reserve Act or the CAA; and (ii) (a) that requires under Law (or any regulation, guidance, interpretation or other pronouncement of a Governmental Authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Company or any of its Subsidiaries agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase during a specified period, any equity security of the Company or of any Affiliate of the Company, and/or that it has not, as of the date specified in such condition, made a dividend or other capital distribution or will not make a dividend or other capital distribution during a specified period, or (b) where the terms of this Agreement would cause the Company or any of its Subsidiaries under any circumstances to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance.

4.30.          Company Related Parties. Except as set forth in Section 4.30 of the Company Disclosure Letter and as disclosed under Section 4.12(a) of the Company Disclosure Letter, as contemplated by this Agreement or as provided in the Financial Statements, no Company Shareholder, Affiliate of the Company or any of its Subsidiaries, current or former director, manager, officer or employee of the Company or any of its Subsidiaries, or any immediate family member or Affiliate of any of the foregoing (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company or (b) owns any property or right, tangible or intangible, which is used by the Company.

4.31.          No Additional Representation or Warranties. Except as expressly provided in this Article IV, and as modified by the Company Disclosure Letter and the Ancillary Agreements and any certificates delivered pursuant to this Agreement, the Company hereby expressly disclaims and negates, any express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to SPAC, Merger Sub, its Affiliates or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company nor any of its Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members or Representatives has made, or is making, any representation or warranty whatsoever to SPAC, the Merger Sub or their Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to SPAC, Merger Sub or their Affiliates, including with respect to any projections, forecasts, estimates or budgets made available to SPAC, Merger Sub, their Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to SPAC, Merger Sub, their Affiliates or any of their respective Representatives or any other Person.

Article V
REPRESENTATIONS AND WARRANTIES OF SPAC AND MERGER SUB

Except as set forth in (a)  any SPAC SEC Filings filed with or submitted to the SEC on or prior to the date hereof (excluding any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature) (it being acknowledged that nothing disclosed in such SPAC SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.8 and Section 5.12), or (b) in the disclosure letter delivered by SPAC and Merger Sub to the Company (the “SPAC Disclosure Letter”) on the date of this Agreement (each section of which, subject to Section 9.9, qualifies the correspondingly numbered and lettered representations in this Article V), SPAC and Merger Sub represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement (except for representations and warranties that are made as of a specific date, which are made only as of such date):

5.1.             Company Organization. Each of SPAC and Merger Sub has been duly incorporated and is validly existing as an exempted company in good standing under the Laws of its jurisdiction of incorporation, organization or formation and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of SPAC’s Governing Documents and the Governing Documents of Merger Sub, in each case, as amended to the date of this Agreement, previously delivered by SPAC to the Company, are true, correct and complete. Merger Sub has no assets or operations and has not incurred any liabilities, and has not carried on any business activities other than those in connection with the transactions contemplated hereby. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and activities incidental thereto. All of the equity interests of Merger Sub are held directly by SPAC. Each of SPAC and Merger Sub is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where failure to be so licensed or qualified or in good standing is not a SPAC Material Adverse Effect.

5.2.             Due Authorization.

(a)                Subject to the receipt of the SPAC Shareholder Approval, each of SPAC and Merger Sub has all requisite corporate power and authority to (i) execute and deliver this Agreement and the Ancillary Agreements to which it is a party, and (ii) consummate the Transactions and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements to which SPAC or Merger Sub is a party and the consummation of the Transactions and performance all obligations to be performed by it hereby and thereby have been (A) duly and validly authorized and approved by the SPAC Board and by SPAC as the sole shareholder of Merger Sub and by all other necessary corporate action on the part of SPAC or Merger Sub and (B) determined by the SPAC Board as advisable to and in the best interests of SPAC and the SPAC Shareholders and constituted a “Business Combination” as such term is defined in SPAC’s Governing Documents and recommended for approval by the SPAC Shareholders. No other corporate proceeding on the part of SPAC or Merger Sub is necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than, in the case of the Merger, the SPAC Shareholder Approval). This Agreement has been, and at or prior to the Closing, the Ancillary Agreements to which SPAC or Merger Sub is a party will be, duly and validly executed and delivered by each of SPAC and Merger Sub, and this Agreement constitutes, assuming the due authorization, execution and delivery by the other parties hereto (other than SPAC or Merger Sub), and at or prior to the Closing, each of the Ancillary Agreements to which SPAC or Merger Sub is a party will constitute, assuming the due authorization, execution and delivery by the other parties thereto (other than SPAC or Merger Sub), a legal, valid and binding obligation of each of SPAC and Merger Sub, enforceable against SPAC and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The SPAC Shareholder Approval is the only vote of the holders of any of SPAC Shares necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby. The affirmative vote or written consent of the sole stockholder of the Merger Sub is the only vote of the holders of any of Merger Sub’s capital stock necessary to adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

(b)                At a meeting duly called and held, the SPAC Board has (i) approved the execution, delivery and performance by SPAC of this Agreement, the Ancillary Agreements to which it is a party and the consummation of the Transactions, including the Merger, as a Business Combination, (ii) determined that this Agreement, the Ancillary Agreements to which it is a party, and the transactions contemplated hereby and thereby, upon the terms and subject to the conditions set forth herein and therein, are advisable and fair to and in the best interests of SPAC and the SPAC Shareholders and (iii) directed that the adoption of this Agreement be submitted to the SPAC Shareholders for consideration and recommended that the SPAC Shareholders adopt this Agreement and approve the Merger and the consummation of the other transactions contemplated hereby.

5.3.             No Conflict. Subject to the SPAC Shareholder Approval and receipt of the Governmental Approvals set forth in Section 5.7, the execution, delivery and performance of this Agreement by SPAC and Merger Sub and the other Ancillary Agreements by SPAC and Merger Sub and the consummation of the Transactions do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under, the Governing Documents of SPAC or Merger Sub, (b) violate or conflict with any provision of, or result in the breach of, or default under, any applicable Law or Governmental Order applicable to SPAC or Merger Sub, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which SPAC or Merger Sub is a party or by which SPAC or Merger Sub may be bound, or terminate or result in the termination of any such Contract, or (d) result in the creation of any Lien upon any of the properties or assets of SPAC or Merger Sub, except, in the case of clauses (c) and (d) to the extent that the occurrence of the foregoing is not a SPAC Material Adverse Effect.

5.4.             Litigation and Proceedings. There are no pending or, to the knowledge of SPAC, threatened Actions against SPAC or Merger Sub, their respective properties or assets, or, to the knowledge of SPAC, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of SPAC, threatened by any Governmental Authority, against SPAC or Merger Sub, their respective properties or assets, or, to the knowledge of SPAC, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon SPAC or Merger Sub, nor are any assets of SPAC’s or Merger Sub’s respective businesses bound or subject to any Governmental Order the violation of which is not a SPAC Material Adverse Effect. As of the date hereof, each of SPAC and Merger Sub is in compliance with all applicable Laws in all material respects. Since its formation on September 4, 2020, SPAC has not received any written notice of or been charged with the violation of any Laws, except where such violation is not a SPAC Material Adverse Effect.

5.5.             SEC Filings. SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and other documents required to be filed by it with the SEC since SPAC’s formation, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SPAC SEC Filings. As of the respective date they were filed (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Filings. To the knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.6.             Internal Controls; Listing; Financial Statements.

(a)                Except as not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), since its initial public offering, SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to SPAC, including its consolidated Subsidiaries, if any, is made known to SPAC’s principal executive officer and principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s periodic reports required under the Exchange Act. Since its initial public offering, SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC Financial Statements for external purposes in accordance with GAAP.

(b)                Each director and executive officer of SPAC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)                Since its initial public offering, SPAC has complied in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange (“NYSE”). The SPAC Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. There is no Action pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC with respect to any intention by such entity to deregister the SPAC Class A Ordinary Shares or prohibit or terminate the listing of SPAC Class A Ordinary Share on NYSE.

(d)                The SPAC SEC Filings contain true and complete copies of the applicable SPAC Financial Statements. Except as disclosed in the SPAC SEC Filings, the SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC, as at the respective dates thereof, and the results of its operations, changes in shareholders’ equity and cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB, (iv) were prepared from, and are in accordance in all material respects with, the books and records of SPAC, and (v) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). The books and records of SPAC have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(e)                There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC. SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f)                 Except for otherwise disclosed in the SPAC SEC Filings, neither SPAC (including any employee thereof) nor SPAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC, (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC or (iii) any claim or allegation regarding any of the foregoing.

5.7.             Governmental Authorities; Approvals. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, no Governmental Approval is required on the part of SPAC or Merger Sub with respect to SPAC’s or Merger Sub’s execution, delivery or performance of this Agreement or any Ancillary Agreement by SPAC or Merger Sub or the consummation of the Transactions, except for applicable requirements of any Antitrust Authorities.

5.8.             Trust Account. As of the date of this Agreement, SPAC has at least US$414,889,210 in the Trust Account (including, if applicable, an aggregate of approximately US$14,490,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of February 5, 2021, between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate or that would entitle any Person (other than the SPAC Shareholders holding SPAC Ordinary Shares sold in SPAC’s initial public offering who shall have elected to redeem their SPAC Ordinary Shares pursuant to SPAC’s Governing Documents and the underwriters of SPAC’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than in accordance with the Trust Agreement and SPAC’s Governing Documents to pay Taxes and payments with respect to all SPAC Shareholder Redemptions. There are no claims or proceedings pending or, to the knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. Since February 5, 2021, SPAC has not released any money from the Trust Account (other than as permitted by the Trust Agreement). As of the Effective Time, the obligations of SPAC to dissolve or liquidate pursuant to SPAC’s Governing Documents shall terminate, and as of the Effective Time, SPAC shall have no obligation whatsoever pursuant to SPAC’s Governing Documents to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. Following the Effective Time, no SPAC Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such SPAC Shareholder is exercising a SPAC Shareholder Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, SPAC does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date.

5.9.             Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.10.          Absence of Changes. Since December 31, 2021, (a) there has not been any event or occurrence that has had, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC or Merger Sub to enter into and perform their obligations under this Agreement and (b)  except for the Transactions, the respective business of SPAC and Merger Sub has been conducted in all material respects, in the ordinary course of business.

5.11.          No Undisclosed Liabilities. Except for any Working Capital Loan and SPAC Transaction Expenses, there is no liability, debt or obligation of or claim or judgment against SPAC or Merger Sub (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, claims, judgments and obligations (a) reflected or reserved for on the financial statements or disclosed in the notes thereto included in the SPAC SEC Filings, (b) that have arisen since the date of the most recent balance sheet included in the SPAC SEC Filings in the ordinary course of business of SPAC and Merger Sub, (c) that are expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Ancillary Agreements or any of the transactions contemplated hereby or thereby, or (d) which is not, or would not reasonably be expected to be, material.

5.12.          Capitalization of SPAC.

(a)                As of the date of this Agreement, the authorized share capital of SPAC is US$50,000, consisting of (i) 500,000,000 SPAC Class A Ordinary Shares, of which 41,400,000 shares are issued and outstanding, (ii) 50,000,000 SPAC Class B Ordinary Shares, of which 10,350,000 shares are issued and outstanding, and (iii) 5,000,000 preference shares, par value US$0.0001 per share, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “SPAC Securities”). As of the date of this Agreement, no other capital equity or other voting securities of SPAC are issued, reserved for issuance or outstanding. All issued and outstanding SPAC Securities: (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) SPAC’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities, and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the SPAC Articles; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, SPAC’s Governing Documents or any Contract to which SPAC is a party or otherwise bound.

(b)                As of the date of the Agreement, subject to the terms and conditions of the Warrant Agreement, the SPAC Warrants will be exercisable for one (1) SPAC Class A Ordinary Share at an exercise price of eleven Dollars and fifty cents (US$11.50) per share. As of the effective time of the SPAC Domestication, subject to the terms and conditions of the Warrant Agreement, each whole SPAC Warrant will be exercisable (after giving effect to the SPAC Domestication) for one share of Domesticated SPAC Common Stock at an exercise price of eleven Dollars and fifty cents (US$11.50) per share. 20,700,000 SPAC Public Warrants and 10,280,000 SPAC Private Placement Warrants are issued and outstanding. The SPAC Warrants are not exercisable until the later of (x) February 9, 2022 and (y) thirty (30) days after the Closing. All outstanding SPAC Warrants: (i) have been duly authorized and validly issued and constitute valid and binding obligations of SPAC, enforceable against SPAC in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) SPAC’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities, and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the SPAC Articles; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, SPAC’s Governing Documents or any Contract to which SPAC is a party or otherwise bound. Except for the Subscription Agreements, SPAC’s Governing Documents and this Agreement, there are no outstanding Contracts of SPAC to repurchase, redeem or otherwise acquire any SPAC Securities, any SPAC Warrants or any other equity interests of SPAC. Except as disclosed in the SPAC SEC Filings and except for the Subscription Agreements and the Registration Rights Agreement, SPAC is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to SPAC Ordinary Shares or any other equity interests of SPAC.

(c)                Except as contemplated by this Agreement or the other documents contemplated hereby (including any Subscription Agreements), SPAC has not granted any outstanding options, share appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for any equity interests of SPAC, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or the repurchase or redemption of any equity interests of SPAC, the value of which is determined by reference to the equity interests of SPAC, and there are no Contracts of any kind which may obligate SPAC to issue, purchase, redeem or otherwise acquire any of its equity interests of SPAC.

(d)                SPAC has no Subsidiaries apart from Merger Sub and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. SPAC is not party to any Contract that obligates SPAC to invest money in, loan money to or make any capital contribution to any other Person.

5.13.          Taxes.

(a)                All material Tax Returns required to be filed by or with respect to SPAC and Merger Sub have been timely filed (taking into account any applicable extensions), all such material Tax Returns (taking into account all amendments thereto) are true, complete and accurate and all amounts of material Taxes due and payable (whether or not shown on any Tax Return) have been timely paid, other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(b)                Each of SPAC and Merger Sub has withheld from amounts owing or paid to any employee, creditor, shareholder or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts and otherwise complied in all respects with all applicable withholding and related reporting and record-keeping requirements.

(c)                There are no Liens for any material amount of Taxes (other than Permitted Liens) upon the property or assets of SPAC or Merger Sub.

(d)                No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against SPAC or Merger Sub that remains unpaid or that has not otherwise been finally resolved, and neither the SPAC nor Merger Sub is presently contesting any Tax liability before any Governmental Authority.

(e)                There are no Tax audits or other examinations of SPAC or Merger Sub presently in progress, nor has SPAC or Merger Sub been notified in writing of (nor to the knowledge of SPAC or Merger Sub has there been) any request or threat for such an audit or other examination, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any amount of Taxes of SPAC and Merger Sub.

(f)                 Neither SPAC nor Merger Sub has made a request for an advance tax ruling, request for technical advice, a request for a change of any method of accounting or any similar request that is in progress or pending with any Governmental Authority with respect to any Taxes.

(g)                Neither SPAC nor Merger Sub is a party to or bound by any Tax indemnification or Tax sharing agreement (other than any such agreement solely between SPAC and Merger Sub and customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes).

(h)                Neither SPAC nor Merger Sub has been a party to any transaction treated by the parties as a distribution of share qualifying for Tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(i)                 Neither SPAC nor Merger Sub (i) is liable for Taxes of any other Person (other than SPAC and Merger Sub) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is SPAC or Merger Sub.

(j)                 No written claim has been made by any Governmental Authority where SPAC or Merger Sub does not file Tax Returns that it is or may be subject to taxation in that jurisdiction and, to SPAC’s knowledge, there is no basis for any such claim to be made.

(k)                Neither SPAC nor Merger Sub has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(l)                 SPAC and Merger Sub are registered for the purposes of sales Tax, use Tax, Transfer Taxes, value added Taxes or any similar Tax in all jurisdictions where it is required by Law to be so registered, and has complied in all respects with all Laws relating to such Taxes.

(m)              Neither SPAC nor Merger Sub will be required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale, intercompany transaction described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received or deferred revenue recognized on or prior to the Closing Date, (iii) change in method of accounting for a taxable period ending no or prior to the Closing Date, (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or non-U.S. Law).

(n)                SPAC has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(o)                SPAC has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

(p)                Neither SPAC nor Merger Sub has net operating losses or other Tax attributes that are presently, or that will become as a result of the Transactions, subject to limitation under Sections 382, 383 or 384 of the Code. There currently are no limitations on the utilization of the net operating losses, built-in-losses, capital losses, Tax credits, Tax holidays or other Tax attributes of SPAC or Merger Sub under any applicable law, and there are no limitations on SPAC or Merger Sub’s ability to use such net operating losses, built-in-losses, capital losses, Tax credits, Tax holidays, or other similar items under any applicable law.

(q)                SPAC has not taken any action, nor, to the knowledge of SPAC or Merger Sub, are there any facts or circumstances, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations or to prevent the Transactions from qualifying for the Intended Tax Treatment.

5.14.          Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC or any of its Affiliates.

5.15.          Business Activities.

(a)                Since formation, SPAC has not conducted any business activities other than activities related to SPAC’s initial public offering or directed toward the accomplishment of a Business Combination. Except as set forth in SPAC’s Governing Documents or as otherwise contemplated by this Agreement or the Ancillary Agreements and the Transactions, there is no agreement, commitment, or Governmental Order binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which is not a SPAC Material Adverse Effect.

(b)                Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Ancillary Agreements and the Transactions, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

(c)                As of the date hereof and except for this Agreement, the Ancillary Agreements and the other documents and the Transactions (including with respect to expenses and fees incurred in connection therewith), SPAC is not party to any Contract with any other Person that would require payments by SPAC after the date hereof in excess of US$100,000 in the aggregate with respect to any individual Contract, other than SPAC Transaction Expenses, fees and costs in connection with Extension Proposals and Working Capital Loans.

(d)                Neither SPAC nor any Affiliate of SPAC has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (iii) violated any provision of the Foreign Corrupt Practices Act or (iv) made any other unlawful payment. Neither SPAC nor any director, officer, agent or employee of SPAC (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of SPAC) has, since SPAC’s initial public offering, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist SPAC in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (x) adversely affect the business of SPAC and (y) subject SPAC to suit or penalty in any private or governmental Action.

5.16.          NYSE Stock Market Quotation. The SPAC Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “HHLA.” The SPAC Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE under the symbol “HHLA WS.” SPAC is, as of the date hereof, in compliance with the rules of NYSE and, as of the date hereof, there is no Action or proceeding pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC with respect to any intention by such entity to deregister the SPAC Class A Ordinary Shares or SPAC Warrants or terminate the listing of SPAC Class A Ordinary Shares or SPAC Warrants on NYSE. None of SPAC or its Affiliates has taken any action in an attempt to terminate the registration of the SPAC Class A Ordinary Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement.

5.17.          Registration Statement and Proxy Statement/Prospectus. On the effective date of the Registration Statement, the Registration Statement, and when first filed in accordance with Rule 424(b) and/or filed pursuant to Section 14A, the Proxy Statement/Prospectus (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the effective date of the Registration Statement, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date of any filing pursuant to Rule 424(b) and/or Section 14A, the date the Proxy Statement/Prospectus is first mailed to the SPAC Shareholders and certain of the Company Shareholders, as applicable, and at the time of the SPAC Shareholders’ Meeting, the Proxy Statement/Prospectus (together with any amendments or supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, notwithstanding anything herein to the contrary (including any representations and warranties set forth in this Article V) SPAC makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Proxy Statement/Prospectus in reliance upon and in conformity with information furnished in writing to SPAC by or on behalf of the Company specifically for inclusion in the Registration Statement or the Proxy Statement/Prospectus. In the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company or its tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment.

5.18.          Information Supplied. None of the information supplied or to be supplied by the SPAC or Merger Sub specifically for inclusion in the Registration Statement/Prospectus will, at (a) the time the Proxy Statement/Prospectus is declared effective, (b) the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of the SPAC Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, SPAC makes no representation, warranty or covenant with respect to any written information or statements made or incorporated by reference in the Registration Statement or the Proxy Statement/Prospectus that were specifically supplied by or on behalf of the Company and its Subsidiaries.

5.19.          Issuance of Shares. The Aggregate Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, and such Aggregate Merger Consideration shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the organizational or constitutive documents of SPAC. The Aggregate Merger Consideration shall be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

5.20.          Anti-Money Laundering Laws. Except as described in the SPAC SEC Filings, the operations of SPAC are and have, since its incorporation, been conducted in compliance with the Money Laundering Laws in all material aspects, and no Action involving SPAC with respect to the Money Laundering Laws is pending or, to the knowledge of SPAC, threatened.

5.21.          Affiliate Transactions. Except as described in the SPAC SEC Filings and Working Capital Loans, there are no other transactions, agreements, arrangements or understandings between SPAC or any of its Subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of SPAC or any of its Subsidiaries, on the other hand.

5.22.          Litigation. As of the date of this Agreement, there is no (a) Action pending or, to the knowledge of SPAC, threatened against SPAC or any of its Subsidiaries or that affects its or their assets or properties, or (b) Governmental Order outstanding against SPAC or any of its Subsidiaries or that affects its or their assets or properties. Neither SPAC nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to SPAC and its Subsidiaries.

5.23.          No Additional Representation or Warranties. Except as expressly provided in this Article V, and as modified by the SPAC Disclosure Letter and the Ancillary Agreements and any certificates delivered pursuant to this Agreement, SPAC hereby expressly disclaims and negates, any express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to SPAC, its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Subsidiaries, its Affiliates or any of their respective Representatives by, or on behalf of, SPAC, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, none of SPAC, Merger Sub and their respective Affiliates, nor any of their respective directors, managers, officers, employees, shareholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates. Without limiting the foregoing, the Company acknowledges that the Company and its advisors have made their own investigation of SPAC, Merger Sub and their respective Subsidiaries and, except as provided in this Article V, are not relying on any representation or warranty whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of SPAC, Merger Sub or any of their respective Subsidiaries, the prospects (financial or otherwise) or the viability or likelihood of success of the business of SPAC, Merger Sub and their respective Subsidiaries as conducted after the Closing, as contained in any materials provided by SPAC, Merger Sub or any of their respective Affiliates or any of their respective directors, officers, employees, shareholders, partners, members or representatives or otherwise.

Article VI
COVENANTS

6.1.             Company Conduct of Business. From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to Article VIII (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as explicitly contemplated by this Agreement or the Ancillary Agreements, including in connection with the Company Domestication, as required by Law, as set forth in Section 6.1 of the Company Disclosure Letter or as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), use reasonable efforts to operate the business of the Company in the ordinary course of business consistent with past practice. The Company also agrees to comply with all Laws applicable to it and its Subsidiaries and their respective businesses, assets and employees, including (without limitation), the Specified Business Conduct Laws. Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Company Disclosure Letter or as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) the Company shall not, and the Company shall cause its Subsidiaries not to, except as explicitly contemplated by this Agreement or the Ancillary Agreements, including in connection with the Company Domestication, or required by Law:

(a)                change or amend (whether by amendment, restatement, merger, consolidation, amalgamation or otherwise) the Governing Documents of the Company or any of the Company’s Subsidiaries or form or cause to be formed any new Subsidiary of the Company;

(b)                make, declare, set a record date for or pay any dividend or distribution to the shareholders of the Company or make, declare, set a record date for or pay any other distributions in respect of any of the Company’s or any of its Subsidiaries’ capital share or equity interests, except dividends and distributions by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

(c)                split, combine, reclassify, recapitalize or otherwise amend any terms of any shares or series of the Company’s or any of its Subsidiaries’ capital share or equity interests, except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary of the Company after consummation of such transaction;

(d)                except in connection with the exercise of any Company Options or Domesticated Company Options, purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital share, membership interests or other equity interests of the Company or its Subsidiaries, except for (i) the acquisition by the Company or any of its Subsidiaries of any shares of capital share, membership interests or other equity interests of the Company or its Subsidiaries in connection with the forfeiture or cancellation of such interests, or (ii) transactions between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company;

(e)                enter into, modify in any material respect or terminate (other than expiration in accordance with its terms) any Contract of a type required to be listed on Section 4.12(a) or Section 4.28 of the Company Disclosure Letter or any Real Property Lease, other than entry into such agreements in the ordinary course of business consistent with past practice;

(f)                 sell, assign, transfer, convey, lease or otherwise dispose of or subject to a Lien (other than a Permitted Lien) any material tangible assets or properties of the Company or its Subsidiaries, including the Leased Real Property, except for (i) dispositions of obsolete or worthless equipment in the ordinary course of business and (ii) transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;

(g)                acquire any ownership interest in any real property;

(h)                except as otherwise required by existing Company Benefit Plans or applicable Law or the Contracts listed on Section 4.12(a) of the Company Disclosure Letter, (i) grant any severance, retention, change in control or termination or similar pay, except in connection with the promotion, hiring or termination of employment of any non-officer employee in the ordinary course of business consistent with past practice, (ii) make any change in the key management structure of the Company or any of the Company’s Subsidiaries, or hire or terminate the employment of employees with an annual base salary of US$500,000 or more, other than terminations for cause or due to death or disability, (iii) terminate, adopt, enter into, materially amend or modify any actuarial or other assumptions used in respect of, any Company Benefit Plan, (iv) increase the cash compensation or bonus opportunity of any employee, officer, director or other individual service provider, except to any such individuals who are not directors or officers of the Company or any of the Company’s Subsidiaries in the ordinary course of business consistent with past practice not to exceed 5% in the aggregate and 15% individually, or (v) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by the Company or any of the Company’s Subsidiaries, except in the ordinary course of business consistent with past practice, or (vi) grant any equity or equity-based compensation awards;

(i)                 acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof;

(j)                 make any material loans or material advances to any Person, except for (i) advances to employees, officers or independent contractors of the Company or any of the Company’s Subsidiaries for indemnification, attorneys’ fees, travel and other expenses incurred in the ordinary course of business consistent with past practice, (ii) loans or advances among the Company and its wholly owned Subsidiaries or among the wholly owned Subsidiaries, and (iii) extended payment terms for customers in the ordinary course of business;

(k)                (i) make, change or revoke any Tax election, (ii) amend, modify or otherwise change any filed Tax Return, (iii) adopt or request permission of any taxing authority to change any accounting method for Tax purposes, (iv) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with any Governmental Authority, (v) settle any claim or assessment in respect of any Taxes, (vi) knowingly surrender or allow to expire any right to claim a refund of any Taxes, (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes, or (viii) incur any material Tax liabilities outside of the ordinary course of business consistent with past practice;

(l)                 take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations or prevent the Transactions from qualifying for the Intended Tax Treatment;

(m)              incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of the Company or guaranty any debt securities of another Person, other than any Indebtedness or guarantee (i) incurred in the ordinary course of business, or (ii) incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

(n)                (i) issue any Company Shares or securities exercisable for or convertible into Company Shares or (ii) grant any additional equity or equity-based compensation outside the ordinary course of business;

(o)                adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries (other than the Merger);

(p)                waive, release, settle, compromise or otherwise resolve any Actions, except where such waivers, releases, settlements or compromises involve only the payment of monetary damages in an amount less than US$500,000 in the aggregate;

(q)                (i) grant to, or agree to grant to, any Person any right to or interest in any Intellectual Property that is material to the Company and its Subsidiaries, (ii) sell, dispose of, abandon or permit to lapse any rights to any Intellectual Property (other than incidental non-exclusive licenses entered into in the ordinary course of business consistent with past practice) except for the expiration of Company Registered Intellectual Property that cannot be further maintained or renewed by applicable statute, or (iii) permit any material Intellectual Property to become subject to a Lien (other than a Permitted Lien);

(r)                 disclose or agree to disclose to any Person (other than SPAC or any of its representatives) any trade secret or any other material confidential or proprietary information, know-how or process of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice and pursuant to written obligations to maintain the confidentiality thereof;

(s)                 make or commit to make capital expenditures other than in an amount not in excess of the amount set forth in Section 6.1(s) of the Company Disclosure Letter, in the aggregate;

(t)                 change or amend the Privacy Policies except as required by applicable Law;

(u)                recognize or certify any labor union, works council, labor organization, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

(v)                waive the restrictive covenant obligations of any current or former employee, director or other service provider of the Company or any of the Company’s Subsidiaries;

(w)              (i) limit the right of the Company or any of the Company’s Subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or (ii) grant any exclusive or similar rights to any Person;

(x)                amend in a manner materially detrimental to the Company or any of the Company’s Subsidiaries, terminate, permit to lapse or fail to use reasonable best efforts to maintain any material Governmental Approval or material Permit required for the conduct of the business of the Company or any of the Company’s Subsidiaries;

(y)                terminate or amend in a manner materially detrimental to the Company or any of the Company’s Subsidiaries any material insurance policy insuring the business of the Company or any of the Company’s Subsidiaries, unless simultaneously with the termination or lapse of any insurance policy, a replacement policy underwritten by an insurance company of nationally recognized standing with comparable deductions, coverage and premiums is in full force and effect; or

(z)                enter into any agreement to do any action prohibited under this Section 6.1.

6.2.             SPAC Conduct of Business. During the Interim Period, except as contemplated by this Agreement or the Ancillary Agreements, including in connection with the SPAC Domestication, as required by Law or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), SPAC shall, and shall cause Merger Sub to, use reasonable efforts to operate its business in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), SPAC shall not, and SPAC shall cause Merger Sub not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements, including in connection with the Company Domestication, or as required by Law:

(a)                seek any approval from the SPAC Shareholders, to change, modify or amend the Trust Agreement or the Governing Documents of SPAC or Merger Sub, except as contemplated by the SPAC Transaction Proposals;

(b)                except as contemplated by the SPAC Transaction Proposals, (i) make, declare, set a record date for or pay any dividend or distribution to the SPAC Shareholders or make, declare, set a record date for or declare any other distributions in respect of any of SPAC’s or Merger Sub’s capital share, share capital or equity interests, (ii) split, combine, reclassify or otherwise amend any terms of any shares or series of SPAC’s or Merger Sub’s capital share or equity interests, or (iii) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital share, share capital or membership interests, warrants or other equity interests of SPAC or Merger Sub, other than a redemption of SPAC Ordinary Shares made as part of the SPAC Shareholder Redemptions;

(c)                take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations or to prevent the Transactions from qualifying for the Intended Tax Treatment;

(d)                enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of SPAC or Merger Sub (including, for the avoidance of doubt, (i) the Sponsor and (ii) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(e)                incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company’s Subsidiaries or guaranty any debt securities of another Person, other than any indebtedness for borrowed money or guarantee (i) incurred in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed US$100,000, (ii) in respect of any Working Capital Loan, (iii) in connection with Extension Proposals, (iv) in respect of any SPAC Transaction Expense, or (v) incurred between SPAC and Merger Sub;

(f)                 incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or otherwise knowingly and purposefully incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any other material liabilities, debts or obligations, other than fees and expenses for professional services incurred in support of the transactions contemplated by this Agreement and the Ancillary Agreements or in support of the ordinary course operations of SPAC (which the parties agree shall include any Indebtedness in respect of any Working Capital Loan and in connection with Extension Proposals);

(g)                (A) issue any SPAC Securities or securities exercisable for or convertible into SPAC Securities, (B) grant any options, warrants or other equity-based awards with respect to SPAC Securities not outstanding on the date hereof, or (C) amend, modify or waive any of the material terms or rights set forth in any SPAC Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(h)                enter into any agreement to do any action prohibited under this Section 6.2.

6.3.             Access. During the period from the date of this Agreement through the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII and subject to applicable Laws, the Company shall provide SPAC and its Representatives with reasonable access to the management, officers, properties, businesses and operations of the Company and its Subsidiaries and the opportunity to examine (including the right to make copies) the Contracts, work papers, Tax Returns and books and records of the Company and its Subsidiaries as SPAC may reasonably request. Any such access and examination shall be conducted on advance written notice to the Company and during regular business hours. The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause the officers, employees, attorneys, accountants, consultants, agents and other Representatives of the Company and its Subsidiaries to reasonably cooperate with SPAC and its Representatives in connection with such access and examination. Notwithstanding the foregoing, no such access or examination shall be permitted to the extent that it would (a) unreasonably disrupt the operations of the Company or its Subsidiaries or (b) require any of the Company or its Subsidiaries to disclose information that the Company, based upon the advice of outside counsel, reasonably determines would, if disclosed, result in a violation of Law, breach of an existing Contract, or a waiver of the attorney-client privilege; provided, however, that the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to seek alternative means to disclose such information as nearly as possible without violating such Law, breaching such existing Contract or adversely affecting such attorney-client privilege, as applicable (including providing such information in summary format and/or entering into a joint defense or similar arrangement).

6.4.             Preparation and Delivery of Additional Company Financial Statements. As promptly as reasonably practicable following the date hereof, the Company shall deliver to SPAC (a) audited financial statements for the years ended December 31, 2021 and December 31, 2020 consisting of audited consolidated balance sheets as of December 31, 2021 and 2020 and statements of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for the year ended December 31, 2021 and December 31, 2020, audited in accordance with the standards of the PCAOB and containing an unqualified report of the Company’s auditors (the “Closing Company Audited Financial Statements”) and (b) an unaudited consolidated balance sheet of the Company and its Subsidiaries and consolidated statements of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of and for a year-to-date period ended as of the end of each quarterly period thereafter that is required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company or SPAC with the SEC in connection with the Transactions. All such financial statements, together with any unaudited consolidated balance sheets and the related statements of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of and for a year-to-date period ended as of the end of each quarterly period thereafter that is required to be included in the Registration Statement, Proxy Statement/Prospectus and any other filings to be made by the Company or SPAC with the SEC in connection with the Transactions, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (iii) will, in the case of the Closing Company Audited Financial Statements, have been audited in accordance with the standards of the PCAOB for public companies. The auditor engaged to audit the Closing Company Audited Financial Statements and to review the unaudited financial statements is an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.

6.5.             Exclusivity. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company and its Subsidiaries shall not, and the Company shall instruct and use its reasonable best efforts to cause its and their Representatives acting on its and their behalf, not to, (a) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the Company or any of the Company’s Subsidiaries to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of the Company or any of the Company’s Subsidiaries in connection with an Acquisition Proposal, (b) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (c) grant any waiver, amendment or release under the anti-takeover laws of any state, (d) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal, (e) prepare or take any steps in connection with a public offering of any equity securities of the Company, any of its Subsidiaries, or a newly formed holding company of the Company or such Subsidiaries, or (f) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Notwithstanding anything to the contrary in this Agreement, the Company and its Subsidiaries and their respective Representatives shall not be restricted pursuant to the foregoing sentence with respect to any actions explicitly contemplated this Agreement or the Ancillary Agreements. From and after the date hereof, the Company shall, and shall instruct its officers and directors to, and the Company shall instruct and cause its Representatives acting on its behalf, its Subsidiaries and their respective Representatives (acting on their behalf) to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal (other than with SPAC and its Representatives). The Company shall promptly (and in any event within three (3) Business Days of the date of this Agreement) deliver a written notice to each such Person to the effect that the Company is ending all such solicitations, communications, activities, discussions or negotiations with such Person, effective on the date of this Agreement, which written notice shall also instruct each Person to promptly return or destroy all non-public information previously furnished to such Person or its Representatives by or on behalf of the Company or any of its Subsidiaries.

6.6.             No Solicitation by SPAC. From the date hereof until the Closing Date or, if earlier, the termination of this Agreement in accordance with Article VIII, SPAC shall not, and shall cause Merger Sub not to, and SPAC shall instruct and use its reasonable best efforts to cause its and their Representatives acting on its and their behalf, not to, (a) make any proposal or offer that constitutes a Business Combination Proposal, (b) initiate any discussions or negotiations with any Person with respect to a Business Combination Proposal, or (c) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing, in each case, other than to or with the Company and its Representatives. From and after the date hereof, SPAC shall, and shall instruct and cause its officers and directors to, and SPAC shall instruct and cause its Representatives acting on its behalf, its Subsidiaries and their respective Representatives (acting on their behalf) to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than with the Company and its Representatives).

6.7.             Preparation of Proxy Statement/Prospectus; Shareholders’ Meeting and Approvals.

(a)                Registration Statement/Prospectus.

(i)                 As promptly as practicable after the execution of this Agreement, SPAC and the Company shall jointly prepare and SPAC shall file with the SEC the Registration Statement, in connection with the registration under the Securities Act of Domesticated SPAC Common Stock that constitute the Aggregate Merger Consideration (the “Registration Statement Securities”). The Registration Statement shall include a proxy statement of SPAC as well as a prospectus for the offering of the Registration Statement Securities (such proxy statement and prospectus, together with any amendments or supplements thereto, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from the SPAC Shareholders for the matters to be acted upon at the SPAC Shareholders’ Meeting and providing the public shareholders of SPAC an opportunity to elect to effect an SPAC Shareholder Redemption. The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from the SPAC Shareholders to vote, at the SPAC Shareholders’ Meeting, in favor of the SPAC Transaction Proposals. Each of SPAC and the Company shall use its reasonable best efforts to (A) cause the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, (B) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement/Prospectus, and (C) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions. In the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Proxy Statement/Prospectus, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company or SPAC or their respective tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment. In the event there is any tax opinion required by the SEC (or its staff) to be provided in connection with the Proxy Statement/Prospectus, the Parties shall use their respective reasonable best efforts to cause such opinion to be provided by a tax counsel, including by cooperating, and causing their Affiliates to cooperate, in order to facilitate the issuance of any such tax opinion and, to the extent requested by such counsel, execute and deliver customary tax representation letters to such tax counsel in form and substance reasonably satisfactory to such counsel for purposes of delivering such opinion. SPAC also agrees to use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company shall furnish all information concerning the Company or its shareholders as may be reasonably requested in connection with any such action. Each of SPAC and the Company agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with such actions and the preparation of the Proxy Statement/Prospectus, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of SPAC, the Company or their respective Subsidiaries to any regulatory authority (including NYSE) in connection with the Merger and the other Transactions (the “Offer Documents”). SPAC will cause the Proxy Statement/Prospectus to be disseminated to the SPAC Shareholders promptly after the Registration Statement is declared effective under the Securities Act (but in any event within twenty (20) Business Days of, the later of (i) the receipt and resolution of SEC comments with respect to the Proxy Statement/Prospectus and (ii) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act). The Company and SPAC shall each be responsible for and pay one half (1/2) of the cost for the preparation, filing and mailing of the Proxy Statement/Prospectus and other related fees.

(ii)               To the extent not prohibited by Law, SPAC will as promptly as reasonably practicable advise the Company of the time when the Proxy Statement/Prospectus has become effective or any supplement or amendment has been filed, of the issuance of any stop order relating thereto or the suspension of the qualification of the SPAC Class A Ordinary Shares or Domesticated SPAC Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Prospectus or for additional information and SPAC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. To the extent not prohibited by Law, SPAC and its counsel, on the one hand, and the Company and its counsel, on the other hand, shall be given a reasonable opportunity to review and comment on the Proxy Statement/Prospectus, the Registration Statement and any Offer Document each time before any such document is filed with the SEC, and the other party shall give reasonable and good faith consideration to any comments made by such party and its counsel. To the extent not prohibited by Law, SPAC and the Company shall provide the other party and its counsel with (A) any comments or other communications, whether written or oral, that SPAC or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Prospectus, Registration Statement or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

(iii)             Each of SPAC and the Company shall ensure that the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, will be true and correct and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement/Prospectus will be true and correct and will not, at the date it is first mailed to the SPAC Shareholders and at the time of the SPAC Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(iv)              Each of SPAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If, at any time prior to the Effective Time, the Company or SPAC becomes aware that the Registration Statement contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, with respect to the Proxy Statement/Prospectus, in light of the circumstances under which they were made, not misleading, or will have become false or misleading in any material respect, or that the Registration Statement is required to be amended in order to comply with applicable Law, the party which discovers such information shall promptly notify the other parties and SPAC, on the one hand, and the Company, on the other hand, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. SPAC shall cause such amendment or supplement, which is mutually agreed upon by SPAC and the Company, to be promptly filed with the SEC and, to the extent required by Law and subject to the terms and conditions of this Agreement and SPAC’s Governing Documents, disseminated to the SPAC Shareholders. Each of the Company and SPAC shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that SPAC or the Company receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(b)                SPAC Shareholder Approval.

(i)                 SPAC shall (a) as promptly as practicable after the Registration Statement is declared effective under the Securities Act (but in any event within twenty (20) Business Days of, the later of (i) the receipt and resolution of SEC comments with respect to the Registration Statement and (ii) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act), (i) cause the Proxy Statement/Prospectus to be disseminated to SPAC Shareholders in compliance with applicable Law, (ii) solely with respect to the following clause (1), duly (1) give notice of and (2) convene and hold an extraordinary general meeting of the SPAC Shareholders (the “SPAC Shareholders’ Meeting”) in accordance with the SPAC Articles and the NYSE rules and regulations for a date no later than thirty-five (35) Business Days following the date the Registration Statement is declared effective, and (iii) solicit proxies from the holders of SPAC Ordinary Shares to vote in favor of each of the SPAC Transaction Proposals, and (b) provide its shareholders with the opportunity to elect to effect an SPAC Shareholder Redemption. SPAC shall, through the SPAC Board, recommend to its shareholders the approval of the SPAC Transaction Proposals and include such recommendation in the Proxy Statement/Prospectus. The SPAC Transaction Proposals shall be the only matters (other than procedural matters) which SPAC shall propose to be acted on by the SPAC Shareholders at the SPAC Shareholders’ Meeting. Neither the SPAC Board or any committee or agent or representative thereof shall withdraw, amend, qualify or modify, or propose to withdraw, amend, qualify or modify, its recommendation to the SPAC Shareholders that they vote in favor of the SPAC Transaction Proposals.

(ii)               To the fullest extent permitted by applicable Law, (x) SPAC agrees to establish a record date for, duly call, give notice of, convene and hold the SPAC Shareholders’ Meeting and submit for approval the SPAC Transaction Proposals and (y) SPAC agrees that if the SPAC Shareholder Approval shall not have been obtained at any such SPAC Shareholders’ Meeting, then SPAC shall promptly continue to take all such necessary actions, including the actions required by this Section 6.7(b), and hold additional SPAC Shareholders’ Meetings in order to obtain the SPAC Shareholder Approval. SPAC may only adjourn the SPAC Shareholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the SPAC Shareholder Approval, (ii) for the absence of a quorum (either in person or by proxy), (iii) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement/Prospectus that SPAC or the Company reasonably determines is necessary to comply with applicable Laws, is provided to the SPAC Shareholders in advance of a vote on the adoption of Acquisition Proposals, (iv) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that SPAC has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by SPAC Shareholders prior to the SPAC Shareholders’ Meeting, (v) in order to seek withdrawals from SPAC Shareholders who have exercised their SPAC Shareholder Redemption right if a number of SPAC Ordinary Shares have been elected to be redeemed such that SPAC reasonably expects that the condition set forth in Section 7.3 will not be satisfied at the Closing, and (vi) to comply with applicable Law; provided, that the SPAC Shareholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) days after the date for which the SPAC Shareholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than three (3) Business Days prior to the Agreement End Date. SPAC agrees that it shall provide the holders of SPAC Class A Ordinary Shares the opportunity to elect redemption of such SPAC Class A Ordinary Shares in connection with the SPAC Shareholders’ Meeting, as required by SPAC’s Governing Documents.

(c)                Company Shareholder Approval.

(i)                 The Company Board shall recommend that the Company Shareholders vote in favor of this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions (the “Company Board Recommendation”), and the Company Board shall not withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to SPAC, the Company Board Recommendation.

(ii)               The Company shall obtain and deliver to SPAC the Company Shareholder Approval in the form of resolutions passed at a general meeting by the Company Shareholders that hold at least the requisite number and class of issued and outstanding shares of Company Shares required to obtain the Company Shareholder Approval, as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to the Company Shareholders, and in any event within two (2) Business Days after the Registration Statement is declared effective and delivered or otherwise made available to the Company Shareholders.

6.8.             Support of Transaction. Without limiting any covenant contained in Article VI, the Company shall, and shall cause its Subsidiaries to, and SPAC and Merger Sub shall (a) use reasonable best efforts to obtain as soon as practicable all material consents and approvals of third parties (including any Governmental Authority) that any of SPAC, or the Company or their respective Affiliates are required to obtain in order to consummate the Merger, and (b) take such other action as soon as practicable as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article VII or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable and in accordance with all applicable Law.

6.9.             Regulatory Approvals; Other Filings.

(a)                Each of the Company and SPAC shall use their reasonable best efforts to cooperate in good faith with any Antitrust Authority or Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, non-actions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company and SPAC shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement. Without limiting the generality of the foregoing, each of the parties hereto shall reasonably promptly after the date hereof make a filing under the HSR Act, and thereafter timely make any other applications and filings as may be required in connection therewith.

(b)                With respect to (x) each of the Regulatory Approvals, (y) the Governmental Approvals listed on Section 4.5 of the Company Disclosure Letter and Section 5.7 of the SPAC Disclosure Letter and (z) any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company and SPAC shall: (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Approval under Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate with each other in the defense and conduct of such matters. To the extent not prohibited by Law, each party hereto shall keep the other party reasonable informed regarding the status and any material developments regarding any Governmental Approval processes, and the Company shall promptly furnish to SPAC, and SPAC shall promptly furnish to the Company, copies of any material, substantive notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed material, substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of the parties shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the prior written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide SPAC and its counsel, and SPAC agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Any such provisions of information, rights to participate or consultations between the parties may be made on a counsel-only or outside counsel-only basis to the extent required under applicable Law or as appropriate to protect sensitive business information or maintain attorney-client or other privilege; provided, that SPAC may redact materials to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or SPAC’s consideration of the Transactions or other competitively sensitive material.

(c)                The Company, on the one hand, and SPAC, on the other, shall be responsible for and pay one-half (1/2) of the filing fees payable to the Governmental Authorities in connection with the Transactions at the time of any such filing.

6.10.          Financing. Prior to Closing, each of the Company and SPAC shall, and each of them shall cause its Subsidiaries and Affiliates (as applicable) and its and their officers, directors, managers, employees, consultants, counsel, accountants, agents and other representatives to, reasonably cooperate in a timely manner in connection with any financing arrangement the parties seek in connection with the Transactions (it being understood and agreed that the consummation of any such financing by the Company or SPAC shall be subject to the parties’ mutual agreement), including (a) by providing such information and assistance as the other party’s financing providers may reasonably request, (b) granting such access to the other party and its representatives as may be reasonably necessary for their due diligence, and (c) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such financing efforts, as and to the extent approved by the Company (such consent not to be unreasonably withheld, delayed or conditioned). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, SPAC, or their respective auditors.

6.11.          Employee Matters.

(a)                Equity Plan. Prior to the Closing Date, SPAC shall approve and adopt the New Equity Incentive Plan, in the form attached hereto as Exhibit E (with such changes that may be agreed in writing by SPAC and the Company). Within ten (10) Business Days following the expiration of the sixty (60) day period following the date SPAC has filed current report on Form 8-K, which includes Form 10 information, with the SEC reflecting its status as an entity that is not a shell company, Domesticated SPAC shall file an effective registration statement on Form S-8 (or other applicable form, including Form S-3) with respect to Domesticated SPAC Common Stock issuable under the New Equity Incentive Plan.

(b)                No Third-Party Beneficiaries. Notwithstanding anything herein to the contrary, each of the parties to this Agreement acknowledges and agrees that all provisions contained in this Section 6.11 are included for the sole benefit of SPAC and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be construed to establish, amend, or modify any employee benefit plan, program, agreement or arrangement, (ii) shall limit the right of SPAC, the Company or their respective Affiliates to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

6.12.          Post-Closing Directors and Officers of the Company. Subject to the terms of SPAC’s Governing Documents, SPAC shall take all such action within its power as may be necessary or appropriate such that immediately following the Effective Time:

(a)                the Domesticated SPAC Board shall initially consist of such number of directors as determined by the Company in consultation with SPAC, at least a majority of whom shall be “independent” directors for the purposes of NYSE rules (each, an “Independent Director”), to initially consist of (assuming the number of directors is five (5)):

(i)                 one (1) Independent Director to be nominated by the Sponsor or by the Company in consultation with the Sponsor if the Sponsor waives its nomination right; and

(ii)               four (4) directors to be nominated by the Company, at least two (2) of whom shall be Independent Directors, in consultation with the Sponsor;

(b)                the Chairperson of the Domesticated SPAC Board shall be Aiguo Zhang and shall serve in such capacity in accordance with the terms of Domesticated SPAC’s Governing Documents following the Effective Time; and

(c)                the initial officers of Domesticated SPAC shall be as set forth in Section 2.8 of the Company Disclosure Letter, who shall serve in such capacity in accordance with the terms of SPAC’s Governing Documents following the Effective Time.

Pursuant to the Domesticated SPAC Certificate of Incorporation as in effect as of the Closing, the Domesticated SPAC’s Board of Directors will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving until the first annual meeting of Domesticated SPAC stockholders occurring after the Closing, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving until the second annual meeting of Domesticated SPAC stockholders occurring after the Closing, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving until the third annual meeting of Domesticated SPAC stockholders occurring after the Closing, such term effective from the Closing (and with any subsequent Class III Directors serving a three (3) year term). The director designated by the Sponsor shall be a Class I Director.

6.13.          Indemnification and Insurance.

(a)                From and after the Effective Time, SPAC agrees that it shall indemnify and hold harmless each present and former director and officer of the SPAC and each of its Subsidiaries (the “SPAC Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that SPAC and Merger Sub would have been permitted under applicable Law and their respective Governing Documents in effect on the date of this Agreement to indemnify such SPAC Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, SPAC shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of SPAC’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the SPAC or its Subsidiaries, as applicable, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. SPAC shall assume, and be liable for, each of the covenants in this Section 6.13.

(b)                Prior to or at the Closing, SPAC shall obtain and maintain in effect a “tail” insurance policy for a period of six (6) years from the Effective Time covering those Persons who are currently covered by SPAC’s or its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Company or its Representatives) that provides coverage for up to a six (6)-year period from and after the Closing for events occurring prior to the Closing (the “D&O Tail”) on terms not materially less favorable to the terms of the current insurance coverage maintained by SPAC or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 6.13 shall be continued in respect of such claim until the final disposition thereof. The cost of the D&O Tail shall be borne by the Company.

(c)                The rights of the SPAC Indemnified Parties hereunder shall be in addition to, and not in limitation of, any other rights such person may have under SPAC’s Governing Documents, any other indemnification arrangement or applicable Law. The provisions of this Section 6.13 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the SPAC Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.13.

(d)                Notwithstanding anything contained in this Agreement to the contrary, this Section 6.13 shall survive the consummation of the Merger and shall be binding, jointly and severally, on SPAC and all successors and assigns of SPAC. In the event that SPAC or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, SPAC shall ensure that proper provision shall be made so that the successors and assigns of SPAC shall succeed to the obligations set forth in this Section 6.13.

(e)                On the Closing Date, Domesticated SPAC shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and SPAC with the post-Closing directors and officers of Domesticated SPAC, which indemnification agreements shall continue to be effective following the Closing.

6.14.          Section 16 Matters. Prior to the Effective Time, SPAC and the Company shall take all such steps as may be reasonably required (to the extent permitted under applicable Law) to cause any acquisition of shares of Domesticated SPAC Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the Transactions by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act following the Closing to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act.

6.15.          Trust Account Proceeds and Related Available Equity. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (i) in accordance with and pursuant to the Trust Agreement, at the Closing and concurrently with the Effective Time, SPAC (A) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (B) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to the SPAC Shareholders pursuant to the SPAC Shareholder Redemptions, (2) pay the Unpaid Transaction Expenses in accordance with Section 2.6 as instructed by SPAC in accordance with the Trust Agreement, and (3) pay all remaining amounts then available in the Trust Account to SPAC for immediate use (which shall include any outstanding amounts under any Working Capital Loan and in connection with Extension Proposals), subject to this Agreement and the Trust Agreement and (ii) thereafter, the Trust Account shall terminate, except as otherwise provided therein. SPAC shall not agree to, or permit, any amendment or modification of, or waiver under, the Trust Agreement without the prior written consent of the Company.

6.16.          NYSE Listing. From the date hereof through the Effective Time, SPAC shall ensure SPAC remains listed as a public company on, and for the SPAC Class A Ordinary Shares and the SPAC Warrants to be tradable over, NYSE. Prior to the Closing Date, SPAC shall prepare and submit to NYSE an initial listing application, if required under NYSE rules, in connection with the transactions contemplated by this Agreement and covering the shares of Domesticated SPAC Common Stock issuable in accordance with this Agreement, including the Merger and the SPAC Domestication, and shall obtain approval for the listing on NYSE of such shares of Domesticated SPAC Common Stock and the Company shall reasonably cooperate with SPAC with respect to such listing.

6.17.          SPAC Public Filings. From the date hereof through the Effective Time, SPAC shall keep current and timely file all reports, statements and schedules required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

6.18.          Transaction Financing. SPAC shall use reasonable best efforts to enter into Subscription Agreements with investors in form and substance reasonably acceptable to the Company and SPAC pursuant to which such investors, upon the terms and subject to the conditions set forth therein, shall purchase shares of Domesticated SPAC Common Stock at US$10 per share in a private placement or placements to be consummated prior to or at the Closing, and to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein.

6.19.          Tax Matters. Each of SPAC, the Company and Merger Sub shall (i) use its respective commercially reasonable efforts to cause the Transactions to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent, impair or impede the Transactions from qualifying, for the Intended Tax Treatment. Each of SPAC, the Company and Merger Sub shall report the Transactions consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code or a change in applicable Law. The parties shall cooperate with each other and their respective tax counsel to document and support the Tax treatment of the Transactions consistent with the applicable portion of the Intended Tax Treatment.

6.20.          No Trading. The Company acknowledges and agrees that it is aware, and that its Affiliates have been made aware, of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of SPAC in violation of such Laws, or cause or encourage any Person to do the foregoing.

6.21.          Notices of Certain Events. During the period beginning on the date of this Agreement and ending on the earlier of the Closing and the date of the termination of this Agreement in accordance with Article VIII, each of SPAC and the Company shall reasonably promptly notify the other party of:

(a)                in the event that any shareholder litigation related to this Agreement, the Ancillary Agreements or the Transactions is brought or threatened in writing against SPAC or the Company, or any of the respective members of their boards of directors, after the date of this Agreement and prior to the Effective Time (the “Shareholder Litigation”), SPAC or the Company, as applicable, shall promptly notify the other party in writing of any such Shareholder Litigation and shall keep the other party reasonably informed with respect to the status thereof;

(b)                any notice from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the Transactions contemplated by this Agreement or that the Transactions might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or SPAC, post-Closing) to any such Person or create any Lien on any of the Company’s or SPAC’s assets;

(c)                any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements;

(d)                any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

(e)                any written notice from NYSE America with respect to the listing of the SPAC Securities; and

(f)                 any material inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article VII not to be satisfied.

6.22.          Extension of Time to Consummate a Business Combination.

(a)                In the event that by December 1, 2022 it becomes reasonably apparent that the Registration Statement will not be declared effective under the Securities Act by the SEC by December 24, 2022, SPAC shall promptly prepare (with the Company’s reasonable cooperation) and as soon as practicable, file with the SEC (with a target filing date of December 15, 2022), a mutually acceptable proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend SPAC’s Governing Documents, on terms and conditions agreed by the parties, to extend the period of time SPAC is afforded under its organizational documents and the Prospectus to consummate an initial Business Combination for an additional amount of time as is reasonably determined by the Company and SPAC, each in good faith, to be necessary or advisable such that the Closing will occur prior to the date at which the SPAC must complete a business combination (the “Extension Proposal”). SPAC shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Extension Proxy Statement, and any amendment or supplement thereto, and any responses to comments from the SEC or its staff or the provision of additional information in connection therewith, prior to filing or delivery of the same with or to the SEC. SPAC shall consider the comments of the Company in good faith. SPAC, with the assistance of the Company, will promptly respond to any SEC comments on the Extension Proxy Statement and will use all commercially reasonable efforts to cause the Extension Proxy Statement to be cleared by the SEC as promptly as practicable after such filing. SPAC will advise the Company promptly after: (A) the time when the Extension Proxy Statement has been filed; (B) in the event the Extension Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Extension Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Extension Proxy Statement; (E) any request by the SEC for amendment of the Extension Proxy Statement; (F) any comments from the SEC relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (G) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (H) any other communication, whether written or oral, from the SEC (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(b)                SPAC shall use its reasonable efforts to cause the Extension Proxy Statement, when filed with the SEC, to comply in all material respects with the rules and regulations promulgated by the SEC, and to respond to any comments or other communications, whether written or oral, that SPAC or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement. SPAC and the Company shall discuss in good faith and agree upon any action that SPAC will undertake to obtain the SPAC Shareholders’ approval for the Extension Proposal.

(c)                Each party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

(d)                SPAC, acting through its board of directors, shall include in the Extension Proxy Statement the recommendation of its board of directors that the SPAC Shareholders vote in favor of the Extension Proposal, and shall otherwise use reasonable best efforts to obtain approval thereof. Neither the SPAC Board nor any committee or agent or representative thereof shall withdraw (or modify in a manner adverse to the Company), or propose to withdraw (or modify in a manner adverse to the Company) the SPAC Board’s recommendation that the SPAC Shareholders vote in favor of the adoption of the Extension Proposal.

(e)                If the Extension Proposal is approved and SPAC is required to pay an additional amount or amounts into the Trust Account (such amount, the “Extension Fee”), (i) SPAC shall deliver an extension letter to the Trustee, notifying the Trustee of the approval of such Extension Proposal, signed on behalf of SPAC by an executive officer of SPAC, and (ii) SPAC shall deliver the aggregate amount necessary by wire transfer of immediately available funds to the Trustee, for deposit in the Trust Account in accordance with the extension letter and the Trust Agreement. Notwithstanding the foregoing, the Company and SPAC shall each be responsible for and pay one-half (1/2) of the cost for the preparation, filing and mailing of the Extension Proxy Statement and other related fees in connection with the Extension Proposal, including the Extension Fee.

6.23.          Compliance with SPAC Agreements. SPAC shall comply with each of the applicable agreements entered into in connection with SPAC’s initial public offering.

6.24.          “Blank-Check Company”. In addition to, and not in limitation of, the restrictions set forth in Section 6.2, from the date hereof through the Effective Time, SPAC shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as an NYSE-listed special purpose acquisition company pending the completion of the transactions contemplated hereby.

6.25.          Merger Sub. SPAC shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

Article VII
CONDITIONS TO OBLIGATIONS

7.1.             Conditions to Obligations of SPAC, Merger Sub, and the Company. The obligations of SPAC, Merger Sub, and the Company to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:

(a)                The SPAC Shareholder Approval shall have been obtained;

(b)                The Company Shareholder Approval shall have been obtained;

(c)                The waiting period or periods required by any Antitrust Authorities, and any other Governmental Approvals applicable to the Transactions, shall have been obtained, expired or been terminated, as applicable;

(d)                There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Merger; provided, that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the Transactions;

(e)                SPAC shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act);

(f)                 The SPAC Domestication shall have been effected;

(g)                The Company Domestication shall have been effected;

(h)                Domesticated SPAC Common Stock to be issued in connection with the Merger shall have been approved for listing on NYSE and such approval shall be ongoing, and not revoked or withdrawn, as of the Closing Date; and

(i)                 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

7.2.             Conditions to Obligations of SPAC and Merger Sub. The obligations of SPAC and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC and Merger Sub:

(a)                (i) the Company Fundamental Representations shall be true and correct in all respects, in each case as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date), except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement or the Ancillary Agreements, and (ii) all the other representations and warranties of the Company contained in this Agreement (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect and Company Material Adverse Effect or any similar qualification or exception) shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date), except for, in each case, inaccuracies or omissions that is not a Company Material Adverse Effect;

(b)                Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects;

(c)                There shall not have occurred and be continuing a Company Material Adverse Effect after the date of this Agreement;

(d)                The Company shall have delivered or caused to be delivered an opinion issued by its PRC counsel to SPAC to the effect that no pending approval is required by any PRC Governmental Authorities for the Merger, issuance of the equity securities in connection with the Merger, and Company’s listing on NYSE, including but not limited to China Securities Regulatory Commission and Cyberspace Administration of China; and

(e)                The Company shall have delivered each of the closing deliverables set forth in Section 2.6(a).

7.3.             Conditions to the Obligations of the Company. The obligations of the Company to consummate, or cause to be consummated, the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)                (i) The representations and warranties of SPAC contained in Section 5.12 shall be true and correct in all but de minimis respects as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all but de minimis respects at and as of such date, except for changes after the date of this Agreement which are contemplated or expressly permitted by this Agreement and (ii) each of the representations and warranties of SPAC contained in this Agreement (other than Section 5.12) (disregarding any qualifications and exceptions contained therein relating to materiality, material adverse effect or any similar qualification or exception) shall be true and correct as of the Closing Date, except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date, in each case, inaccuracies or omissions that is not a SPAC Material Adverse Effect;

(b)                Each of the covenants of SPAC and the Merger Sub to be performed as of or prior to the Closing shall have been performed in all material respects;

(c)                The Company shall have delivered each of the closing deliverables set forth in Section 2.6(b);

(d)                The size and composition of the post-Closing Domesticated SPAC Board of Directors shall have been appointed as set forth in Section 6.12; and

(e)                There shall not have occurred and be continuing a SPAC Material Adverse Effect after the date of this Agreement.

Article VIII
TERMINATION/EFFECTIVENESS

8.1.             Termination. This Agreement may be terminated and the Transactions abandoned, upon written notice, at any time prior to the Closing:

(a)                by mutual written consent of the Company and SPAC duly authorized by each of their respective boards of directors;

(b)                by the Company or SPAC, on or after the day that is ten months of the date of this Agreement (or such later time mutually agreed upon by the Company and SPAC) (the “Agreement End Date”), if the Closing shall not have occurred by 5:00 p.m. (Hong Kong time) on such date (provided, that (A) if the SEC has not cleared the Proxy Statement/Prospectus on or prior to the Agreement End Date, the Agreement End Date shall be automatically extended for sixty (60) days, or (B) if the SEC has cleared the Proxy Statement/Prospectus on or prior to the Agreement End Date, the Agreement End Date shall be automatically extended for thirty (30) days after such clearance); provided, that neither the Company, on the one hand, nor SPAC, on the other hand, may terminate this Agreement pursuant to this Section 8.1(b) if it (or in the case of SPAC, either of SPAC or Merger Sub) is in material breach of any representation, warranty, covenant or obligation hereunder and such material breach causes, or results in, either (i) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Closing set forth in Article VII on or prior to the Agreement End Date or (ii) the failure of the Closing to have occurred on or prior to the Agreement End Date;

(c)                by the Company or SPAC, if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order or enacted a Law which has become final and nonappealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Company or SPAC if the failure by such party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d)                by the Company, if the SPAC Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e)                by SPAC, if the Company Shareholder Approval shall not have been obtained within two (2) Business Days after the Registration Statement is declared effective by the SEC and delivered or otherwise made available to the Company Shareholders;

(f)                 by SPAC if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (ii) is not cured by the Company or by its nature is incapable of being cured by the Company by the earlier of the Agreement End Date and sixty (60) days following receipt by the Company of a written notice from SPAC describing in reasonable detail the nature of such breach; or

(g)                by the Company if SPAC shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (ii) is not cured by SPAC or by its nature is incapable of being cured by SPAC by the earlier of the Agreement End Date and sixty (60) days following receipt by SPAC of a written notice from the Company describing in reasonable detail the nature of such breach.

8.2.             Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 8.1, then this Agreement shall become void and of no further force or effect and each of the parties hereto and each of their respective Affiliates, equityholders, directors, officers, employees and other representatives shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any of the parties; provided, however, that notwithstanding anything herein to the contrary, (i) no such termination shall relieve any party from liability for any willful breach of this Agreement, willful misconduct or fraud by that party and (ii) the provisions of this Section 8.2 and Article IX and the Nondisclosure Agreement shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms.

Article IX
MISCELLANEOUS

9.1.             Trust Account Waiver. The Company acknowledges that, as described in the Prospectus, available at www.sec.gov, substantially all of SPAC assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a trust account for the benefit of SPAC’s public shareholders and the underwriters of SPAC’s initial public offering (the “Trust Account”) pursuant to the Trust Agreement. The Company acknowledges that it has been advised by SPAC that funds in the Trust Account except for a portion of the interest earned on the amounts held in the Trust Account may be disbursed only in accordance with the Trust Agreement and the SPAC Articles. For and in consideration of SPAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement and any negotiations or agreements with SPAC; provided, that (a) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against SPAC for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for SPAC to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the SPAC Shareholder Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect SPAC’s ability to fulfill its obligation to effectuate the SPAC Shareholder Redemptions, or for fraud and (b) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

9.2.             Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement and the relevant provision signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, no delay in exercising, any right, power or remedy hereunder or to require satisfaction of any condition herein nor any course of dealing shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.3.             Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) if delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise) by 5:00 PM Pacific Time on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM Eastern Time, on the first Business Day after such delivery, (b) when sent by email with affirmative confirmation of receipt (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt) or the mailing by prepaid certified or registered mail, return receipt requested, in each case, at the following addresses or e-mail addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

(a)           If to SPAC, prior to the Closing, to:

HH&L Acquisition Co.

Suite 2001-2002, 20/F, York House

The Landmark, 15 Queen’s Road Central
Central, Hong Kong

Attention:	Richard Li
Email:	richard.li@hopuhl.com

with copies (which shall not constitute actual or constructive notice) to:

White & Case LLP
1221 Avenue of the Americas

New York, NY, 10020-1095

The United States

Attention:	Joel Rubinstein
Jessica Zhou
Steven Sha
Email:	joel.rubinstein@whitecase.com
jessica.zhou@whitecase.com
steven.sha@whitecase.com

(b)           If to the Company prior to, or the Surviving Company after the Effective Time, the Closing, to:

DiaCarta, Ltd.
c/o DiaCarta Inc.
4385 Hopyard Rd, Suite 100

Pleasanton, CA, 94588

Attention:	Aiguo (Adam) Zhang
Email:	azhang@diacarta.com

with copies (which shall not constitute actual or constructive notice) to:

Loeb & Loeb LLP
345 Park Ave

New York, NY 10154

Attention:	Mitchell S. Nussbaum
Email:	mnussbaum@loeb.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

9.4.             Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.5.             Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that (a) the SPAC Indemnified Parties and the past, present and future directors, managers, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 6.13, (b) the Nonparty Affiliates are intended third-party beneficiaries of, and may enforce, Section 9.16 and (c) W&C and Loeb & Loeb LLP are intended third-party beneficiaries of, and may enforce, Section 9.20.

9.6.             Expenses.

(a)                Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, investment bankers, brokers, finders, and other representatives or consultants if the Closing does not occur. If the Closing shall occur, the SPAC and the Surviving Company shall pay or cause to be paid the Unpaid Transaction Expenses as provided in Section 2.6(d). For the avoidance of doubt, any payments to be made (or to cause to be made) by SPAC pursuant to the provision in this Section 9.6(a) shall be paid upon consummation of the Merger and release of proceeds from the Trust Account.

(b)                The Company, on the one hand, and SPAC, on the other, shall be responsible for and shall pay one-half (1/2) of any and all Transfer Taxes incurred in connection with the Transactions. The party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and, if required by applicable Law, the other parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

9.7.             Governing Law; Jurisdiction; Remedies.

(a)                This Agreement, and any Action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction, except that the Domestication and any provisions of this Agreement that are expressly or otherwise required to be governed by the Cayman Companies Act, shall be governed by the Laws of the Cayman Islands (without giving effect to choice of law principles thereof).

(b)                All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware) (or any appellate courts thereof) and each party irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 9.3 and subject to compliance with applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and under the Laws of the State of Delaware and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.7.

9.8.             Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY ACTION RELATING TO THIS AGREEMENT, EACH ANCILLARY AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH ACTION IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH ACTION A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY ACTION ARISING UNDER THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SUCH PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.9.             Company and SPAC Disclosure Letters. The Company Disclosure Letter and the SPAC Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the SPAC Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and shall not be deemed to constitute an acknowledgment by the Company or SPAC, as applicable that the matter is required to be disclosed by the terms of this Agreement, nor shall such disclosure be deemed (a) an admission of any breach or violation of any Contract or applicable Law, (b) an admission of any liability or obligation to any third party, or (c) to establish a standard of materiality.

9.10.          Entire Agreement. (a) This Agreement (together with the Company Disclosure Letter and the SPAC Disclosure Letter), (b) the Registration Rights Agreement, the Lock-Up Agreement, the SPAC Holders Support Agreement, the Company Holders Support Agreement and the Sponsor Shares Forfeiture Agreement (the “Ancillary Agreements”) and (c) the confidentiality agreement, dated as of May 11, 2021, between SPAC and the Company (the “Nondisclosure Agreement”), constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.

9.11.          Amendments. Subject to applicable Law, the parties shall not modify or amend this Agreement, except by written agreement executed and delivered by the duly authorized officers of each of the respective parties and acknowledge and agree that this Agreement cannot be terminated orally or by course of conduct; provided, that no amendment shall be made to this Agreement after the Effective Time; provided, further, that after receipt of SPAC Shareholder Approval, if any such amendment shall by applicable Law or SPAC’s Governing Documents require further approval of the SPAC Shareholders, the effectiveness of such amendment shall be subject to the approval of the SPAC Shareholders; provided, further, that no amendment of any provision of this Agreement that is intended for the benefits any third party beneficiary shall be made without consent from such third party beneficiaries.

9.12.          Publicity.

(a)                All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual written approval of SPAC and the Company, which approval shall not be unreasonably withheld, conditioned or delayed by any party; provided, that no party shall be required to obtain consent pursuant to this Section 9.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 9.12(a).

(b)                The restriction in Section 9.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval or early termination under any Antitrust Laws and to make any relating filing shall be deemed not to violate this Section 9.12.

9.13.          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

9.14.          Headings; Counterparts. The table of contents and headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9.15.          Enforcement.

(a)                Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder in order to consummate the Merger) in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the non-breaching parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b)                In the event of any Action initiated by any party arising under or out of, in connection with or in respect of, this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in such action, as determined and fixed by the court.

(c)                Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

9.16.          Non-Recourse. Except to the extent otherwise set forth in the Ancillary Agreements, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may arise under this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the Preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor to any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as set forth in the Ancillary Agreements), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise set forth in the Ancillary Agreements: each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise.

9.17.          Non-Survival. Except (a) as otherwise contemplated by Section 8.2, or (b) in the case of claims against a Person in respect of such Person’s willful misconduct or fraud, each of the representations and warranties in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall not survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof).

9.18.          Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

9.19.          Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

9.20.          Legal Representation.

(a)                Each of SPAC and the Company hereby agrees on its own behalf and on behalf of its directors, members, managers, partners, officers, employees, stockholders and Affiliates and each of their respective successors and assigns (including after the Closing, the Surviving Company) (all such parties, the “W&C Waiving Parties”), that White & Case LLP (“W&C”) may represent the shareholders or holders of other equity interests of the Sponsor or of SPAC or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company) (collectively, the “W&C WP Group”), in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, notwithstanding its prior representation of the Sponsor, SPAC and its Subsidiaries, or other W&C Waiving Parties. Each of SPAC and the Company, on behalf of itself and the W&C Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising from or relating to W&C’s prior representation of the Sponsor, SPAC and its Subsidiaries, or other W&C Waiving Parties. Each of SPAC and the Company, for itself and the W&C Waiving Parties, hereby further irrevocably acknowledges and agrees that all privileged communications, written or oral, between the Sponsor, SPAC, or its Subsidiaries, or any other member of the W&C WP Group, on the one hand, and W&C (in its role as counsel to SPAC), on the other hand, made prior to the Closing, in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby, or any matter relating to any of the foregoing, are privileged communications that do not pass to the Surviving Company notwithstanding the Merger, and instead survive, remain with and are controlled by the W&C WP Group (the “W&C Privileged Communications”), without any waiver thereof. SPAC and the Company, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the W&C Privileged Communications, whether located in the records or email server of the Surviving Company and its Subsidiaries, in any Action against or involving any of the parties after the Closing, and SPAC and the Company agree not to assert that any privilege has been waived as to the W&C Privileged Communications, by virtue of the Merger.

(b)                The W&C Waiving Parties agree that Loeb & Loeb LLP (“Loeb”) may serve as counsel to the Company and its Subsidiaries and their respective directors, officers and employees (individually and collectively, the “Seller Group”) in each case, solely in connection with any Action or obligation arising out of or relating to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby, and that, following consummation of the Transactions, Loeb may serve as counsel to the Seller Group or any director, manager, member, partner, stockholder, officer, employee or Affiliate of any member of Seller Group, in connection with any Action or obligation arising out of or relating to this Agreement or the Transactions notwithstanding such representation or any continued representations, and each of SPAC and the Company, on behalf of itself and the W&C Waiving Parties, hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. Each of SPAC and the Company, on behalf of itself and the W&C Waiving Parties, agrees to take the steps necessary to ensure that any privilege attaching as a result of Loeb representing the Company or any of its Subsidiaries in connection with the Transactions shall survive the Closing and shall remain in effect. As to any privileged attorney client communications between Loeb and the Company or Loeb and any of the Company’s Subsidiaries in connection with the Transactions prior to the Closing (collectively, the “Loeb Privileged Communications”), SPAC, the Company and each of its Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that if the Merger and the other Transactions are consummated, all Loeb Privileged Communications related to such Transactions will become the property of (and be controlled by) the Seller Group, and none of SPAC, the Surviving Company or any of its Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns shall retain any copies of such records or have any access to them. In the event that SPAC is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Loeb Privileged Communications, SPAC shall be entitled to access or obtain a copy of and disclose the Loeb Privileged Communications to the extent necessary to comply with any such legal requirement or request.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

HH&L ACQUISITION CO.

By:	/s/ Richard Qi Li
Name:	Richard Qi Li
Title:	Chief Executive Officer and Director

DIAMOND MERGER SUB INC.

By:	/s/ Richard Qi Li
Name:	Richard Qi Li
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

DIACARTA, LTD.

By:	/s/Aiguo Zhang
Name:	Aiguo Zhang
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

Exhibit A

Form of Registration Rights Agreement

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of October 14, 2022, by and among:

(i)	DiaCarta, Inc., a Delaware corporation (“Domesticated SPAC”);

(ii)	DiaCarta Holdings, Inc., a Delaware Corporation (“Domesticated Company”);

(iii)	HH&L Investment Co., a Cayman Islands exempted company (“Sponsor”);

(iv)	certain equityholders of Domesticated SPAC listed on Schedule I hereto (each, a “SPAC Holder” and collectively, the “SPAC Holders”); and

(v)	certain equityholders of Domesticated Company listed on Schedule II hereto (each, a “Company Holder” and collectively, the “Company Holders” and together with the SPAC Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, each a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, DiaCarta, Ltd., a Cayman Islands exempted company and prior to the Company Domestication described below, predecessor to Domesticated Company (“Company”), Diamond Merger Sub Inc. (“Merger Sub”), and HH&L Acquisition Co., a Cayman Islands exempted company and prior to the Company Domestication described below, predecessor to Domesticated SPAC (“SPAC”) have entered into that certain Business Combination Agreement, dated as of October 14, 2022 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (a) SPAC shall migrate to and domesticate as a Delaware corporation; (b) the Company shall migrate to and domesticate as a Delaware corporation (the “Company Domestication”); (c) Merger Sub will merge with and into Domesticated Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Domesticated SPAC (as defined below); and (d) Domesticated SPAC will change its name to “DiaCarta, Inc.”;

WHEREAS, the Company and the Company Holders are parties to that certain Investors’ Rights Agreement, dated August 18, 2017 (the “Prior Company Agreement”);

WHEREAS, SPAC and certain of the SPAC Holders are parties to that certain Registration Rights Agreement, dated February 5, 2021 (the “Prior SPAC Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
DEFINITIONS

The following capitalized terms used herein have the following meanings:

“Action” means any charge, claim, action, complaint, petition, prosecution, audit, investigation, appeal, suit, litigation, injunction, writ, order, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Addendum Agreement” is defined in Section  6.2.

“affiliate” of any particular person means any other person controlling, controlled by or under common control with such person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of Domesticated SPAC.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Business Day” means a day on which commercial banks are open for business in New York, U.S., the Cayman Islands and Hong Kong, except a Saturday, Sunday or public holiday (gazetted or non-gazetted and whether scheduled or unscheduled).

“Closing” has the meaning assigned to such term in the Business Combination Agreement.

“Closing Date” has the meaning assigned to such term in the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Company Holders” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Company Holders” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Demanding SPAC Holders” is defined in Section 2.2.1.

“Domesticated SPAC” is defined in the preamble to this Agreement.

2

“Effective Time” has the meaning assigned to such term in the Business Combination Agreement.

“Effectiveness Period” is defined in Section 3.1.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-1 Shelf” has the meaning assigned to such term in Section 2.1.1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Form S-3 Shelf” has the meaning assigned to such term in Section 2.1.1.

“Governmental Authority” means any federal, state, provincial, municipal, local, foreign, multi-national, supra-national, government or governmental authority or regulatory body thereof, or political subdivision thereof, or any commission, department, board, bureau, agency, instrumentality or authority thereof, any court, tribunal, arbitrator, arbitration panel or similar judicial body or any self-regulatory organization.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, assessment or award (including any arbitration award), in each case, entered by or with any Governmental Authority.

“Holder” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Law” means any statute, law, ordinance, rule, regulation, directive or Governmental Order, in each case, of any Governmental Authority.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 6.5.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

3

“Permitted Transfer” means any of the following type of transfers (irrespective whether a restriction on Transfer then applies) between any of the Sponsor, SPAC Holders and any person to whom shares of Domesticated SPAC Common Stock have been transferred pursuant to a type of transfer as described below and is or has become parties to this Agreement: (i) Transfers of shares of Domesticated SPAC Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (ii) Transfers by will or intestate succession upon the death of the undersigned; (iii) Transfers of shares of Domesticated SPAC Common Stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (iv) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (a) Transfers to any affiliate, including another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder, or (b) as part of distributions of shares of Domesticated SPAC Common Stock to partners, limited liability company members or shareholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (v) if the Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vi) Transfers to the officers or directors of Domesticated SPAC or the Sponsor or their respective affiliates; (vii) Transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (vi).

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Company Agreement” is defined in the preamble to this Agreement.

“Prior SPAC Agreement” is defined in the recitals to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) any outstanding shares of Domesticated SPAC Common Stock or any other equity security (including shares of Domesticated SPAC Common Stock issued or issuable upon the exercise of any other equity security) of Domesticated SPAC held by a Holder as of immediately following the Effective Time, (b) any outstanding shares of Domesticated SPAC Common Stock or any other equity security (including shares of Domesticated SPAC Common Stock issued or issuable upon the exercise of any other equity security) of Domesticated SPAC constituting Aggregate Merger Consideration (as defined in the Business Combination Agreement), (c) the Domesticated SPAC Warrants (including any share of Domesticated SPAC Common Stock issued or issuable upon the exercise of any such Domesticated SPAC Warrants) and (d) any other equity security of Domesticated SPAC or any of its Subsidiaries, or any successor, issued or issuable with respect to any securities referred to in (a) – (c), above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged, in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Domesticated SPAC to the transferee; (c) such securities shall have ceased to be outstanding; (d) such securities are eligible for resale without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (f) such Holder ceases to hold at least one percent (1%) of the shares of Domesticated Common Stock that are outstanding at such time.

4

“Registration Statement” means a registration statement filed by Domesticated SPAC with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time. “SPAC Holders” is defined in the recitals to this Agreement.

“Sponsor” is defined in the preamble to this Agreement.

“Subsequent Shelf” has the meaning assigned to such term in Section 2.1.3.

“Subsidiary” means, with respect to any Person (for purposes of this definition, the “Controlling Company”), any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company and/or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member, and, in each case of the foregoing clauses (i) and (ii), any predecessor or successor of such other Person.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any shares of Domesticated SPAC Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Domesticated SPAC Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include (x) any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer or (y) a Permitted Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” means an underwritten or other coordinated public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

5

“Underwritten Demand Registration” is defined in Section 2.2.1.

Article 2
REGISTRATION RIGHTS.

2.1              Resale Shelf Registration Rights.

2.1.1          Registration Statement Covering Resale of Registrable Securities. Within forty-five (45) calendar days following the Closing Date, Domesticated SPAC shall prepare and file or cause to be prepared and filed with the Commission, as the case may be, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (if Domesticated SPAC is then eligible to use a Form S-3 Shelf) (the (“Form S-3 Shelf”, and, together with the Form S-1 Shelf, whichever may be applicable, a (“Resale Shelf Registration Statement”)), in either case, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale by Holders from time to time of all of the Registrable Securities (determined as of two (2) business days prior to such submission or filing). Domesticated SPAC shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but no later than the earlier of (a) the sixtieth (60th) calendar day following the filing date thereof (or the ninetieth (90th) calendar day if the Commission notifies Domesticated SPAC that it will “review” the Registration Statement), and (b) the tenth (10th) business day after the date Domesticated SPAC is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period or until such time as there are no longer any Registrable Securities. In the event Domesticated SPAC files a Form S-1 Shelf, Domesticated SPAC shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any subsequent Resale Shelf Registration Statement) to a Form S-3 Shelf as soon as reasonably practicable after Domesticated SPAC is eligible to use a Form S-3 Shelf. Domesticated SPAC’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.1.1.

2.1.2          Notification and Distribution of Materials. Domesticated SPAC shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

6

2.1.3          Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, Domesticated SPAC shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith, as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act, with respect to the disposition of all the Registrable Securities during the Effectiveness Period or until such time as there are no longer any Registrable Securities. If a Resale Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, Domesticated SPAC shall use commercially reasonable efforts to, as promptly as is reasonably practicable: (a) cause such Resale Shelf Registration Statement to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), (b) amend such Resale Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf, or (c) prepare and file an additional Resale Shelf Registration Statement (a “Subsequent Shelf”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf is filed pursuant to this Section 2.1.3, Domesticated SPAC shall use commercially reasonable efforts to (a) cause such Subsequent Shelf to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (b) keep such Subsequent Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf shall be on Form S-3 to the extent that Domesticated SPAC is eligible to use such form, and shall be an automatic shelf registration statement as defined in Rule 405 promulgated under the Securities Act if Domesticated SPAC is a well-known, seasoned issuer as defined in Rule 405 promulgated under the Securities Act, at the most recent applicable eligibility determination date. Domesticated SPAC’s obligation under this Section 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.2.

2.1.4          Change in Registration. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs Domesticated SPAC that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Domesticated SPAC agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available, to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Domesticated SPAC shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available, written or oral guidance; comments; requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis, based on the total number of Registrable Securities held by the Holders, and subject to a determination by the Commission or pursuant to SEC Guidance that certain Holders must be reduced first, based on the number of Registrable Securities held by such Holders. In the event that Domesticated SPAC amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Domesticated SPAC will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Domesticated SPAC or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available, to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5          Notice of Certain Events. Domesticated SPAC shall promptly notify the Holders in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). Domesticated SPAC shall promptly notify each Holder, in writing, of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto, or any post-effective amendment to the Resale Shelf Registration Statement, and of the effectiveness of any post-effective amendment.

7

2.2              Demand Registration.

2.2.1          Request for Registration. At any time, and from time to time, after the expiration of any lock-up period to which the Holders may be subject, when an effective Resale Shelf Registration Statement is on file with the Commission: (a) (i) Holders of at least 15% in interest of the then outstanding number of Registrable Securities held collectively by the SPAC Holders (“Demanding SPAC Holders”) or (ii) Holders of at least a majority in interest of the then outstanding number of Registrable Securities held collectively by the Company Holders (“Demanding Company Holders” and, together with the Demanding SPAC Holders, the “Demanding Holders” and each a “Demanding Holder”), as the case may be, may request to sell all or any portion of their Registrable Securities in an Underwritten Takedown and (b) to the extent Domesticated SPAC is not eligible to use a Registration Statement on Form S-3 after twelve months after the date of this Agreement, the Demanding Holders may require Domesticated SPAC to file a Registration on Form S-1 to effect an underwritten offering or other coordinated offering of all or any portion of their Registrable Securities (“Underwritten Demand Registration” and, together with an Underwritten Takedown, a “Demand Registration”); provided in each case that Domesticated SPAC shall only be obligated to effect an underwritten offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $40 million (the “Minimum Takedown Threshold”). The SPAC Holders, on the one hand, and the Company Holders, on the other hand, may each demand not more than two (2) Demand Registrations pursuant to this Section 2.2.1 in any 12-month period. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Domesticated SPAC will, within five (5) days of its receipt of the Demand Registration, notify all Holders that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration shall so notify Domesticated SPAC within five (5) days after the receipt by the holder of the notice from Domesticated SPAC and, upon any such request, shall be deemed Demanding Holders and shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. Domesticated SPAC shall not be obligated to effect: (a) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1, (b) more than two Underwritten Takedowns in any twelve-month period, (c) more than one (1) Underwritten Demand Registration during any twelve-month period, (d) more than two Underwritten Demand Registrations at the request of Demanding SPAC Holders, or (e) more than two Underwritten Demand Registrations at the request of Demanding Company Holders, provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2.1 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute an Underwritten Demand Registration pursuant to this 2.2.1. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any Holder or any transferee thereof request an underwritten offering during any lock-up period applicable to such Person.

2.2.2          Effective Registration. A Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) Domesticated SPAC has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Domesticated SPAC shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

8

2.2.3          Underwritten Offering. If the Demanding Holders so elect and such holders so advise Domesticated SPAC as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least $40 million, and the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting, and the inclusion of such Holder’s Registrable Securities in the underwriting, to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters. Subject to Section 2.3.1 and 2.4(b), the majority-in-interest of the Holders initiating the demand shall have the right to select the Underwriter or Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks ), subject to the approval of Domesticated SPAC’s prior approval (which shall not be unreasonably withheld, conditioned or delayed).

2.2.4          Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Domesticated SPAC and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Domesticated SPAC Common Stock or other securities which Domesticated SPAC desires to sell and shares of Domesticated SPAC Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of Domesticated SPAC who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the (“Maximum Number of Shares”)), then Domesticated SPAC shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as (“Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 or 2.3.1 hereof, without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i) and (ii), shares of Domesticated SPAC Common Stock or other securities that Domesticated SPAC desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) - (iii), shares of Domesticated SPAC Common Stock or other securities for the account of other persons that Domesticated SPAC is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5          Withdrawal. Prior to the pricing of an offering pursuant to a Demand Registration, if a majority-in-interest of the Demanding Holders initiating such Demand Registration disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Domesticated SPAC and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse Domesticated SPAC for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

9

2.3              Piggy-Back Registration.

2.3.1          Piggy-Back Rights. If Domesticated SPAC proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Domesticated SPAC for its own account or for stockholders of Domesticated SPAC for their account (or by Domesticated SPAC and by stockholders of Domesticated SPAC including, without limitation, pursuant to Section 2.1 or Section 2.2, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Domesticated SPAC’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of Domesticated SPAC, (iv) filed on Form S-4, related to any merger, acquisition or business combination, (v) for a dividend reinvestment plan or (vi) filed in connection with a Block Trade by one or more holders of Registrable Securities in accordance with Section 2.4, then Domesticated SPAC shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). Domesticated SPAC shall, in good faith, cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Domesticated SPAC, and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form, with the Underwriter or Underwriters selected by Domesticated SPAC for such Piggy-Back Registration.

2.3.2          Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Domesticated SPAC and the holders of Registrable Securities in writing that the dollar amount or number of shares of Domesticated SPAC Common Stock which Domesticated SPAC desires to sell, taken together with shares of Domesticated SPAC Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then Domesticated SPAC shall include in any such registration:

(a)                If the Registration is undertaken for Domesticated SPAC’s account: (i) first, shares of Domesticated SPAC Common Stock or other securities that Domesticated SPAC desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), shares of Domesticated SPAC Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (iii) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), shares of Domesticated SPAC Common Stock or other securities for the account of other persons that Domesticated SPAC is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

10

(b)                If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (a) first, shares of Domesticated SPAC Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (b) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (a), shares of Domesticated SPAC Common Stock or other securities that Domesticated SPAC desires to sell that can be sold without exceeding the Maximum Number of Shares; (c) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a) and (b), shares of Domesticated SPAC Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (d) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (a), (b) and (c), shares of Domesticated SPAC Common Stock or other securities for the account of other persons that Domesticated SPAC is obligated to register, pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3          Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Domesticated SPAC of such request to withdraw, prior to the effectiveness of the Registration Statement. Domesticated SPAC (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, Domesticated SPAC shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration prior to its withdrawal, as provided in Section 3.3.

2.3.4          Unlimited Piggy-Back Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof, and there shall be no limit on the number of Piggy-back Registrations.

2.4             Block Trades.

(a)                Notwithstanding the foregoing, following the expiration of any lock-up period that may be applicable to a Holder, at any time, and from time to time after when an effective Resale Shelf Registration Statement is on file with the Commission, if a Demanding Holder wishes to consummate a Block Trade, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $40 million or (y) all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of Domesticated SPAC, give Domesticated SPAC sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting a Registered underwritten Block Trade, (1) shall give Domesticated SPAC written notice of the transaction and the anticipated launch date of the transaction at least seven (7) Business Days prior to the anticipated launch date of the transaction, (2) Domesticated SPAC shall not be required to notify other Holders, and (3) Domesticated SPAC shall only be required to include in the Block Trade only shares held by the Demanding Holders.

(b)                The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable, nationally recognized investment banks).

11

(c)                Notwithstanding anything to the contrary in this Agreement, Section 2.3 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

Article 3
REGISTRATION PROCEDURES.

3.1               Filings; Information. Whenever Domesticated SPAC is required to effect the registration of any Registrable Securities pursuant to Section 2 or effecting an underwritten Block Trade, Domesticated SPAC shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1          Filing Registration Statement. Domesticated SPAC shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which Domesticated SPAC then qualifies or which counsel for Domesticated SPAC shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period or until such time as there are no longer any Registrable Securities; provided, however, that Domesticated SPAC shall have the right to defer any Demand Registration for a period up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, or suspend use of any Registration Statement, in each case if Domesticated SPAC shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of Domesticated SPAC stating that, in the good faith judgment of the Board, it would be materially detrimental to Domesticated SPAC and its stockholders for such Registration Statement to be effected at such time; provided, however, that Domesticated SPAC shall not defer its obligation in this manner more than three times in any 12-month period, and no more than 120 days in the aggregate in any twelve month period.

3.1.2          Copies. Domesticated SPAC shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3          Amendments and Supplements. Domesticated SPAC shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”) or until such time as there are no longer any Registrable Securities.

12

3.1.4          Notification. After the filing of a Registration Statement, Domesticated SPAC shall promptly, and in no event more than five (5) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within five (5) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Domesticated SPAC shall take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Domesticated SPAC shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5          Securities Laws Compliance. Domesticated SPAC shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Domesticated SPAC and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Domesticated SPAC shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or subject itself to taxation in any such jurisdiction.

3.1.6          Agreements for Disposition. Domesticated SPAC shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities to be Registered pursuant to this Agreement. The representations, warranties and covenants of Domesticated SPAC in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Domesticated SPAC.

3.1.7          Comfort Letter. If requested by the applicable managing Underwriter, Domesticated SPAC shall obtain a “cold comfort” letter from Domesticated SPAC’s independent registered public accountants or auditor in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders.

3.1.8          Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, Domesticated SPAC shall obtain an opinion, dated such date, of one (1) counsel representing Domesticated SPAC for the purposes of such Registration, addressed to the Holders, placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, the placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating Holders, provided, that the Holders shall cooperate fully in the preparation and delivery of such opinion.

13

3.1.9          Cooperation. Domesticated SPAC shall cause its principal executive officer, principal financial officer, principal accounting officer and all other officers and members of the management to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in reasonably requested meetings with Underwriters, attorneys, accountants and potential holders; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to Domesticated SPAC, prior to the release or disclosure of any such information.

3.1.10        Records. Upon execution of confidentiality agreements, Domesticated SPAC and selling holders of Registrable Securities shall make available for inspection by Domesticated SPAC and any other selling holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by Domesticated SPAC or any such holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties, as shall be necessary to enable them to exercise their due diligence responsibility, and cause their officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11        Earnings Statement. Domesticated SPAC shall comply with all applicable rules and regulations of the Commission and the Securities Act, and shall use commercially reasonable efforts to make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12       Listing. Domesticated SPAC shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Domesticated SPAC are then listed or designated.

3.1.13       Holder Obligations. 3.1.14 Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with information requested pursuant to Section 3.3, Domesticated SPAC may exclude such Holder’s Registrable Securities from the applicable Registration Statement or prospectus if it determines in good faith, based on the advice of counsel, that it is necessary to include such information in the applicable Registration Statement or prospectus and such Holder continues thereafter to withhold such information. In addition, no Person or entity may participate in any underwritten offering or Block Trade, or other offering for equity securities of Domesticated SPAC pursuant to a Registration initiated by Domesticated SPAC hereunder unless such Person or entity (i) agrees to sell such Person’s or entity’s securities on the basis provided in any underwriting arrangements approved by Domesticated SPAC; and (ii) completes and executes all customary questionnaires and other customary documents as may be reasonably required under the terms of such underwriting arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.1.14 shall not affect the registration of the other Registrable Securities to be included in such Registration. In connection with any underwritten offering of equity of Domesticated SPAC (other than a Block Trade) in which a Holder participates, such Holder agrees that it shall not Transfer any shares of Domesticated SPAC Common Stock or other equity securities of Domesticated SPAC (other than those included in such offering pursuant to this Agreement), without the prior written consent of Domesticated SPAC, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or by written consent of the managing Underwriters. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders); provided that, such agreement shall not be materially more restrictive than any similar agreement entered into by the directors and executive officers of Domesticated SPAC participating in such underwritten offering; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders.

14

3.1.15       Obligation to Suspend Distribution. Upon receipt of any notice from Domesticated SPAC: (a) that the applicable Registration or prospectus contains an untrue statement of a material fact or an omission to state a material fact required to be stated in such Registration or prospectus, or necessary to make the statements in such Registration or prospectus (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, (b) of the occurrence of any event of the kind described in Section 3.1.4, or, (c) of any suspension by Domesticated SPAC, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in Domesticated SPAC’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities, pursuant to the Registration Statement covering such Registrable Securities, until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4 or the restriction on the ability of “insiders” to transact in Domesticated SPAC’s securities is removed, as applicable, and, if so directed by Domesticated SPAC, each such holder will deliver to Domesticated SPAC all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.1.16        Registration Expenses. Except as set forth in Section 2.2.5, Domesticated SPAC shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any demand takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-4 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Domesticated SPAC’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Domesticated SPAC and fees and expenses for independent certified public accountants retained by Domesticated SPAC; and (viii) the fees and expenses of any special experts retained by Domesticated SPAC in connection with such registration, and (ix) only in an underwritten offering, the fees and expenses of one legal counsel selected by the holders of a majority in interest of the Registrable Securities included in such offering. Domesticated SPAC shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and Domesticated SPAC shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

15

3.2               Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by Domesticated SPAC, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with Domesticated SPAC’s obligation to comply with Federal and applicable state securities Laws.

Article 4
INDEMNIFICATION AND CONTRIBUTION.

4.1               Indemnification by Domesticated SPAC. Domesticated SPAC agrees to indemnify and hold harmless each Holder, and each of its officers, employees, directors, partners, members, and each person, if any, who controls a Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Domesticated SPAC shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or Action; provided, however, that Domesticated SPAC will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Domesticated SPAC, in writing, by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities Laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2               Indemnification by Holders of Registrable Securities. Each selling Holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless Domesticated SPAC, each of its directors and officers, and each other selling Holder and each other person, if any, who controls Domesticated SPAC or another selling Holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or Actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Domesticated SPAC by such selling Holder expressly for use therein, or is based on any selling Holder’s violation of the federal securities Laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse Domesticated SPAC, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or Action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

16

4.3               Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any Action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or Action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or Action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or Action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or Action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any Action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4             Contribution.

4.4.1          If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or Action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or Action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or Action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

17

4.4.3          The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or Action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such Action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Article 5
RE-SALE RIGHT AND RULE 144 REPORTING

5.1               Re-Sale Right. Domesticated SPAC shall, at its own cost, upon the request by a Holder, and upon the receipt of any customary documentation required from the applicable Holder in connection therewith, use its commercially reasonable efforts to facilitate the Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144, the maximum number of its Registrable Securities, including, without limitation: (a) the prompt delivery of applicable instruction letters to Domesticated SPAC’s transfer agent to remove legends from the Holder’s share certificates, and (b) causing the prompt delivery of appropriate legal opinions from Domesticated SPAC’s counsel in forms reasonably satisfactory to the Holder’s counsel; (c) if Domesticated SPAC has depositary receipts listed or traded on any exchange or inter-dealer quotation system, (i) the prompt delivery of instruction letters to Domesticated SPAC’s share registrar and depositary agent to convert the Holder’s securities into depositary receipts or similar instruments to be deposited in the Holder’s brokerage account(s), (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holder, and (iii) taking any and all other steps necessary to facilitate the conversion into depositary receipts or similar instruments (for the avoidance of doubt, Domesticated SPAC shall not be obligated to pay any American depositary share issuance or transfer fees or expenses and stock transfer taxes in relation to any sale or disposition of the Registrable Securities); provided, however, that Domesticated SPAC shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an underwritten offering.

5.2               Rule 144 Reporting. Domesticated SPAC agrees to use commercially reasonable efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act; (b) file with the SEC in a timely manner all reports and other documents required of Domesticated SPAC under the Securities Act and the Exchange Act; and (c) furnish to the Holder promptly upon request (i) a written statement by Domesticated SPAC as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Domesticated SPAC, and (iii) such other reports and documents of Domesticated SPAC as the Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

18

Article 6
MISCELLANEOUS.

6.1              Other Registration Rights and Arrangements. Domesticated SPAC represents and warrants that no person, other than a holder of the Registrable Securities has any right (“Registration Rights”) to require Domesticated SPAC to register any of shares of Domesticated SPAC Common Stock for sale or to include shares of Domesticated SPAC Common Stock in any registration filed by Domesticated SPAC for the sale of shares for its own account or for the account of any other person, except for any agreement (“PIPE Registration Rights Agreement”) entered into with any investor to give such investor any Registration Right, who purchased shares of Domesticated SPAC Common Stock at US$10 per share in a private placement or placements consummated prior to or concurrently with the Closing, provided, however, that the terms and conditions of any PIPE Registration Rights Agreement shall not be more favorable than those provided to the Holders hereunder, unless the Company and the Sponsor have otherwise agreed in writing. The Company and the Company Holders hereby terminate the Prior Company Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. Domesticated SPAC and the SPAC Holders hereby, subject to and conditioned upon the Closing, terminate the Prior SPAC Agreement, which shall be of no further force and effect following the Closing and shall, upon the Closing, be superseded and replaced in its entirety by this Agreement.

6.2             Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Domesticated SPAC hereunder may not be assigned or delegated by Domesticated SPAC in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to Domesticated SPAC a properly completed agreement, to be bound by the terms of this Agreement substantially in form, attached hereto as Exhibit A (an “Addendum Agreement”), the transferor shall have delivered to Domesticated SPAC, no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred, and transferor has agreed to be bound by any lock-up or transfer restrictions applicable to holder and such holder’s Registrable Securities. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

19

6.3             Amendments and Modifications. Upon: (i) the approval of a majority of the total number of directors serving on Domesticated SPAC’s board of directors who are not nominated or designated pursuant to contractual rights of Holders; (ii) the written consent of Domesticated SPAC, and (iii) the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of share capital of Domesticated SPAC, in a manner that is materially and proportionally different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any holder or Domesticated SPAC and any other party hereto or any failure or delay on the part of a Holder or Domesticated SPAC in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder or Domesticated SPAC. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.4              Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (a) all of the Registrable Securities have been sold, pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (b) the holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided, further, that with respect to any Holder, such Holder will have no rights under this Agreement and all obligations of Domesticated SPAC to such Holder under this Agreement shall terminate upon the earliest date (x) such Holder ceases to hold at least $200,000 Registrable Securities and (y) such Holder is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

6.5              Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice), or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

20

If to Domesticated SPAC or Domesticated Company:

DiaCarta, Inc.

4385 Hopyard Rd, Suite 100

Pleasanton, CA, 94588
Attention:    Aiguo Zhang
Email:            azhang@diacarta.com

with a copy (which will not constitute actual or constructive notice) to:

Loeb & Loeb
345 Park Avenue, 19th Floor

New York, NY 10154

Attention:     Mitchell S. Nussbaum, Esq., Janeane R. Ferrari, Esq.

Email:            mnussbaum@loeb.com, jferrari@loeb.com and rmoawad@loeb.com

If to an Holder, to the address set forth under such Holder’s signature to this Agreement or to such Holder’s address as found in Domesticated SPAC’s books and records.

6.6             Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All legal proceedings arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York, provided, however, that if such federal court does not have jurisdiction over such legal proceedings, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such legal proceedings in the manner provided in Section 6.5 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any legal proceeding arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any legal proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.5.

6.7             WAIVER OF TRIAL BY JURY. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

21

6.8            Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Company Agreement and the Prior SPAC Agreement.

6.9             Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

6.10           Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.11           Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Page Follows]

22

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

DIACARTA, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

DIACARTA HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HH&L INVESTMENT CO.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HOLDER:

Name:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

SPAC Holders

SCHEDULE II

Company Holders

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on [•], 20[•], by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of [•], 2022 (the “Agreement”), by and among Domesticated SPAC and the other parties thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1.                   Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of Domesticated SPAC Common Stock (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a Holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Holder” and a holder of Registrable Securities for all purposes under the Agreement.

2.                   Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement, (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto and (c) agrees to be bound by any lock-up or transfer restrictions applicable to the transferor of the Shares and the Shares, to the extent applicable to the New Holder.

3.                   Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED
Print Name:	DIACARTA, INC.

By:	By:

Exhibit B

Form of Lock-Up Agreement

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [●], 2022 by and among DiaCarta, Inc., a Delaware corporation (the “Domesticated SPAC”) and each of HH&L Investment Co., a Cayman Islands exempted company (“Sponsor”), certain holders of securities of Domesticated SPAC, set forth on Schedule I hereto (such securityholders the “Sponsor Holders”), and certain shareholders of DiaCarta Holdings, Inc., a Delaware corporation (the “Domesticated Company”) set forth on Schedule II (such shareholders, the “Company Holders”). The Sponsor, the Sponsor Holders, the Company Holders and any Person who hereafter becomes a party to this Agreement pursuant to Section 2 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.”

RECITALS

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Business Combination Agreement, dated as of October 14, 2022, by and among HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (the “SPAC”), Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the SPAC (“Merger Sub”) and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (the “Company”) (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”).

WHEREAS, in connection with transactions contemplated by the Merger Agreement, and in view of the valuable consideration to be received by the parties thereunder, the Domesticated SPAC, Sponsor, each of the Sponsor Holders and each of the Company Holders desire to enter into this Agreement, pursuant to which the Holders’ Lock-Up Shares (as defined below) shall become subject to limitations on Transfer (as defined below) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties agree as follows:

1.                   Definitions. The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a)                “Lock-Up Period” shall mean the period beginning on the Closing Date and ending on the earlier of (i) the date that is twelve (12) months after the Closing Date, or (ii) subsequent to the Closing Date, the date on which (x) the closing trading price of the shares of Domesticated SPAC Common Stock equals or exceeds US$12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing 150 days after the Closing Date; or (y) the date on which the Domesticated SPAC completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of Domesticated SPAC’s public shareholders having the right to exchange their shares of Domesticated SPAC Common Stock for cash, securities or other property subsequent to the Closing Date;

(b)                “Lock-Up Shares” shall mean with respect to (i) Sponsor, the Sponsor Holders and each of their Permitted Transferees, the Domesticated SPAC Common Stock held by such Person immediately following the Closing (excluding (1) any Domesticated SPAC Common Stock acquired in the public market, (2) any shares acquired from equity investment or financing permitted by Section 6.18 of the Merger Agreement, and (3) any Domesticated SPAC Common Stock acquired upon the conversion, exercise or exchange of any Domesticated SPAC Warrants); and (ii) the Company Holders and their respective Permitted Transferees, (A) the Domesticated SPAC Common Stock held by such Person immediately following the Closing (excluding (1) any Domesticated SPAC Common Stock acquired in the public market, (2) any shares acquired from equity investment or financing permitted by Section 6.18 of the Merger Agreement, and (3) any Domesticated SPAC Common Stock acquired upon the conversion, exercise or exchange of any Domesticated SPAC Warrants); and (B) Domesticated SPAC Common Stock issued to directors and officers of Domesticated SPAC immediately prior to or at the Closing, upon settlement or exercise of restricted stock units, stock options or other equity awards outstanding, including, with respect to both (i) and (ii) above, any securities paid as dividends or distributions with respect to or into which the Lock-Up Shares are exchanged or converted;

(c)                “Permitted Transferee” shall mean any Person to whom a Holder is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(b);

(d)                “Transfer” shall mean the voluntary or involuntary, (i) transfer, offer, sale or assignment of, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of (whether by operation of law or otherwise), directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security; (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (iii) public disclosure of any intention to effect any transaction, including the filing of a registration statement, as specified in clause (i) or (ii).

2.                   Lock-Up Provisions.

(a)                Subject to Section 2(b), each Holder agrees that it shall not Transfer any Lock-Up Shares until the end of the Lock-Up Period (the “Lock-Up Restrictions”).

(b)                Notwithstanding the provisions set forth in Section 2(a), each Holder or its respective Permitted Transferees may Transfer the Lock-Up Shares during the Lock-Up Period, without the consent of Domesticated SPAC, (i) to (A) Domesticated SPAC’s or the Holder’s officers, directors, consultants or their affiliates; (B) any affiliates or immediate family members of Domesticated SPAC’s officers or directors; (C) any director, officer, employee, direct or indirect partners, members or equity holders of the Sponsor or any related investment funds or vehicles controlled or managed by such Persons or their respective affiliates; or (D) as a distribution to any direct or indirect partners, members or equity holders of such Holder, any affiliates of such Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such person or entity or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (v) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (i) through (iv) above; (vi) to the partners, members or equity holders of such Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (vii) in the case of an individual, to a partnership, limited liability company or other entity of which such individual and/or the immediate family of such individual is the legal and beneficial owner of all of the outstanding securities or similar interests; (viii) in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust; (ix) in the case of an entity, by virtue of the laws of the state of the entity’s organization and the entity’s Governing Documents upon dissolution of the entity; (x) to Domesticated SPAC; (xi) pursuant to the exercise of stock options through a “net” or “cashless” exercise, or receipt of shares upon vesting of restricted stock units granted pursuant to an equity incentive plan; (xii) forfeitures of Domesticated SPAC Common Stock to satisfy tax withholding requirements (including estimated taxes) upon the vesting of equity-based awards granted pursuant to an equity incentive plan; (xiii) in connection with (but subject to the completion of) a bona fide liquidation, merger, stock exchange, reorganization, recapitalization, consolidation, tender offer or change of control approved by the Domesticated SPAC Board or a duly authorized committee thereof or other similar transaction which results in all of Domesticated SPAC’s shareholders having the right to exchange their shares of Domesticated SPAC Common Stock for cash, securities or other property subsequent to the Closing Date (including negotiating and entering into an agreement providing for any such transaction), provided, however, that in the event that such liquidation, merger, stock exchange, reorganization, recapitalization, consolidation, tender offer or change of control is not completed, the Lock-Up Shares subject to this Agreement shall remain subject to this Agreement; (xiv) in connection with any legal, regulatory or other order; (xv) in connection with the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer, sale or trading of Lock-Up Shares during the Lock-Up Period and no public announcement or filing is voluntarily made regarding such trading plan during the Lock-Up Period; or (xvi) pledges of Lock-Up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Holder, provided, however, that (x) the relevant Holder continues to control the exercise of the voting rights of such pledged Lock-Up Shares and any foreclosures on such pledged Lock-Up Shares, and (y) such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers and any pledgee agrees to be subject to the Lock-Up; provided, however, that in the case of clauses (i) through (ix) such Permitted Transferees must enter into a written agreement with Domesticated SPAC agreeing to be bound by the transfer restrictions in this Section 2.

(c)                In order to enforce this Section 2, Domesticated SPAC may impose stop-transfer instructions with respect to the Lock-Up Shares until the end of the Lock-Up Period.

(d)                For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of Domesticated SPAC with respect to the Lock-Up Shares during the Lock-Up Period, including the right to vote any Lock-Up Shares that such Holders is entitled to vote.

(e)                If any director, officer or Significant Holder (as defined below) is granted a release or waiver from any lock-up agreement (such holder a “Triggering Holder”) executed in connection with the Closing prior to the expiration of the Lock-Up Period, then the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro-rata basis with respect to such number of Lock-Up Shares rounded down to the nearest whole security equal to the product of (i) the total percentage of Lock-Up Shares held by the Triggering Holder immediately following the consummation of the Closing that are being released from the lock-up agreement multiplied by (ii) the total number of Lock-Up Shares held by the undersigned immediately following the consummation of the Closing. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that (together with any investment funds affiliated with such person or entity) beneficially owns one percent (1%) or more of the total outstanding common stock of Domesticated SPAC. Notwithstanding the foregoing, the provisions of this paragraph shall not apply if the release or waiver is effected solely to permit a transfer not involving a disposition for value, and if the transferee agrees in writing at the time of transfer to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect

(f)                 Each Holder hereby represents and warrants that as of the date of this Agreement, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Domesticated SPAC Common Stock, or any economic interest in or derivative of such shares, other than those shares of Domesticated SPAC Common Stock issued pursuant to the Merger Agreement or shares acquired from equity investment or financing permitted by Section 6.18 of the Merger Agreement.

3.                   Miscellaneous.

(a)                  Insider Letter. The Lock-Up Restrictions shall supersede, if applicable, the lock-up provisions contained in the Letter Agreement dated February 5, 2021 and such Letter Agreement shall terminate and be of no further force or effect as of the day following the Closing Date.

(b)                 No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to any Holder in connection with this Agreement.

(c)                  Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier to occur of (i) termination of the Merger Agreement in accordance with its terms; or (ii) the expiration of the Lock-up Period.

(d)                 Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

(e)                 Amendment; Waiver. Upon (i) the approval of a majority of the total number of directors serving on the Domesticated SPAC Board who are not nominated or designated pursuant to contractual rights of Holders; (ii) the written consent of the Sponsor (such written consent of the Sponsor required only to the extent the Sponsor beneficially owns in the aggregate more than fifty percent (50%) of the Lock-Up Shares beneficially owned by the Holders); and (iii) the written consent of Holders of a majority of the total Lock-Up Shares, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by Domesticated SPAC, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects a Holder, solely in its capacity as a holder of Lock-Up Shares, in a manner that is materially and proportionally different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or Domesticated SPAC and any other party hereto or any failure or delay on the part of a Holder or Domesticated SPAC in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Domesticated SPAC. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(f)                  Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise); (ii) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice); or (iii) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

If to Domesticated SPAC:

DiaCarta, Inc.

4385 Hopyard Rd, Suite 100
Pleasanton, CA, 94588
Attention:    Aiguo Zhang
Email:            azhang@diacarta.com

with a copy (which shall not constitute actual or constructive notice) to:

Loeb & Loeb LLP
345 Park Avenue, 19th Floor

New York, NY 10154

Attention:    Mitchell S. Nussbaum, Esq. and Janeane R. Ferrari, Esq.

Email:             mnussbaum@loeb.com and jferrari@loeb.com

If to the Sponsor:

Suite 2001-2002, 20/F, York House

The Landmark, 15 Queen’s Road Central

Central, Hong Kong

Attention:    Richard Qi Li

Email:            richard.li@hopuhl.com

with a copy (which shall not constitute actual or constructive notice) to:

White & Case LLP
1221 Avenue of the Americas

New York, NY, 10020-1095

The United States

Attention:    Joel Rubinstein

Jessica Zhou

Steven Sha

Email:            joel.rubinstein@whitecase.com

jessica.zhou@whitecase.com

steven.sha@whitecase.com

If to any Holder, at such Holder’s address or email address as set forth in Schedule I or Schedule II, as applicable.

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

(g)                Assignment. This Agreement and the rights, duties and obligations of Domesticated SPAC hereunder may not be assigned or delegated by Domesticated SPAC in whole or in part without the prior written consent of the other parties, and any such assignment or delegation without prior written consent shall be void. Prior to the expiration of the Lock-up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part without the prior written consent of the other parties, and any such transfer without prior written consent shall be void, except in connection with a transfer of Lock-Up Shares by such Holder permitted pursuant to Section 2(b), but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(h)                Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

(i)                 Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All Actions arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over any such Actions, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 3(c) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any Action arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto; and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3(f).

(j)                 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY ACTION RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH ACTION IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH ACTION A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY ACTION ARISING UNDER THIS AGREEMENT OR RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SUCH PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(k)                Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of Domesticated SPAC or any of the Holders under any other agreement between any of the Holders and Domesticated SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Holders or Domesticated SPAC under this Agreement.

(l)                 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(m)               Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(n)                Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n)                Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law; or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(o)                Several Liability. The liability of any Holder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Holder be liable for any other Holder’s breach of such other Holder’s obligations under this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[DIACARTA, LTD.]

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HH&L INVESTMENT CO.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[●]

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[●]

By:
Name:

Schedule I

Sponsor Holders

Schedule II

Company Holders

Exhibit C

Form of Domesticated SPAC Certificate of Incorporation

CERTIFICATE OF INCORPORATION
OF
diacarta, INC.

Article I

The name of the corporation is DiaCarta, Inc. (the “Corporation”).

Article II

The address of the Corporation’s registered office in the State of Delaware is [●]. The name of its registered agent at such address is [●].

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

Article IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is [●]. The total number of shares of Common Stock that the Corporation is authorized to issue is [●], having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [●], having a par value of $0.0001 per share.

Article V

The powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1.       General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.       Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter properly submitted to a vote of stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

1

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.       Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends and other distributions on the Common Stock when, as and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, in accordance with applicable law. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis. The Corporation shall not declare or pay any dividend or make any distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock.

4.       Liquidation. Subject to the rights and preferences of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock on an equal priority, pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, or Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation filed with respect to any series of Preferred Stock.

2

Article VI

The name and mailing address of the Sole Incorporator is as follows:

Name:	Address:
[●]	[●]

Article VII

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.     Subject to the special rights of the holders of any one or more series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”); the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Effective Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Effective Time. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Effective Time, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Certificate of Incorporation. No decrease in the number of directors shall shorten the term of any incumbent director.

B.      Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws.

C.      Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D.     Subject to the special rights of the holders of any one or more series of Preferred Stock that may be designated from time to time, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of any one or more series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed and until such director’s successor is elected and qualified or until his or her earlier death, resignation, disqualification, or removal.

3

E.      Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VII, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VII, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F.      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws, any adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class.

G.     No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled unless required by applicable law at the time of such election. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Article VIII

A.     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent or electronic transmission in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

4

B.      Subject to the special rights of the holders of any one or more series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C.      Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

Article IX

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty or otherwise as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article IX, or the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article IX, shall not adversely affect any right or protection or increase the liability of any director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Article X

A.     The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and instead the provisions of Article X(B)-(D) below shall apply, for so long as the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”).

B.      The Corporation shall not engage in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)           prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

(2)           upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

5

(3)           at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

C.      The restrictions contained in the foregoing Article X(B) shall not apply if:

(1)           a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder and (ii) would not, at any time, within the three-year period immediately prior to the business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

(2)           the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article X(C)(2), (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Article X(C)(2).

D.     For purposes of this Article X, references to:

(1)           “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)           “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of the voting power thereof; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)           “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a.       any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (B) of this Article X is not applicable to the surviving entity;

6

b.       any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c.       any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d.       any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e.       any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4)           “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this subsection (D) of Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

7

(5)           “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) any Stockholder Party, any Stockholder Party Direct Transferee, any Stockholder Party Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (b) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)           “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

a.       beneficially owns such stock, directly or indirectly;

b.       has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c.       has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7)           “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8)           “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

8

(9)           “Stockholder Party” means [●] and their respective successors; provided, however, that the term “Stockholder Party” shall not include the Corporation or any of the Corporation’s direct or indirect subsidiaries.

(10)       “Stockholder Party Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(11)       “Stockholder Party Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party Direct Transferee or any other Stockholder Party Indirect Transferee, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(12)       “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall be calculated on the basis of the aggregate number of votes applicable to all shares of such voting stock, and by allocating to each share of voting stock, that number of votes to which such share is entitled.

Article XI

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article XI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article XI. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XI to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article XI shall only be prospective and shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

9

The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

Article XII

A.     Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of this Article XII(A) shall not apply to claims or causes of actions brought to enforce any liability or duty created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

10

B.      Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

C.      Any person or entity holding, owning, purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

Article XIII

A.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article XIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.      Notwithstanding anything contained in this Certificate of Incorporation to the contrary or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any vote required by applicable law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock that may be designated from time to time, subject to the rights of the holders of any series of Preferred Stock, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class: Article VII, Article VIII, Article IX, Article X, Article XI, Article XII and this Article XIII.

C.      If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

11

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this [●] day of [●], [●].

[Name]
Sole Incorporator

12

Exhibit D

Form of Bylaws of SPAC upon SPAC Domestication

Bylaws

of

DiaCarta, Inc.

(a Delaware corporation)

Page

Article I—Corporate Offices	1

1.1	Registered Office	1

1.2	Other Offices	1

Article II—Meetings of Stockholders	1

2.1	Place of Meetings	1

2.2	Annual Meeting	1

2.3	Special Meeting	1

2.4	Notice of Business to be Brought before a Meeting	2

2.5	Notice of Nominations for Election to the Board of Directors	5

2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors	7

2.7	Notice of Stockholders’ Meetings	8

2.8	Quorum	9

2.9	Adjourned Meeting; Notice	9

2.10	Conduct of Business	9

2.11	Voting	10

2.12	Record Date for Stockholder Meetings and Other Purposes	10

2.13	Proxies	11

2.14	List of Stockholders Entitled to Vote	11

2.15	Inspectors of Election	11

2.16	Delivery to the Corporation	12

Article III—Directors	12

3.1	Powers	12

3.2	Number of Directors	12

3.3	Election, Qualification and Term of Office of Directors	12

3.4	Resignation and Vacancies	13

3.5	Place of Meetings; Meetings by Telephone	13

3.6	Regular Meetings	13

3.7	Special Meetings; Notice	13

3.8	Quorum	14

3.9	Board Action without a Meeting	14

3.10	Fees and Compensation of Directors	14

Article IV—Committees	14

4.1	Committees of Directors	14

4.2	Meetings and Actions of Committees	15

4.3	Subcommittees	15

-i-

(continued)

Page

Article V— Officers	15

5.1	Officers	15

5.2	Appointment of Officers	16

5.3	Subordinate Officers	16

5.4	Removal and Resignation of Officers	16

5.5	Vacancies in Offices	16

5.6	Representation of Shares of Other Corporations	16

5.7	Authority and Duties of Officers	16

5.8	Compensation	16

Article VI—Records	17

Article VII—General Matters	17

7.1	Execution of Corporate Contracts and Instruments	17

7.2	Stock Certificates	17

7.3	Special Designation of Certificates	18

7.4	Lost Certificates	18

7.5	Shares Without Certificates	18

7.6	Construction; Definitions	18

7.7	Dividends	18

7.8	Fiscal Year	18

7.9	Seal	19

7.10	Transfer of Stock	19

7.11	Stock Transfer Agreements	19

7.12	Registered Stockholders	19

7.13	Waiver of Notice	19

Article VIII—Notice	20

8.1	Delivery of Notice; Notice by Electronic Transmission	20

-ii-

(continued)

Page

Article IX—Indemnification	21

9.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	21

9.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	21

9.3	Authorization of Indemnification	21

9.4	Good Faith Defined	22

9.5	Indemnification by a Court	22

9.6	Expenses Payable in Advance	22

9.7	Nonexclusivity of Indemnification and Advancement of Expenses	22

9.8	Insurance	23

9.9	Certain Definitions	23

9.10	Survival of Indemnification and Advancement of Expenses	23

9.11	Limitation on Indemnification	24

9.12	Indemnification of Employees and Agents	24

9.13	Primacy of Indemnification	24

Article X—Amendments	24

Article XI—Definitions	24

-iii-

Bylaws

of

DiaCarta, Inc.

Article I—Corporate Offices

1.1          Registered Office.

The address of the registered office of DiaCarta, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2          Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II—Meetings of Stockholders

2.1          Place of Meetings.

Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held wholly or partially by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2          Annual Meeting.

The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3          Special Meeting.

Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation. No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4          Notice of Business to be Brought before a Meeting.

(i)             At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii)           Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii)         To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a)           As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

2

(b)           As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of capital stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c)           As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of capital stock of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

3

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(iv)         A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v)           Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vi)         This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(vii)       For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

4

2.5          Notice of Nominations for Election to the Board of Directors.

(i)             Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (x) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (y) by a stockholder present in person (A) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (y) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(ii)           Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(a)           Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(b)           In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

5

(c)           In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 2.5(ii)(b), or (iii) the tenth day following the date of public disclosure (as defined in Section 2.4) of such increase.

(iii)         To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a)           As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b)           As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting); and

(c)           As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

6

(iv)         A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(v)           In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2.6          Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i)             To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election and (E) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

7

(ii)           The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(iii)         A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv)         No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v)           Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7          Notice of Stockholders’ Meetings.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting, either personally, or by facsimile or other electronic means, by or at the direction of the Chief Executive Officer, the Secretary, or the persons calling the meeting, to each stockholder entitled to vote at such meeting. Such notice shall be deemed to be given at the time of receipt thereof if given personally or at the time of transmission thereof if given by facsimile or other electronic means. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

8

2.8          Quorum.

Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9          Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10      Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9

2.11      Voting.

Except as may be otherwise provided in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock having voting power held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12      Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

10

2.13      Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

2.14      List of Stockholders Entitled to Vote.

The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held wholly or partially by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15      Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i)             determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii)           count all votes or ballots;

(iii)         count and tabulate all votes;

11

(iv)         determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v)           certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16      Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III—Directors

3.1          Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these by-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2          Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3          Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

12

3.4          Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5          Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6          Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7          Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i)             delivered personally by hand, by courier or by telephone;

(ii)           sent by United States first-class mail, postage prepaid;

(iii)         sent by facsimile or electronic mail; or

(iv)         sent by other means of electronic transmission,

13

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8          Quorum.

At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9          Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, entitled to vote with respect to the subject matter thereof consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10      Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV—Committees

4.1          Committees of Directors.

The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws and except as otherwise prescribed by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal the Certificate of Incorporation or any bylaw of the Corporation; adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or authorize the declaration of a dividend.

14

4.2          Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i)             Section 3.5 (place of meetings; meetings by telephone);

(ii)           Section 3.6 (regular meetings);

(iii)         Section 3.7 (special meetings; notice);

(iv)         Section 3.9 (board action without a meeting); and

(v)           Section 7.13 (waiver of notice),

with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i)             the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)           special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii)         the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.2, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.3          Subcommittees.

Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V— Officers

5.1          Officers.

The officers of the Corporation shall include a Chief Executive Officer and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, a Treasurer, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

15

5.2          Appointment of Officers.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.

5.3          Subordinate Officers.

The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

5.4          Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5          Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6          Representation of Shares of Other Corporations.

The Chairperson of the Board, the Chief Executive Officer or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7          Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8          Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

16

Article VI—Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the Corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII—General Matters

7.1          Execution of Corporate Contracts and Instruments.

The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2          Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, the Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

17

7.3          Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof.

7.4          Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond, or may prescribe such other terms and conditions, sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5          Shares Without Certificates

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6          Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7          Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8          Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

18

7.9          Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.10      Transfer of Stock.

Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11      Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

7.12      Registered Stockholders.

The Corporation:

(i)             shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii)           shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13      Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

19

Article VIII—Notice

8.1          Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)             if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)           if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iii)         if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

20

Article IX—Indemnification

9.1          Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

9.2          Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 9.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

9.3          Authorization of Indemnification.

Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors, officers, employees and agents, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

21

9.4          Good Faith Defined.

For purposes of any determination under Section 9.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2, as the case may be.

9.5          Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 9.3, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.1 or 9.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2, as the case may be. Neither a contrary determination in the specific case under Section 9.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article IX shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

9.6          Expenses Payable in Advance.

Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

9.7          Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 9.1 or 9.2 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or Section 9.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

22

9.8          Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

9.9          Certain Definitions.

For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “other enterprise” as used in this Article IX shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

9.10      Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

23

9.11      Primacy of Indemnification.

Notwithstanding that a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to Covered Persons are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Persons are secondary); and (ii) shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of all liabilities, without regard to any rights Covered Persons may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of Covered Persons with respect to any claim for which Covered Persons have sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Covered Persons against the Corporation. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this Section 9.11 shall only apply to Covered Persons in their capacity as Covered Persons.

9.12      Repeal or Modification.

Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of the Covered Persons existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Article X—Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation at any regular or special meeting of stockholders at which a quorum is present or represented; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation with the power to vote generally in an election of directors, voting together as a single class, provided notice of the proposed adoption, amendment or repeal be contained in the notice of such meeting.

Article XI—Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

[Remainder of page intentionally left blank.]

24

Exhibit E

Form of New Equity Incentive Plan

DIACARTA, INC.

2022 EQUITY INCENTIVE PLAN

Article I
PURPOSE

The purpose of this DiaCarta, Inc. 2022 Equity Incentive Plan (the “Plan”) is to benefit DiaCarta, Inc., a Delaware corporation (the “Company”), and its stockholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

Article II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1              “Affiliate” shall mean (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise..

2.2              “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.

2.3              “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.4              “Board” shall mean the Board of Directors of the Company.

2.5              “Base Value” shall have the meaning given to such term in Section 14.2.

2.6              “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7              “Change of Control” shall mean, except as otherwise provided in an Award Agreement, (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a)               Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b)               The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c)               The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d)               The approval by the holders of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

2

(e)               Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

Notwithstanding the foregoing, solely for the purpose of determining the timing of any payments pursuant to any Award constituting a “deferral of compensation” subject to Code Section 409A, a Change of Control shall be limited to a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

2.8              “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.9              “Committee” shall mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided in Section 4.1.

2.10          “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11          “Consultant” shall mean any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.12          “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13          “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

3

2.14          “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15          “Effective Date” shall mean [●], 2022.

2.16          “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17          “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.

2.18          “Fair Market Value” shall mean, as of any date, the value of a share of Stock determined as follows:

(a)               If the Stock is listed on any established stock exchange or a national market system, the per share closing sales price for shares of Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)               If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked per share prices for the Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)               In the absence of an established market for the Stock, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose).

Notwithstanding the foregoing, (i) the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

2.19          “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

4

2.20          “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21          “Incentive Stock Option” shall mean an Option which is designated by the Committee as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.22          “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.23          “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

2.24          “Non-qualified Stock Option” shall mean an Option which is not designated by the Committee as an Incentive Stock Option.

2.25          “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.26          “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

2.27          “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

2.28          “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.29          “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Stock Award or a Performance Unit Award.

2.30          “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.

5

2.31          “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.32          “Performance Unit Award” or “Performance Unit” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.33          “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.34          “Plan” shall mean this DiaCarta, Inc. 2022 Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

2.35          “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.36          “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.37          “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or Shares shall be made to the Holder, based on the number of Units awarded to the Holder.

2.38          “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.39          “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.40          “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.41          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.42          “Shares” or “Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.43          “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

6

2.44          “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.45          “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.46          “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.47          “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.48          “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.

2.49          “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.50          “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.51          “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

Article III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

7

Article IV

ADMINISTRATION

4.1              Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two (2) or more Directors who are each (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) “independent” for purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

4.2              Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

4.3              Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4              Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

8

Article V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1              Authorized Shares. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to any adjustments as necessary pursuant to Article XV, the aggregate number of shares of Stock reserved and available for grant and issuance under the Plan pursuant to all Awards (including Incentive Stock Options) shall be fifteen percent (15%) of the Shares of Stock outstanding immediately upon completion of the Company’s initial public offering. In addition, subject to any adjustments as necessary pursuant to Article XV, such aggregate number of shares of Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 3% of the total number of shares of Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Stock. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis. Shares underlying Awards under this Plan that are forfeited, canceled, expire unexercised, or are settled in cash shall also be available again for issuance as Awards under the Plan.

5.2              Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

Article VI
ELIGIBILITY AND TERMINATION OF SERVICE

6.1              Eligibility. Awards made under the Plan may be granted solely to individuals who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

9

6.2              Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(a)               The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(i)                 If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(ii)              If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(iii)            If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b)               In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs.

10

6.3              Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4              Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

Article VII
OPTIONS

7.1              Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the option period.

7.2              Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement

11

7.3              Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

7.4              Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

12

7.5              Option Price and Payment. The price at which a Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6              Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7              Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate. Any substitute Awards granted under this Plan shall not reduce the number of Shares authorized for grant under the Plan.

7.8              Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

Article VIII
RESTRICTED STOCK AWARDS

8.1              Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

13

8.2              Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book-entry or certificated form in the Company’s sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

8.3              Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

14

Article IX

UNRESTRICTED STOCK AWARDS

9.1              Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2              Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3              Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

Article X
RESTRICTED STOCK UNIT AWARDS

10.1          Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified vesting schedule. At the time a Restricted Stock Unit Award is made, the Committee shall establish the vesting schedule applicable to such Award. Each Restricted Stock Unit Award may have a different vesting schedule, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2          Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

15

10.3          Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive Shares or a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

Article XI
PERFORMANCE UNIT AWARDS

11.1          Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2          Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

11.3          Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

16

Article XII

PERFORMANCE STOCK AWARDS

12.1          Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.

12.2          Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made in accordance with Section 12.3, below. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.

12.3          Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Article XIII
DISTRIBUTION EQUIVALENT RIGHTS

13.1          Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

17

13.2          Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3          Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

Article XIV
STOCK APPRECIATION RIGHTS

14.1          Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2          Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a)               The excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b)               The number of Shares with respect to which the Stock Appreciation Right is exercised.

18

14.3          Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a)               The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b)               The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c)               The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d)               The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e)               The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

19

Article XV
RECAPITALIZATION OR REORGANIZATION

15.1          Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

15.2          Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

15.3          Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.

15.4          Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.

20

15.5          Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

15.6          No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

Article XVI
AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 7.8 (repricing prohibitions) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Holder or beneficiary (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

21

Article XVII

MISCELLANEOUS

17.1          No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

17.2          No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

17.3          Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

17.4          No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

22

17.5          Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

17.6          Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

17.7          Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

17.8          Clawback Policy. All Awards (including on a retroactive basis) granted under the Plan are subject to the terms of any Company forfeiture, incentive compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable laws, as well as any other policy of the Company that may apply to the Awards, such as anti-hedging or pledging policies, as they may be in effect from time to time. In particular, these policies and/or provisions shall include, without limitation, (i) any Company policy established to comply with applicable laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (ii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the shares of Stock or other securities are listed or quoted, and these requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

23

17.9          No Obligation to Notify or Minimize Taxes.  The Company shall have no duty or obligation to any Holder to advise such Holder as to the time or manner of exercising any Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to any person.

17.10      Section 409A of the Code.

(a)               Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A of the Code and the authoritative guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Section 409A of the Code.

(b)               If a Holder is a “specified employee” (as such term is defined for purposes of Section 409A of the Code) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Section 409A of the Code and that becomes payable by reason of such termination of service shall be paid to the Holder (or in the event of the Holder’s death, the Holder’s representative or estate) before the earlier of  (x) the first business day after the date that is six months following the date of the Holder’s termination of service, and (y) within 30 days following the date of the Holder’s death. For purposes of Section 409A of the Code, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Section 409A of the Code, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Section 409A of the Code, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Holder’s “separation from service” within the meaning of Section 409A of the Code. If any Award is or becomes subject to Section 409A of the Code and if payment of such Award would be accelerated or otherwise triggered under a Change of Control, then the definition of Change of Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, to mean a “change in control event” as such term is defined for purposes of Section 409A of the Code.

(c)               Any adjustments made pursuant to Article XV to Awards that are subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to Article XV to Awards that are not subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Section 409A of the Code or (y) comply with the requirements of Section 409A of the Code.

24

17.11      Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

17.12      Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

17.13      Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

17.14      Governing Law. Except as otherwise provided herein, the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of law provisions thereof.

17.15      Subplans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Holders within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Holders in any jurisdiction that is not affected.

17.16      Notification of Election Under Section 83(b) of the Code. If any Holder, in connection with the acquisition of Stock under an Award, makes the election permitted under Section 83(b) of the Code, if applicable, the Holder shall notify the Company of the election within ten days of filing notice of the election with the Internal Revenue Service.

25

17.17      Paperless Administration. If the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

17.18      Broker-Assisted Sales. In the event of a broker-assisted sale of Stock in connection with the payment of amounts owed by a Holder under or with respect to the Plan or Awards: (a) any Stock to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) the Stock may be sold as part of a block trade with other Holders in the Plan in which all participants receive an average price; (c) the applicable Holder will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of the sale that exceed the amount owed, the Company will pay the excess in cash to the applicable Holder as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for the sale at any particular price; and (f) if the proceeds of the sale are insufficient to satisfy the Holder’s applicable obligation, the Holder may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Holder’s obligation.

17.19      Data Privacy. As a condition for receiving any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 17.19 by and among the Company and its subsidiaries and Affiliates exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its subsidiaries and Affiliates may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Stock held in the Company or its subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Holder authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any Stock. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding the Holder, request additional information about the storage and processing of the Data regarding the Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 17.19 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Committee’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws the consents in this Section 17.19.

26

17.20      Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

17.21      No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

17.22      Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

27

Exhibit F

Form of Company Holders Support Agreement

COMPANY HOLDERS SUPPORT AGREEMENT

This Company Holders Support Agreement (this “Agreement”) is dated as of October 14, 2022, by and among HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (“SPAC”), the Persons set forth on Schedule I hereto (each, a “Company Shareholder” and, collectively, the “Company Shareholders”), and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Shareholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of Company Shares as are indicated opposite each of their names on Schedule I attached hereto (all such Company Shares, together with any Company Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Shareholder during the period from the date hereof through the Expiration Time (as defined below) are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company and Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the SPAC (“Merger Sub”), have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, together with any letter, schedule, attachment, appendix and exhibit attached or referenced thereto, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, prior to the Effective Time and subject to the conditions of the Merger Agreement, SPAC shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and upon such continuation be registered as a Delaware corporation and deregistered in the Cayman Islands;

WHEREAS, prior to the Effective Time and subject to the conditions of the Merger Agreement, the Company shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and the Cayman Companies Act;

WHEREAS, in accordance with the Merger Agreement, among other transactions, at the Effective Time, Merger Sub will merge with and into the Domesticated Company, with the Domesticated Company surviving the Merger as a wholly owned subsidiary of Domesticated SPAC; and

WHEREAS, as an inducement to SPAC, Merger Sub, and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

1.1            Binding Effect of Merger Agreement. Each Company Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. From the date hereof until the Expiration Time, each Company Shareholder shall be bound by and comply with Sections 6.5 (Exclusivity) and 9.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 6.5 of the Merger Agreement (other than Section 6.5(a) or Section 6.5(c) thereof or for purposes of the definition of Acquisition Proposal) also referred to each such Company Shareholder. For the purposes of this Agreement, “Expiration Time” means the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 (Termination) thereof.

1.2            No Transfer. During the period commencing on the date hereof and ending on the Expiration Time, each Company Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares owned by such Company Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares owned by such Company Shareholder or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”), unless the buyer, assignee or transferee thereof executes a joinder agreement to this Agreement in a form reasonably acceptable to SPAC.

1.3            New Shares. In the event that (a) any Subject Shares or other Securities are issued to the Company Shareholder after the date of this Agreement pursuant to any distribution of bonus shares, stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Subject Shares owned by such Company Shareholder, (b) the Company Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares or other Securities after the date of this Agreement and prior to the Closing, or (c) the Company Shareholder acquires the right to vote or share in the voting of any Subject Shares or other Securities after the date of this Agreement (such Subject Shares or other Securities, the “New Securities”), then such New Securities acquired or purchased by such Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Shareholder as of the date hereof.

1.4            Company Shareholder Agreements. During the period commencing on the date hereof and ending on the Expiration Time, each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company distributed by the Company Board or otherwise undertaken as contemplated by the Merger Agreement or the transactions contemplated thereby, such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a)            to approve and adopt the Company Transaction Proposals, and the transactions contemplated therein; including without limitation to any other consent, waiver, approval is required under the Company’s Governing Documents or under any agreements between the Company and its shareholders, or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby or the Company Transaction Proposals;

(b)            in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or under any agreements between the Company and its shareholders, or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby or the Company Transaction Proposals or the transactions contemplated therein, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Shareholder’s Subject Shares held at such time in favor thereof;

(c)            against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement or the other Ancillary Agreements and the transactions contemplated thereby);

(d)            against preparation, approval or actions in connection with a public offering of any equity securities of the Company, any of its Subsidiaries, or a newly formed holding company of the Company or such Subsidiaries (other than in connection with the Company Transaction Proposals or pursuant to the Merger Agreement or the other Ancillary Agreements and the transactions contemplated thereby);

(e)            against any change in the business, management or Company Board (other than in connection with the Company Transaction Proposals and the transactions contemplated thereby); and

(f)            against any proposal, action or agreement that would (i) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Merger or any of the transactions contemplated by the Merger Agreement, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company or the Company Shareholders under the Merger Agreement or this Agreement, as applicable, (iii) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled, or (iv) change in any manner the dividend policy or capitalization of the Company, including the voting rights of any share capital of the Company or any other Securities.

During the period commencing on the date hereof and ending on the Expiration Time, each Company Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

1.5            No Challenges. Each Company Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

1.6            Further Assurances. Each Company Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or reasonably requested by SPAC or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7            No Inconsistent Agreement. Each Company Shareholder hereby represents and covenants that such Company Shareholder has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Company Shareholder’s obligations hereunder.

1.8            Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC or the Company) of such Company Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Company Shareholder. Each Company Shareholder represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Shareholder) as follows:

(a)            Organization; Due Authorization. If such Company Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, and the signature on this Agreement is genuine. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder. Each Company Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement.

(b)            Ownership. Such Company Shareholder is, as of the date hereof, the record and beneficial owner of, and has good title to, all of such Company Shareholder’s Subject Shares as indicated opposite such Company Shareholder’s name on Schedule I attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Merger Agreement, or (iv) any applicable securities Laws. Such Company Shareholder’s Subject Shares as indicated opposite such Company Shareholder’s name on Schedule I attached hereto are the only Securities in the Company owned of record or beneficially by such Company Shareholder on the date of this Agreement, and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Each Company Shareholder has the sole power to vote or cause to be voted such Company’s Subject Shares. Other than as set forth opposite such Company Shareholder’s name on Schedule I, such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any Securities.

(c)            No Conflicts. The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) if such Company Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Shareholder, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement.

(d)            Litigation. There are no Actions or other proceedings at law or in equity initiated or pending against such Company Shareholder, or to the knowledge of such Company Shareholder threatened against such Company Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement. There is no outstanding Governmental Order imposed upon such Company Shareholder, or, if applicable, any of the Company Shareholder’s Subsidiaries.

(e)            Adequate Information. Such Company Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty to such Company Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Shareholder are irrevocable.

(f)            Brokerage Fees. Except as described on Section 4.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by such Company Shareholder or, to the knowledge of such Company Shareholder, by the Company or for which the Company or any of its Affiliates may become liable.

(g)            Acknowledgment. Such Company Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Company Shareholder contained herein.

Article III
MISCELLANEOUS

3.1            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) as to each Company Shareholder, the written agreement of SPAC, the Company and such Company Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2            Amendment. Subject to applicable Law, this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company, and each Company Shareholder, and cannot be terminated orally or by course of conduct.

3.3            Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4            Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.3 of the Merger Agreement to the applicable party, with respect to the Company and SPAC, at the respective addresses set forth in Section 9.3 of the Merger Agreement, and, with respect to a Company Shareholder, at the address set forth on Schedule I.

3.5            Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.6            Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7            Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All Actions arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over any such Actions, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 3.4 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any Action arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.7.

3.8            Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY ACTION RELATING TO THIS AGREEMENT, EACH OTHER ANCILLARY AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH ACTION IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH ACTION A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER ANCILLARY AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY ACTION ARISING UNDER THIS AGREEMENT, THE OTHER ANCILLARY AGREEMENTS OR RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SUCH PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.9            Entire Agreement. This Agreement and any other documents and instruments and agreements among the parties hereto as contemplated or referred to herein, constitute the entire agreement among the parties to this Agreement in respect of the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, exist between such parties except as expressly set forth in this Agreement. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

3.10            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.11            Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

3.12            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the non-breaching parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

3.13            Adjustment for Stock Split. If, and as often as, there are any changes in the Company or the Subject Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shareholders, SPAC, the Company, or the Subject Shares, as so changed.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDER:

AIGUO ZHANG

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDER:

PAUL OKUNIEFF

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDER:

EFFIE HO

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDER:

VERITAS BIOSCIENCE

By:
Name:
Title:

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDER:

GIRTON WATER LTD.

By:
Name:
Title:

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPAC:

HH&L ACQUISITION CO.

By:
Name:
Title:

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY:

DIACARTA, LTD.

By:
Name:
Title:

[Signature Page to Company Holders Support Agreement]

Schedule I

Exhibit G

Form of SPAC Holders Support Agreement

SPAC HOLDERS SUPPORT AGREEMENT

This SPAC Holders Support Agreement (this “Agreement”) is dated as of October 14, 2022, by and among the Persons set forth on Exhibit A hereto (each, a “Shareholder” and, collectively, the “Shareholders”), HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (“SPAC”), and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Shareholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of SPAC Shares (all such shares (including shares underlying other securities), or any successor or additional shares of SPAC of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Shareholder prior to the termination of this Agreement are referred to herein as the “Subject Shares”) and SPAC Private Placement Warrants (all such warrants, or any successor or additional warrants of SPAC of which ownership is hereafter acquired by any such Shareholder prior to the termination of this Agreement are referred to herein as the “Subject Warrants”) of SPAC as are indicated opposite such Shareholder’s name on Exhibit A attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, SPAC, the Company and Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the SPAC (“Merger Sub”), have entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, together with any letter, schedule, attachment, appendix and exhibit attached or referenced thereto, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, prior to the Effective Time and subject to the conditions of the Merger Agreement, SPAC shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and upon such continuation be registered as a Delaware corporation and deregistered in the Cayman Islands;

WHEREAS, prior to the Effective Time and subject to the conditions of the Merger Agreement, the Company shall migrate to and domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and the Cayman Companies Act;

WHEREAS, in accordance with the Merger Agreement, among other transactions, at the Effective Time, Merger Sub will merge with and into the Domesticated Company, with the Domesticated Company surviving the Merger as a wholly owned subsidiary of Domesticated SPAC; and

WHEREAS, as an inducement to SPAC, Merger Sub, and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SHAREHOLDER SUPPORT AGREEMENT; COVENANTS

1.1            Binding Effect of Merger Agreement. Each Shareholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. From the date hereof until the Expiration Time (as defined below), each Shareholder shall be bound by and comply with Sections 6.6 (No Solicitation by SPAC) and 9.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “SPAC” contained in Section 6.6 of the Merger Agreement also referred to each such Shareholder.

1.2            No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”), each Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares or Subject Warrants owned by such Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or Subject Warrants owned by such Shareholder or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”).

1.3            New Shares. In the event that (a) any Subject Shares, Subject Warrants or other equity securities of SPAC are issued to the Shareholder after the date of this Agreement pursuant to any distribution of bonus shares, stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Subject Shares, Subject Warrants or other equity securities of SPAC owned by such Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Subject Shares, Subject Warrants or other equity securities of SPAC after the date of this Agreement and prior to the Closing, or (c) the Shareholder acquires the right to vote or share in the voting of any Subject Shares or other equity securities of SPAC after the date of this Agreement (such Subject Shares, Subject Warrants or other equity securities of SPAC, collectively, the “New Securities”), then such New Securities acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares or Subject Warrants owned by such Shareholder as of the date hereof.

1.4            Shareholder Agreements.

(a)            During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of SPAC (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of SPAC distributed by the SPAC Board or otherwise undertaken as contemplated by the Merger Agreement or the transactions contemplated thereby, such Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Shareholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(i)            to approve and adopt the SPAC Transaction Proposals, and the transactions contemplated therein; including without limitation to any other consent, waiver, approval is required under SPAC’s Governing Documents or under any agreements between SPAC and its shareholders, or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby or the SPAC Transaction Proposals;

(ii)            in any other circumstances upon which a consent or other approval is required under SPAC’s Governing Documents or under any agreements between SPAC and its shareholders, or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby or the SPAC Transaction Proposals or the transactions contemplated therein, to vote, consent or approve (or cause to be voted, consented or approved) all of such Shareholder’s Subject Shares held at such time in favor thereof;

(iii)            against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the SPAC Transaction Proposals and the transactions contemplated thereby);

(iv)            against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Merger Agreement or the other Ancillary Agreements and the transactions contemplated thereby);

(v)            against any change in the business, management or the SPAC Board (other than in connection with the SPAC Transaction Proposals and the transactions contemplated thereby);

(vi)            against any proposal, action or agreement that would (A) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement, the Merger or any of the transactions contemplated by the Merger Agreement, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC or the Shareholders under the Merger Agreement or this Agreement, as applicable, (C) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled, or (D) change in any manner the dividend policy or capitalization of SPAC, including the voting rights of any class of capital stock of SPAC; and

(vii)            to approve the Extension Proposal, subject to the terms and conditions in the Merger Agreement.

During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b)            Each Shareholder shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of February 5, 2021, by and among SPAC, the Sponsor, and certain directors and officers of SPAC (the “Letter Agreement”), including the obligations of the Shareholders pursuant to Section 1 therein to not redeem, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, any SPAC Ordinary Shares (including the Subject Shares) owned by such Shareholders in connection with the transactions contemplated by the Merger Agreement.

(c)            During the period commencing on the date hereof and ending on the Expiration Time, each Shareholder shall not modify or amend any Contract between or among the Shareholder or any Affiliate of such Shareholder (other than SPAC), on the one hand, and SPAC, on the other hand, without the prior written consent of the Company.

1.5            No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

1.6            Further Assurances. Each Shareholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or reasonably requested by SPAC or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.7            No Inconsistent Agreement. Each Shareholder hereby represents and covenants that such Shareholder has not entered into, shall not enter into, and shall not grant a proxy or power of attorney to enter into, any agreement or undertaking that would restrict, limit, be inconsistent with or interfere with the performance of such Shareholder’s obligations hereunder.

1.8            Waiver of Adjustment Provisions. Notwithstanding anything to the contrary in any other document, agreement or contract to which each Shareholder is bound, each Shareholder (for itself and for its successors, heirs, assigns and permitted transferees) hereby (but subject to the consummation of the Merger) irrevocably and unconditionally waives and agrees not to exercise or assert, any rights to adjustment or other anti-dilution protections with respect to the rate at which SPAC Class B Ordinary Shares convert into SPAC Class A Ordinary Shares in connection with the SPAC Class B Conversion and, in furtherance of the foregoing, each Shareholder hereby agrees and acknowledges that each SPAC Class B Ordinary Share shall convert into SPAC Class A Ordinary Shares on a one-for-one basis automatically immediately prior to the SPAC Domestication in connection with the SPAC Class B Conversion, such waiver, agreement and acknowledgement constituting sufficient and necessary waiver under the terms of the SPAC Articles to waive any and all adjustments to the Initial Conversion Ratio (as defined in the SPAC Articles) in connection with, and subject to, the consummation of the Merger.

1.9            Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement/Prospectus (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC or the Company) of such Shareholder’s identity and beneficial ownership of Subject Shares and Subject Warrants, and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

1.10            U.S. federal income tax treatment of SPAC Class B Conversion. For U.S. federal income Tax purposes, the parties intend that the SPAC Class B Conversion qualifies as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and the Treasury Regulations promulgated thereunder and this Agreement and the Merger Agreement, together, are intended to be, and are adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and the 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

Article II
REPRESENTATIONS AND WARRANTIES

2.1            Representations and Warranties of the Shareholders. Each Shareholder represents and warrants as of the date hereof to SPAC and the Company (solely with respect to itself, himself or herself and not with respect to any other Shareholder) as follows:

(a)            Organization; Due Authorization. If such Shareholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Shareholder. If such Shareholder is an individual, such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder, and the signature on this Agreement is genuine. This Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Shareholder. Each Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement. Each Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(b)            Ownership. Such Shareholder is, as of the date hereof, the record and beneficial owner of, and has good title to, all of such Shareholder’s Subject Shares and Subject Warrants as indicated opposite such Shareholder’s name on Exhibit A attached hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares or Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares or Subject Warrants, other than Liens pursuant to (i) this Agreement, (ii) the SPAC’s Governing Documents, (iii) the Merger Agreement, (iv) the Letter Agreement, or (v) any applicable securities Laws. Such Shareholder’s Subject Shares and Subject Warrants as indicated opposite such Shareholder’s name on Exhibit A attached hereto are the only equity securities in SPAC owned of record or beneficially by such Shareholder on the date of this Agreement, and none of such Shareholder’s Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares or Subject Warrants, except as provided hereunder and under the Letter Agreement. Each Shareholder has the sole power to vote or cause to be voted such Shareholder’s Subject Shares. Other than the Subject Warrants, the Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(c)            No Conflicts. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his, her or its obligations hereunder will not, (i) if such Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such Shareholder, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Shareholder or such Shareholder’s Subject Shares or Subject Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement, or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC or any of SPAC’s Subsidiaries, to the extent the creation of such Lien would prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement.

(d)            Litigation. There are no Actions or other proceedings at law or in equity initiated or pending against such Shareholder, or to the knowledge of such Shareholder threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of its, his or her obligations under this Agreement. There is no outstanding Governmental Order imposed upon such Shareholder, or, if applicable, any of the Shareholder’s Subsidiaries.

(e)            Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty to such Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares and Subject Warrants held by such Shareholder are irrevocable.

(f)            Brokerage Fees. Except as described on Section 5.14 of the SPAC Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by such Shareholder or, to the knowledge of such Shareholder, by SPAC or Merger Sub or for which SPAC or any of its Affiliates may become liable.

(g)            Acknowledgment. Such Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

Article III
MISCELLANEOUS

3.1            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) as to each Shareholder, the written agreement of SPAC, the Company and such Shareholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2            Amendment. Subject to applicable Law, this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, the Company, and each Shareholder, and cannot be terminated orally or by course of conduct.

3.3            Waiver. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

3.4            Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.3 of the Merger Agreement to the applicable party, with respect to the Company and SPAC, at the respective addresses set forth in Section 9.3 of the Merger Agreement, and, with respect to a Shareholder, at the address set forth on Exhibit A.

3.5            Assignment. No party hereto shall assign this Agreement or any part hereof or delegate any rights or obligations hereunder without the prior written consent of the other parties hereto and any such assignment, transfer or delegation without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.6            Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7            Governing Law; Jurisdiction. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction. All Actions arising under the Laws of the State of New York out of or relating to this Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over any such Actions, they shall be heard and determined exclusively in the Supreme Court of the State of New York, Commercial Division, sitting in the Borough of Manhattan of The City of New York (and any appellate court therefrom). Each of the parties hereto agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 3.4 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the aforesaid courts for the purpose of any Action arising under the Laws of the State of New York out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.7.

3.8            Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY ACTION RELATING TO THIS AGREEMENT, EACH OTHER ANCILLARY AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE AND WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH ACTION IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH ACTION A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER ANCILLARY AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH A SEPARATE ACTION OR OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY ACTION ARISING UNDER THIS AGREEMENT, THE OTHER ANCILLARY AGREEMENTS OR RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY SUCH PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.9            Entire Agreement. This Agreement and any other documents and instruments and agreements among the parties hereto as contemplated or referred to herein, constitute the entire agreement among the parties to this Agreement in respect of the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, exist between such parties except as expressly set forth in this Agreement. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

3.10            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.11            Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

3.12            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the non-breaching parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

3.13            Adjustment for Stock Split. If, and as often as, there are any changes in SPAC or the Subject Shares or Subject Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shareholders, SPAC, the Company, the Subject Shares or the Subject Warrants, as so changed.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPONSOR:

HH&L INVESTMENT CO.

By:
Name:
Title:

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

DEREK NELSEN SULGER

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

QINGJUN JIN

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

JINGWU ZHANG ZANG

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:

FREDERICK SI HANG MA

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPAC:

HH&L ACQUISITION CO.

By:
Name:
Title:

[Signature Page to SPAC Holders Support Agreement]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first written above.

COMPANY:

DIACARTA, LTD.

By:
Name:
Title:

[Signature Page to SPAC Holders Support Agreement]

Exhibit A

Exhibit H

Form of Sponsor Shares Forfeiture Agreement

SPONSOR SHARES FORFEITURE AGREEMENT

This Sponsor Shares Forfeiture Agreement (this “Agreement”) is entered into as of October 14, 2022, by and among HH&L Investment Co., a Cayman Islands exempted company limited by shares (the “Sponsor”), HH&L Acquisition Co., a Cayman Islands exempted company limited by shares (“SPAC”), and DiaCarta, Ltd., a Cayman Islands exempted company limited by shares (the “Company”), in connection with the Business Combination Agreement, dated as of the date hereof, among SPAC, Diamond Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SPAC, and the Company (the “Business Combination Agreement”). SPAC, the Company and the Sponsor are referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement;

WHEREAS, it is contemplated that pursuant to the terms and conditions of this Agreement, the Sponsor shall agree to forfeit a certain number of SPAC Class B Shares (the “Sponsor Shares”) owned by the Sponsor, as set forth on Schedule I attached hereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                   Sponsor Reduction Shares.

(a)                It is acknowledged that to facilitate financing of the Transactions (including by way of a financing contemplated by Section 6.18 of the Business Combination Agreement, a backstop financing or anti-redemption agreements), the Sponsor, with the prior written consent of the Company, as applicable, may elect (but shall not be obligated) to transfer, contribute or otherwise forfeit Sponsor Shares in connection with such financing (such transferred, contributed or forfeited Sponsor Shares, the “Financing Contribution Shares”).

(b)                If at the Closing, the SPAC Closing Cash is less than $40,000,000, the Sponsor hereby agrees, upon and subject to the Closing, to forfeit to SPAC all right, title and interest in and to an aggregate number of the Sponsor Shares equal to 1,539,300 SPAC Class B Ordinary Shares (the “Forfeited Shares”), provided that if the Sponsor transfers, contributes or forfeits Financing Contribution Shares and the aggregate number of Forfeited Shares (without reduction) and Financing Contribution Shares exceed 2,052,400 SPAC Class B Ordinary Shares, then the number of Forfeited Shares shall be reduced to an amount equal to (i) 2,052,400 SPAC Class B Ordinary Shares minus (ii) the Financing Contribution Shares actually transferred, contributed or forfeited by the Sponsor. For the avoidance of doubt, if SPAC Closing Cash is equal to or more than $40,000,000, there shall be no Forfeited Shares. References to numbers of shares herein shall be adjusted appropriately to reflect any share splits, stock dividends, consolidations, recapitalizations, exchanges of shares and the like.

1

For the purposes of this Agreement, “SPAC Closing Cash” means the sum of (i) the amount of cash available in the Trust Account as of immediately prior to the Effective Time (after the payment of the amount required to satisfy the SPAC Shareholder Redemptions, and prior to the payment of the Unpaid Transaction Expenses), (ii) the proceeds of any equity investments (including any private investments in public equity) received by SPAC substantially concurrently with the Closing, (iii) the amount of any backstop financing received by SPAC as of immediately prior to the Closing, and (iv) as of immediately prior to the Closing, the amount of cash and cash equivalents held by SPAC without restriction outside of the Trust Account.

(c)                Upon such forfeiture, the Sponsor shall surrender the Forfeited Shares to SPAC for cancellation in exchange for no consideration, and SPAC shall immediately retire and cancel all of the Forfeited Shares and shall direct SPAC’s transfer agent to take any and all such actions incident thereto. Notwithstanding anything to the contrary herein, all other Sponsor Shares and SPAC Warrants shall not be subject to any of the restrictions set forth in this Section 1.

2.                   Representations and Warranties of the Sponsor.

The Sponsor hereby represents and warrants and acknowledges and agrees as follows:

(a)                The Sponsor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(b)                This Agreement has been duly authorized, validly executed and delivered by the Sponsor. This Agreement is enforceable against the Sponsor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

3.                   Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

4.                   Termination.

This Agreement shall automatically terminate upon the earlier of (i) the termination of the Business Combination Agreement pursuant to the terms thereto or (ii) the Closing.

5.                   Entire Agreement.

This Agreement and the Business Combination Agreement (upon effectiveness thereof) constitute the entire agreement of the Parties hereto with respect to the matters contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties hereto to the extent they relate in any way to the subject matters hereof or the transactions contemplated hereby.

2

6.                   Governing Law.

The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Agreement in any other courts. Nothing in this Section 6, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

7.                   Specific Performance.

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The Parties acknowledge and agree that the non-breaching Parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law, or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

8.                   Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the Parties hereto. No waiver of any provision or condition hereof shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

9.                   Headings; Counterparts.

The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

[The balance of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HH&L INVESTMENT CO.

By:
Name:
Title:

[Signature Page to Sponsor Shares Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HH&L ACQUISITION CO.

By:
Name:
Title:

[Signature Page to Sponsor Shares Forfeiture Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

DIACARTA, LTD.

By:
Name:
Title:

[Signature Page to Sponsor Shares Forfeiture Agreement]

Schedule I - Sponsor Shares

1

Schedule I

Schedule II